                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO. 1)


Filed by the Registrant |X|
Filed by a Party other than the Registrant |_|


Check the appropriate box:
|_| Preliminary Proxy Statement
|_| Confidential, for Use of the Commission Only
    (as permitted by Rule 14a-6(e)(2))
|X| Definitive Proxy Statement
|_| Definitive Additional Materials
|_| Soliciting Material Pursuant to ss.240.14a-12



                                RFS BANCORP, INC.
                       -----------------------------------
                (Name of Registrant as Specified In Its Charter)

                                       N/A
                       -----------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
|_| No fee required.
|X| Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

       (1)  Title of each class of securities to which transaction applies:
            Common stock, par value $0.01 per share of RFS Bancorp, Inc., a federally chartered stock holding company (the "Common Stock").
       (2)  Aggregate number of securities to which transaction applies: 390,156
       (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
            390,156 multiplied by $22.75 (cash consideration) and multiplying that sum by 1/50th of 1%.
       (4)  Proposed maximum aggregate value of transaction: $8,876,049.
       (5)  Total fee paid: $1,776.00.

|X| Fee paid previously with preliminary materials.
|_| Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

       (1)  Amount Previously Paid:
       (2)  Form, Schedule or Registration Statement No.:
       (3)  Filing Party:
       (4)  Date Filed:

                         [RFS Bancorp, Inc. Letterhead]


                                                           August 17, 2001


Dear Stockholder:


         We cordially invite you to attend a special meeting of the stockholders of RFS Bancorp, Inc. The meeting will be held at the main office of Revere Federal Savings Bank, 310 Broadway, Revere, Massachusetts, on August 17, 2001 at 3:00 p.m., local time.


         At the special meeting, you will be asked to approve a merger agreement by and between RFS Bancorp, Inc., Revere Federal Savings Bank, Revere, MHC and Danvers Bancorp, Inc. and Danvers Savings Bank, whereby RFS Bancorp will effect a reverse stock split and you will be entitled to receive a cash payment of $22.75 for each share of RFS Bancorp stock that you owned before the split upon completion of the transactions contemplated by the merger agreement.

         In connection with the transactions contemplated by the merger agreement, including the reverse stock split transaction, you will also be asked to approve a proposal to amend a provision of RFS Bancorp's federal stock holding company charter to increase the par value of the common stock of RFS Bancorp from $0.01 per share to $4,947.67 per share. If proposals for both the merger agreement and charter amendment are approved by stockholders at the special meeting, we will first change the par value of RFS Bancorp common stock from $.01 per share to $4,947.67. We will then effect a reverse stock split on a 494,767 for one basis. As a result, for every share of RFS Bancorp common stock that you own, after the reverse stock split, you will own 1/494,767 share of RFS Bancorp common stock. Because you will receive cash for any fractional shares resulting from the reverse stock split, your shares of RFS Bancorp common stock will be cancelled. This means that after receiving the cash merger consideration of $22.75 for every share of RFS Bancorp common stock that you owned prior to the reverse stock split, you will no longer have any interests as a stockholder in RFS Bancorp.

         Your exchange of shares of RFS Bancorp's stock for cash generally will cause you to recognize a taxable gain for federal, and possibly state and local, income tax purposes. You should consult your personal tax advisor for a full understanding of the tax consequences of the transactions contemplated pursuant to the merger agreement to you.

         The completion of the merger transactions is subject to certain conditions, including approval from our stockholders of the two proposals further described in the accompanying proxy statement. We urge you to read the attached proxy statement carefully. It describes in detail the merger agreement and the transactions contemplated by it, including a reverse stock split transaction, and the charter amendment. The attached proxy statement also includes a copy of the merger agreement and the proposed charter amendment as APPENDICES A AND C, respectively.

         YOUR BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED AND RECOMMENDS THAT YOU VOTE "FOR" APPROVAL OF THE MERGER AGREEMENT AND THE CHARTER AMENDMENT BECAUSE THE BOARD BELIEVES THESE PROPOSALS ARE IN THE BEST INTERESTS OF OUR STOCKHOLDERS.

         Whether or not you plan to attend the special meeting, please complete, date and sign the enclosed proxy form and return it promptly in the postage-paid envelope provided.

         On behalf of the Board of Directors, I thank you for your prompt attention to this important matter.

                                        Sincerely,

                                        /s/ JAMES J. MCCARTHY
                                        ---------------------------------------
                                        James J. McCarthy
                                        President and Chief Executive Officer

                                RFS BANCORP, INC.
                                  310 BROADWAY
                           REVERE, MASSACHUSETTS 02151
                                 (781) 284-7777

                     ---------------------------------------


                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON SEPTEMBER 12, 2001



         Notice is hereby given that a special meeting of stockholders of RFS Bancorp, Inc. will be held at the main office of Revere Federal Savings Bank, 310 Broadway, Revere, Massachusetts, on September 12, 2001 at 3:00 p.m., local time, for the following purposes:


1. To approve the Agreement and Plan of Merger, dated April 27, 2001, by and between RFS Bancorp, Inc., Revere Federal Savings Bank, Revere, MHC, Danvers Savings Bank and Danvers Bancorp, Inc., as amended on
         June 5, 2001 and August 3, 2001 (the "Merger Agreement") and the transactions contemplated by it, including a reverse stock split to decrease the number of issued and outstanding shares of our common stock by means of a 494,767 for one basis split (the "Reverse Stock Split"). Upon completion of the merger transactions, you will be entitled to receive $22.75 in cash for each share of RFS Bancorp stock that you owned prior to the Reverse Stock Split. A copy of the Merger Agreement is included as APPENDIX A to the accompanying proxy statement and is incorporated therein by reference;

2. To approve a proposal to amend Section 5 of the federal stock holding company charter of RFS Bancorp that would increase the par value per share from $.01 to $4,947.67 in connection with the Reverse Stock Split and the other transactions contemplated by the Merger Agreement (the "Charter Amendment"). The proposed Charter Amendment is included as APPENDIX C to the proxy statement and is incorporated therein by reference.

3. To adjourn the special meeting if necessary to permit further solicitation of proxies if there are not sufficient votes at the time of the special meeting to approve the Merger Agreement and/or the Charter Amendment (the "Adjournment").

4. Such other business as may properly come before the meeting or any adjournment thereof. The Board of Directors is not aware of any such other business.

         Any action may be taken on the foregoing proposals at the meeting on the date specified above, or on any date or dates to which the meeting may be adjourned. Only stockholders of record at the close of business on July 31, 2001 are entitled to vote at the meeting or any adjournments or postponements.

         You are requested to complete and sign the enclosed proxy card which is solicited on behalf of the Board of Directors, and to mail it promptly in the enclosed envelope. The proxy will not be used if you attend the meeting and vote in person.

         Remember, if your shares are held in the name of a broker, only your broker can vote your shares on the proposals and only after receiving your instructions. Please contact the person responsible for your account and instruct him/her to execute a proxy card on your behalf. You should also sign, date and mail your proxy at your earliest convenience.

         Please review the documents accompanying this notice for more complete information regarding the matters proposed for your consideration at the special meeting. Should you have any questions or require assistance, please call us at
(781) 284-7777.

                                      By Order of the Board of Directors

                                      /s/ ERNEST F. BECKER
                                      -----------------------------------
                                      Ernest F. Becker
                                      Secretary


Revere, Massachusetts
August 17, 2001


YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR APPROVAL OF THE MERGER AGREEMENT AND THE CHARTER AMENDMENT AT THE SPECIAL MEETING.

                                   PLEASE NOTE

         No one has been authorized to provide RFS Bancorp stockholders with any information other than the information included in this proxy statement and the documents that are referred to in this proxy statement. Stockholders of RFS Bancorp should not rely on other information as being authorized by RFS Bancorp.


         This proxy statement has been prepared as of August 17, 2001. There may be changes in the affairs of RFS Bancorp since that date which are not reflected in this document.


         As used in this proxy statement, Revere Federal Savings Bank, RFS Bancorp and Revere, MHC are sometimes collectively referred to as "Revere," and Danvers Savings Bank and Danvers Bancorp are sometimes collectively referred to as "Danvers."

                                        WHO CAN HELP ANSWER YOUR QUESTIONS

         If you want additional copies of this document, or if you want to ask any questions about the Merger Agreement or the Charter Amendment you should contact:

                                    Mr. James J. McCarthy
                                    President and CEO
                                    RFS Bancorp, Inc.
                                    310 Broadway
                                    Revere, Massachusetts  02151
                                    Telephone:  (781) 284-7777


         In order to obtain timely delivery of the documents, you must request the information by August 29, 2001.


         THIS TRANSACTION HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION PASSED UPON THE FAIRNESS OR MERITS OF SUCH TRANSACTION NOR UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

                                                 TABLE OF CONTENTS

                                                                            Page

SUMMARY TERM SHEET...........................................................1
   The Companies.............................................................1
   Our Reasons for the Merger................................................1
   Some Material Terms of the Merger Agreement...............................1
   Amendment or Termination of the Merger Agreement..........................2
   Merger Consideration to be Received by RFS Bancorp Stockholders...........2
   No Financing Requirement..................................................2
   RFS Bancorp Stock Options and Stock Awards................................2
   Votes Required by RFS Bancorp's Stockholders..............................2
   Abstention or Non-Vote....................................................2
   The Merger Will be Taxable to Our Stockholders............................2
   Accounting Treatment......................................................2
   Our Board of Directors Recommends Stockholder Approval....................3
   Our Financial Advisor Says the Merger Consideration is Fair
   From a Financial Point of View to Our Stockholders........................3
   You Have Dissenters' Rights...............................................3
   The Merger and Related Transactions
   Are Expected to be Completed in the Third Quarter of 2001.................3
   Regulatory Approvals......................................................3
   Financial Interests of RFS Bancorp's Officers and Directors in the Merger.3

QUESTIONS AND ANSWERS ABOUT THE VOTING PROCEDURES REGARDING THE MERGER
AGREEMENT AND RELATED TRANSACTIONS............................................4

SPECIAL MEETING OF STOCKHOLDERS...............................................6
   Purposes...................................................................6
   Quorum.....................................................................6
   Voting Rights..............................................................7
   Votes by Revere, MHC.......................................................7
   Votes Required.............................................................7
   Revocability of Proxies....................................................8
   Solicitation of Proxies....................................................8

SPECIAL FACTORS...............................................................8
   Background of the Merger...................................................8
   Reasons for the Merger....................................................10
   Fairness of the Transaction...............................................11
   RFS Bancorp's Board Reasons for Recommending the Merger Transactions......13
   Opinion of RFS Bancorp's Financial Advisor................................15
   Financing and Effects of the Merger Transactions..........................23

   Material Terms of the Reverse Stock Split.................................23
   Interests of Certain Persons in the Merger and Related Transactions.......24
   Federal Income Tax Consequences of the Merger to You......................26
   Accounting Treatment of the Merger Transactions...........................26

VOTING AGREEMENTS............................................................26

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.............27
         Principal Stockholders of RFS Bancorp.............................27
         Security Ownership of Directors and Management....................28

PROPOSAL 1

APPROVAL OF THE MERGER AGREEMENT...........................................30
         The Companies.....................................................30
         Overview..........................................................31
         What RFS Bancorp Stockholders Will Receive in the Merger..........31
         Conditions of the Merger .........................................31
         Effective Time....................................................32
         Appraisal Rights..................................................32
         Procedures for Surrendering Your Certificates.....................36
         Regulatory Matters................................................36
         Time Period For Completing The Merger.............................37
         Other Provisions of the Merger Agreement..........................37

PROPOSAL 2

APPROVAL OF THE CHARTER AMENDMENT..........................................40

PROPOSAL 3.................................................................41

AUTHORIZATION OF THE BOARD OF DIRECTORS, IN ITS DISCRETION, TO ADJOURNMENT OR POSTPONEMENT OF THE SPECIAL MEETING IF NECESSARY

         General...........................................................41
         Vote Required.....................................................41

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS...................41

REVERE'S DIRECTORS AND EXECUTIVE OFFICERS..................................43

OTHER MATTERS..............................................................43

STOCKHOLDER PROPOSALS......................................................43

INCORPORATION BY REFERENCE.................................................43

                                                    Appendices

         Appendix A        Agreement and Plan of Merger by and among Danvers
                           Bancorp, Inc., Danvers Savings Bank and Revere, MHC,
                           RFS Bancorp, Inc., and Revere Federal Savings Bank dated April 27, 2001, as amended on June 5, 2001 and
                           August 3, 2001

         Appendix B        Agreement and Plan of Merger by and between Danvers
                           Savings Bank and Revere Federal Savings Bank dated
                           April 27, 2001, as amended on August 3, 2001

         Appendix C        Proposed Amendment to Section 5 of the federal
                           stock holding company charter of RFS Bancorp, Inc.

         Appendix D        Opinion and Consent of Ryan, Beck & Co., LLC.

         Appendix E        Form of Voting Agreements, including an agreement
                           by and between Revere, MHC and Danvers Bancorp, Inc., and an agreement by and between each director and executive officer of RFS Bancorp, Inc., and Danvers Bancorp, Inc.

         Appendix F        Dissenter and Appraisal Rights under 12 C.F.R.
                           ss.552.14

SUMMARY TERM SHEET

         THIS SUMMARY TERM SHEET HIGHLIGHTS SELECTED INFORMATION FROM THIS PROXY STATEMENT AND MAY NOT CONTAIN ALL OF THE INFORMATION THAT IS IMPORTANT TO YOU. YOU SHOULD CAREFULLY READ THIS ENTIRE DOCUMENT AND THE OTHER DOCUMENTS WE REFER TO IN THIS DOCUMENT. THESE WILL GIVE YOU A MORE COMPLETE DESCRIPTION OF THE TRANSACTIONS WE ARE PROPOSING. WE HAVE INCLUDED PAGE REFERENCES IN THIS SUMMARY TERM SHEET TO DIRECT YOU TO OTHER PLACES IN THIS PROXY STATEMENT WHERE YOU CAN FIND A MORE COMPLETE DESCRIPTION OF THE TOPICS WE DISCUSS BELOW.


THE COMPANIES (SEE PAGE 30).


         RFS Bancorp, Inc., is a federally chartered stock holding company headquartered in Revere, Massachusetts. RFS Bancorp operates through its wholly-owned subsidiary bank, Revere Federal Savings Bank of Revere, Massachusetts, a federally chartered savings and loan association, and one branch office located in Chelsea, Massachusetts. Revere, MHC, a federal mutual holding company, also headquartered in Revere, Massachusetts, owns 56% of the common stock of RFS Bancorp.

         Danvers Bancorp is a mutual bank holding company incorporated in Massachusetts. Danvers Bancorp operates through its wholly owned subsidiary, Danvers Savings Bank, a Massachusetts chartered savings bank. Danvers Savings Bank, through its main office in Danvers, Massachusetts, five branches and one loan office, provides a wide array of commercial and consumer banking services.


OUR REASONS FOR THE MERGER (SEE PAGES 10 THROUGH 11).


         Your Board of Directors believes that the business combination of Revere and Danvers exceeds what Revere could accomplish by itself. We also believe that the combined companies will be stronger than Revere on a stand-alone basis as the products and services available to Revere customers will be expanded.


SOME MATERIAL TERMS OF THE MERGER AGREEMENT (SEE PAGES 6, 23 THROUGH 26 AND 31 THROUGH 32).


o RFS Bancorp will first effectuate the Reverse Stock Split to decrease the total number of shares outstanding. In connection with the Reverse Stock Split, each stockholder excluding Revere, MHC, will be entitled to receive $22.75 for each share of RFS Bancorp common stock that they owned prior to the Reverse Stock Split.

o RFS Bancorp will then exchange its federal stock holding company charter for an interim federal stock savings association charter and merge with and into Revere Federal Savings Bank with Revere Federal Savings Bank as the surviving entity.

o Revere, MHC will then merge with and into Danvers Bancorp. In connection with this merger transaction, the members of Revere, MHC will be provided with liquidation and subscription interests substantially of the same nature in Danvers Bancorp as they had in Revere, MHC.

o Following the merger, two directors of RFS Bancorp will serve on the Board of Trustees of Danvers Bancorp and on the Board of Directors of Danvers Savings Bank.

o Danvers Bancorp will also establish an Advisory Board consisting of Revere Federal Savings Bank's current directors who are not serving on the Board of Directors of Danvers Savings Bank.

o James J. McCarthy, the President and Chief Executive Officer of Revere Federal Savings Bank, will serve as an Executive Vice President at Danvers Bancorp. He is also expected to be appointed Chief Operating Officer of Danvers Savings Bank upon the earlier of December 31, 2002, or such time as the position becomes vacant. Mr. McCarthy will also serve as a trustee of Danvers Bancorp and a director of Danvers Savings Bank.

o The merger transactions cannot occur unless: (1) our stockholders approve the Merger Agreement and the Charter Amendment; (2) members of Revere, MHC approve the Merger Agreement; (3) corporators of Danvers Bancorp approve the Merger Agreement; and (4) and we receive certain approvals from various banking regulators.

o If the merger transactions are not completed on or before June 30, 2002, the Merger Agreement may be terminated by either Revere or Danvers, unless the failure to close is due to a breach of the party seeking to terminate.

o We have agreed not to solicit or encourage a competing transaction to acquire us. However, if our fiduciary duties require it, the Board of Directors may furnish information to or negotiate with someone who makes, or accept, an unsolicited proposal that would be superior to Danvers Bancorp's proposal.

o If we terminate the Merger Agreement with Danvers because we receive a superior proposal, or if our Board of Directors change their recommendation to approve of the Merger Agreement, we will pay Danvers Bancorp a fee of $1.0 million.


AMENDMENT OR TERMINATION OF THE MERGER AGREEMENT (SEE PAGE 38).


      RFS Bancorp and Danvers Bancorp may mutually agree to terminate the Merger Agreement and elect not to complete the merger at any time before the effective date of the merger.

      The parties also may terminate the merger if other circumstances occur which are described in the Merger Agreement, including the failure to complete the merger by June 30, 2002.

      The Merger Agreement may be amended by the written agreement of Revere and Danvers. However, after you approve the Merger Agreement, any subsequent amendment or waiver that reduces or changes the amount or form of the consideration that you will receive as a result of the merger transactions cannot be completed without your prior approval. Similarly, if any subsequent amendment or waiver results in a negative taxable event to you, we must first obtain your approval.


MERGER CONSIDERATION TO BE RECEIVED BY RFS BANCORP STOCKHOLDERS (SEE PAGE 31).


      All RFS Bancorp stockholders, except for Revere, MHC, will be entitled to receive $22.75 in cash for each share of RFS Bancorp common stock that they owned before the Reverse Stock Split. The shares held by Revere, MHC will not be entitled to receive the $22.75 cash consideration or any other cash consideration.


NO FINANCING REQUIREMENT (SEE PAGE 23).


      Danvers will pay the aggregate cash merger consideration of $22.75 per share of RFS Bancorp common stock prior to the Reverse Stock Split, estimated to be $8.9 million. Under the Merger Agreement, Danvers will not require any financing from a third party source to pay the full amount of the aggregate cash merger consideration. Rather, Danvers intends to pay the full amount of the cash merger consideration from its cash reserves.


RFS BANCORP STOCK OPTIONS AND STOCK AWARDS (SEE PAGES 24 THROUGH 26).


      RFS Bancorp's stock option plan and its recognition and retention plan will terminate on the effective date of the merger.

      In addition, stock options to purchase RFS Bancorp common stock made pursuant to RFS Bancorp's stock option plan and awards made pursuant to RFS Bancorp's recognition and retention plan will become immediately vested and holders of these options and awards will receive a cash payment in accordance with the calculation presented in the Merger Agreement.


VOTES REQUIRED BY RFS BANCORP'S STOCKHOLDERS (SEE PAGES 7 THROUGH 8).


o Approval of the Merger Agreement and the transactions contemplated by it, including the Reverse Stock Split, requires the affirmative vote of a majority of the outstanding shares of RFS Bancorp common stock that are not held by Revere, MHC.
o Approval of the Charter Amendment and the Adjournment require a majority vote of the total number of outstanding shares of RFS Bancorp common stock, including shares held by Revere, MHC.


ABSTENTION OR NON-VOTE (SEE PAGES 7 THROUGH 8).


      Any abstention, non-voting of shares or "broker non-vote" will have the same effect as a vote "AGAINST" approval of the Merger Agreement, the Charter Amendment and the Adjournment.

THE MERGER WILL BE TAXABLE TO OUR STOCKHOLDERS (SEE PAGE 26).


      Our stockholders will generally recognize gain for federal, and possibly state and local, income tax purposes, on the exchange of their RFS Bancorp common stock for cash. You will recognize gain equal to the difference between the amount of cash you receive and your tax basis in your RFS Bancorp common stock. You should determine the actual tax consequences of the exchange to you. It will depend on your specific situation and factors not within our control. You should consult your personal tax advisor for a full understanding of the transactions contemplated by the Merger Agreement and their specific tax consequences to you.


ACCOUNTING TREATMENT (SEE PAGE 26)


      Danvers Bancorp intends to account for the merger transactions as a "purchase" for accounting and financial reporting purposes.


OUR BOARD OF DIRECTORS RECOMMENDS STOCKHOLDER APPROVAL (SEE PAGES 13 THROUGH
15).


     Our Board of Directors believes that the transactions contemplated by the Merger Agreement, including the Reverse Stock Split, and the Charter Amendment are in the best interests of RFS Bancorp and our stockholders, both Revere, MHC and the minority stockholders. The Board has unanimously approved the Merger Agreement and the Charter Amendment. Our Board of Directors unanimously recommends that you vote "FOR" approval of these proposals.


OUR FINANCIAL ADVISOR SAYS THE MERGER
CONSIDERATION IS FAIR FROM A FINANCIAL POINT OF VIEW
TO OUR STOCKHOLDERS (SEE PAGES 15 THROUGH 23).


      Our financial advisor, Ryan, Beck & Co., LLC. has given our Board of Directors a written opinion dated June 5, 2001 that states the cash consideration to be paid to our stockholders is fair from a financial point of view. A copy of the opinion is attached to this proxy statement as APPENDIX D. You should read it completely to understand the assumptions made, matters considered and limitations on the review performed by our financial advisor in issuing its opinion. We have agreed to pay Ryan, Beck a fee of approximately $250,000 as consideration for their services. Of this amount, $75,000 has been paid to date.


YOU HAVE DISSENTERS' RIGHTS (SEE PAGES 32 THROUGH 35).


      Under federal law, you may disagree with the terms of the Merger Agreement with respect to your shares of RFS Bancorp common stock and elect to follow specified requirements to force an appraisal of your shares.


THE MERGER AND RELATED TRANSACTIONS ARE EXPECTED TO BE COMPLETED IN THE THIRD QUARTER OF 2001 (SEE PAGE 32).


      The merger and the related transactions will only occur after all the conditions to its completion have been satisfied or waived. Currently, we anticipate that the merger transactions will be completed in the third quarter of 2001.


REGULATORY APPROVALS (SEE PAGES 36 THROUGH 37)


      The charter exchange of RFS Bancorp for an interim federal stock savings association charter and the subsequent merger with Revere Federal Savings Bank must be approved by the Office of Thrift Supervision. The merger of Revere, MHC into Danvers Bancorp and the merger of Revere Federal Savings Bank into Danvers Savings Bank must be approved by the Board of Governors of the Federal Reserve System and the Federal Deposit Insurance Corporation, respectively. The U.S. Department of Justice may also review the merger transactions' impact on competition. In addition, state regulatory authorities, including the Massachusetts Division of Banks and the Board of Bank Incorporation, will need to approve the transactions contemplated by the Merger Agreement.

      We have filed all the regulatory applications and notices with these state and federal regulatory authorities. We cannot assure you that we will receive regulatory approval or that regulatory approvals received will not contain a condition or requirement that requires the approvals to fail to satisfy the conditions set forth in the Merger Agreement.


FINANCIAL INTERESTS OF RFS BANCORP'S OFFICERS AND DIRECTORS IN THE MERGER (SEE PAGES 24 THROUGH 26).


      Our directors and executive officers have interests in the merger as individuals in addition to, or different from, their interests as stockholders. For example, the Merger Agreement provides for accelerated vesting of stock options and awards made under certain stock benefit plans. In addition, some interests arise from the provisions of the Merger Agreement relating to appointments to the Danvers Bancorp Board of Trustees, director and officer indemnification and insurance, and employment arrangements and benefits after completion of the merger and related transactions.

      Our Board of Directors was aware of these interests and considered them in its decision to approve the Merger Agreement and the transactions contemplated by it.

                         QUESTIONS AND ANSWERS ABOUT THE
                VOTING PROCEDURES REGARDING THE MERGER AGREEMENT
AND RELATED TRANSACTIONS

Q:       WHAT DO I NEED TO DO NOW:

A: After you have carefully read this proxy statement, indicate on your proxy form how you want your shares to be voted. Then sign, date and mail your proxy form in the enclosed prepaid return envelope as soon as possible. This will enable your shares to be represented and voted at the special meeting.

         If you sign, date and send in your proxy but you do not indicate how you want to vote, your proxy will be voted in favor of the proposals to approve the Merger Agreement and the Charter Amendment.

         If you do not sign and send in your proxy or attend and vote at the special meeting, it will have the effect of a vote against the Merger Agreement and the Charter Amendment.

Q: IF MY SHARES ARE HELD IN STREET NAME BY MY BROKER, WILL MY BROKER AUTOMATICALLY VOTE MY SHARES FOR ME?

A: No. Your broker will not be able to vote your shares without instructions from you. You should instruct your broker to vote your shares, following the directions your broker provides.

Q:       WHAT IF I FAIL TO INSTRUCT MY BROKER?

A: If you fail to instruct your broker to vote your shares, your shares will not be voted on the Merger Agreement and the Charter Amendment and will have the effect of votes against the Merger Agreement and the Charter Amendment.

Q:       MAY I ATTEND THE MEETING AND VOTE MY SHARES IN PERSON?

A: Yes. All stockholders are invited to attend the special meeting. Stockholders of record may vote in person at the special meeting. If your shares are held in street name, then you are not the stockholder of record and you must ask your broker or other nominee how you can vote at the special meeting.

Q:       MAY I CHANGE MY VOTE AFTER I HAVE MAILED MY SIGNED PROXY CARD?

A: Yes. If you have not voted through your broker or other nominee, there are three ways you may change your vote after you have sent in your proxy card.

     o First, you may send a written notice to the person to whom you submitted your proxy stating that you would like to revoke your proxy.

     o Second, you may complete and submit a new proxy form. Any earlier proxies will be revoked automatically.

     o Third, you may attend the special meeting and vote in person. Any earlier proxy will be revoked. However, simply attending the special meeting without voting in person will not revoke your proxy.

         If you have instructed a broker or other nominee to vote your shares, you must follow directions you received from your broker or other nominee to change your vote.

Q:       SHOULD I SEND IN MY STOCK CERTIFICATES NOW?

A:       No. You should not send in your stock certificates at this time.

         Instructions for surrendering your stock certificates in exchange for $22.75 per share in cash will be sent to you after we complete the merger and related transactions.

Q: MAY I DISSENT FROM THE MERGER AND RELATED TRANSACTIONS AND SEEK AN APPRAISAL OF THE FAIR MARKET VALUE OF MY SHARES?

A: Yes. Federal law provides dissenters' rights to stockholders of RFS Bancorp if they satisfy certain requirements.

Q:       WHEN DO YOU EXPECT THE MERGER AND RELATED TRANSACTIONS TO BE COMPLETED?

A: We are working toward completing the merger transactions as quickly as possible. We expect to complete the transactions contemplated by the Merger Agreement during the third quarter of 2001.

Q: WHAT ARE THE TAX CONSEQUENCES OF THE TRANSACTIONS CONTEMPLATED BY THE MERGER AGREEMENT?

A: Our stockholders will generally recognize gain for federal, and possibly state and local, income tax purposes, on the exchange of their RFS Bancorp common stock for cash. A brief review of the possible tax consequences to holders of RFS Bancorp common stock is set forth under the heading "Proposal 1: Approval of the Merger Agreement -- Federal Income Tax Consequences of the Merger to You." Holders of RFS Bancorp common stock should consult their own tax advisors as to the tax consequences of the proposed transactions to them.

Q:       WHAT OTHER MATTERS MAY BE VOTED ON AT THE RFS BANCORP SPECIAL MEETING?

A: In addition to voting on the Merger Agreement and Charter Amendment, you may also be asked to vote upon any other matters that may properly come before the special meeting or any adjournment or postponement of the special meeting if RFS Bancorp fails to receive enough votes to approve the proposals described in this proxy statement. However, we are not aware of any matters that will be voted upon at the special meeting other than the approval of the Merger Agreement and the Charter Amendment.

Q:       WHO CAN HELP ANSWER MY QUESTIONS?

A: If you want additional copies of this document, or if you want to ask any questions about any of the proposals described in this proxy statement, you should call:

         Mr. James J. McCarthy
         President and CEO
         RFS Bancorp, Inc.
         310 Broadway
         Revere, Massachusetts  02151
         Telephone:  (781) 284-7777

                         SPECIAL MEETING OF STOCKHOLDERS

PURPOSES


         RFS Bancorp is furnishing this proxy statement in connection with the proxy solicitation by RFS Bancorp's Board of Directors. The RFS Bancorp Board of Directors will use the proxies at the special meeting of stockholders of RFS Bancorp to be held on September 12, 2001, and at any adjournments.


         At the RFS Bancorp special meeting, holders of RFS Bancorp common stock will be asked to vote upon three proposals. First, stockholders will be asked to approve the Merger Agreement pursuant to which RFS Bancorp will effect the Reverse Stock Split to decrease the total number of shares outstanding. In connection with the Reverse Stock Split, each stockholder of RFS Bancorp, excluding Revere, MHC, will be entitled to receive $22.75 for each share of common stock of RFS Bancorp that they owned prior to the split. The Merger Agreement is attached to this proxy statement as APPENDIX A.

         Second, in order to effect the Reverse Stock Split, stockholders will be asked to approve an amendment to RFS Bancorp's federal stock holding company charter to increase the par value of the common stock per share from $.01 to $4,947.67. The proposed Charter Amendment is attached to this proxy statement as APPENDIX C.

         If stockholders of RFS Bancorp approve the Merger Agreement and the Charter Amendment, the following transactions will take place in accordance with the Merger Agreement:

         o First, RFS Bancorp will conduct the Reverse Stock Split and decrease the total number of shares outstanding, whereby each stockholder, excluding Revere, MHC, will receive $22.75 for each share of RFS Bancorp common stock that they owned before the split.

         o Second, RFS Bancorp will exchange its federal stock holding company charter for an interim federal stock savings association charter (the "Interim Entity").

         o Third, the Interim Entity will merge with and into Revere Federal Savings Bank with Revere Federal Savings Bank as the surviving entity.

         o Fourth, Revere, MHC will merge with and into Danvers Bancorp with Danvers Bancorp as the surviving entity. In connection with this merger transaction, the depositors of Revere Federal Savings Bank will be provided with liquidation and subscription interests substantially of the same nature in Danvers Bancorp as they had in Revere, MHC.

         o Finally, Revere Federal Savings Bank will merge with and into Danvers Savings Bank pursuant to a subsidiary merger agreement by and between Revere Federal Savings Bank and Danvers Savings Bank, which is attached to this proxy statement as APPENDIX B and incorporated herein by reference (the "Subsidiary Merger Agreement").

         In addition, an alternative structure is permitted under the Merger Agreement if it becomes necessary to receive any regulatory approval to complete the transactions contemplated by the Merger Agreement.

         Third, RFS Bancorp stockholders are also being asked to vote to allow the Board to adjourn or postpone the RFS Bancorp special meeting. RFS Bancorp could use any adjournment or postponement of the RFS Bancorp special meeting if necessary for the purpose of allowing additional time for soliciting additional votes to approve the Merger Agreement and/or the Charter Amendment.

QUORUM

         A quorum of stockholders is necessary to hold a valid meeting. If the holders of at least a majority of the total number of the outstanding shares of common stock entitled to vote are represented in person or by proxy at the special meeting, a quorum will exist. Abstentions and broker non-votes will count for determining to determine the number of shares present at the special meeting.

         RFS Bancorp stockholders are also being asked to vote to allow the Board to adjourn or postpone the RFS Bancorp special meeting. RFS Bancorp could use any adjournment or postponement of the RFS Bancorp special meeting if necessary for the purpose of allowing additional time for soliciting additional votes to approve the Merger Agreement and/or the Charter Amendment.

VOTING RIGHTS


           You are entitled to one vote at the special meeting for each share of the common stock of RFS Bancorp that you owned as of record at the close of business on July 31, 2001. The number of shares you own (and may vote) is listed at the top of the back of the proxy card. If you owned RFS Bancorp common stock at the close of business on July 31, 2001, the record date, you are entitled to notice and to vote at the RFS Bancorp special meeting. On the RFS Bancorp record date, there were 884,923 shares of RFS Bancorp common stock issued and outstanding held by 322 holders of record.


         You may vote your shares at the special meeting in person or by proxy. To vote in person, you must attend the special meeting and obtain and submit a ballot, which we will provide to you at the special meeting. To vote by proxy, you must complete, sign and return the enclosed proxy card. If you properly complete your proxy card and send it to us in time to vote, your "proxy" (one of the individuals named on your proxy card) will vote your shares as you have directed. IF YOU SIGN THE PROXY CARD, BUT DO NOT MAKE SPECIFIC CHOICES, YOUR PROXY WILL VOTE YOUR SHARES "FOR" THE MERGER AGREEMENT, "FOR" THE CHARTER AMENDMENT AND "FOR" THE BOARD'S ABILITY TO ADJOURN OR POSTPONE THE SPECIAL MEETING IN ORDER TO ALLOW ADDITIONAL TIME FOR SOLICITING ADDITIONAL VOTES TO APPROVE THE MERGER AGREEMENT AND/OR THE CHARTER AMENDMENT IF NECESSARY (THE "ADJOURNMENT").

         If any other matter is presented, your proxy will vote the shares represented by all properly executed proxies on such matters as a majority of the Board of Directors determines. As of the date of this proxy statement, we know of no other matters that may be presented at the special meeting, other than those listed in the Notice of the Special Meeting.

VOTES BY REVERE, MHC

         Revere, MHC is the holding company for RFS Bancorp, which was formed pursuant to the reorganization of Revere Federal Savings Bank to a mutual holding company structure in December, 1998. As indicated under "Security Ownership of Certain Beneficial Owners and Management," Revere, MHC owns 56%, or 494,767 shares, of the outstanding common stock of RFS Bancorp. While Revere, MHC is expected to vote such shares "FOR" the approval of the Merger Agreement, the Charter Amendment and the Adjournment, the proposal to adopt the Merger Agreement requires the approval of a majority of the total votes of the common stock issued and outstanding as of July 31, 2001, exclusive of the shares owned by Revere, MHC.

         Revere, MHC also has entered into a voting agreement with Danvers Bancorp pursuant to which Revere, MHC will vote, among other things, all of its shares for approval of the Merger Agreement, the Charter Amendment and the Adjournment. For a more complete description of the voting agreement, please refer to "Voting Agreements," below, in this proxy statement.

VOTES REQUIRED

         PROPOSAL 1: THE MERGER AGREEMENT. In order to implement the proposal to adopt the Merger Agreement, including the Reverse Stock Split, the majority of the outstanding shares of our common stock that are not held by Revere, MHC must be voted "FOR" approval of the Merger Agreement. Under this voting standard, an abstention or failure to vote will have the same effect as a vote "AGAINST" the Merger Agreement. Shares for which no vote is cast or for which the "ABSTAIN" box has been selected on the proxy card will have the same effect as a vote "AGAINST" the Merger Agreement. A broker non-vote will be treated the same as a vote "AGAINST" the Merger Agreement.

         PROPOSALS 2 AND 3: THE CHARTER AMENDMENT AND ADJOURNMENT. In order to implement the proposal to adopt the Charter Amendment, we must obtain the affirmative vote of the holders of a majority of the total shares of our common stock outstanding. Similarly, we must obtain the affirmative vote of the holders of a majority of the total shares of our common stock outstanding to approve the proposal to allow the Board to adjourn or postpone the special meeting if necessary to solicit additional proxies. Under this voting standard, an abstention or failure to vote will have the same effect as a vote "AGAINST" the Charter Amendment and the Adjournment. Shares for which no vote is cast or for which the "ABSTAIN" box has been selected on the proxy card also will be treated the same as a vote "AGAINST" the Charter Amendment and the Adjournment. A broker non-vote will be treated the same as a vote "AGAINST" both proposals in this section. Because Revere, MHC owns more than 50% of RFS Bancorp's total outstanding shares, we expect that Revere, MHC will control the outcome of the vote on the proposal to adopt the Charter Amendment and the Adjournment.

REVOCABILITY OF PROXIES

         A RFS Bancorp stockholder who has given a proxy solicited by the Board of Directors may revoke it at any time prior to its exercise at the special meeting by:

         o giving written notice of revocation to the Secretary of RFS Bancorp;
         o properly submitting to RFS Bancorp a duly executed proxy bearing a later date; or
         o attending the RFS Bancorp special meeting and voting in person.

         All written notices of revocation and other communications with respect to revocation of proxies should be sent to: the Secretary, RFS Bancorp, Inc., 310 Broadway, Revere, Massachusetts 02151.

         A list of RFS Bancorp stockholders entitled to vote at the special meeting will be available for inspection at RFS Bancorp's main office during regular business hours at least 20 days before the special meeting, as well as at the special meeting.

SOLICITATION OF PROXIES

         RFS Bancorp will pay the costs of soliciting proxies from its stockholders, including, if necessary, hiring a professional proxy solicitor. Directors, officers and employees of RFS Bancorp may solicit proxies by mail, telephone and other forms of communication. They will receive no additional compensation for such services. We will also reimburse banks, brokers, nominees and other fiduciaries for the expenses they incur in forwarding the proxy materials to you.

                                 SPECIAL FACTORS

BACKGROUND OF THE MERGER

         Since Revere's mutual holding company reorganization in 1998, management of Revere has focused its principal attention on increasing Revere's core business of originating residential and commercial mortgages and offering a full range of retail deposit and loan services. In accordance with this strategy, Revere has emphasized (i) expansion of its commercial loans, commercial real estate loans and commercial transactional deposit relationships; and (ii) expansion of market share in its market area through the opening of its branch in Chelsea, Massachusetts. As a means to increase stockholder value, the Board of Directors of RFS Bancorp has implemented various initiatives in the past two years to increase stockholder value, including the implementation of a stock repurchase program.

         The Revere Boards have also regularly evaluated Revere's corporate strategy in view of its capital position and market conditions, including the economic and regulatory environment, the consolidation process in the depository institution industry and the sharp increase in the numbers of acquisitions of thrifts, including the prices paid in such acquisitions.

         On July 19, 2000, the Revere Boards met at their regular board meetings to explore various strategic options with Ryan, Beck & Co., LLC., including:

         o        Managing Revere's capital;

         o Enhancing the second-step conversion value of the combined entity; and

         o        Meeting Revere's long term goals.

         On December 5, 2000, the Revere Boards again met at their regular board meetings to explore various strategic options with Ryan, Beck. At this meeting, Ryan, Beck discussed:

         o Revere's prospects as an independent financial institution pursuing internal expansion in mutual holding company form;

         o Revere's prospects as an independent financial institution pursuing internal expansion after a second-step conversion;

         o        an analysis of potential acquirors for Revere; and

         o        an analysis of the state of the market.

         Over the next several months, the Revere Boards, at various times, continued to evaluate their strategic options. The Revere Boards recognized that significant changes were taking place in the banking industry and believed that sharing management and resources as a result of an acquisition or merger would enable it to survive the competitive pressures of an industry dominated by large banks and holding companies.

         On February 21, 2001, at regular board meetings, the Revere Boards met with Ryan, Beck and Thacher Proffitt & Wood, Revere's special legal counsel, to again explore the strategic options of remaining independent or pursuing a possible affiliation with another financial institution. The Revere Boards evaluated Revere's prospects as an independent financial institution; strategic alternatives available to Revere; and the feasibility of a sale of Revere. The Revere Boards informally authorized management and their advisers to pursue discussions regarding potential business affiliations with other institutions. The Revere Boards considered these matters with Ryan, Beck, senior management and Thacher Proffitt & Wood. Revere formally entered into an engagement letter with Ryan, Beck on April 26, 2001.

         During the time in between the February 21st and March 21st regular board meetings, the Chief Executive Officer of Danvers informally approached the Chief Executive Officer of Revere regarding the merits of merging their two respective institutions. The discussions were preliminary. On March 21, 2001, Ryan, Beck met with the Revere Boards to advise them of the status of the strategic option review and process, including the possibility of pursuing an expression of interest from Danvers, which involved an all cash offer. The Revere Boards reviewed data prepared by Ryan, Beck with respect to Revere and Danvers, including selected thrift mergers and acquisitions, the terms of the expressions of interest, and financial and other data regarding the thrift acquisition. The Revere Boards informally authorized management and their advisers to pursue exclusive merger discussions with Danvers.

         From March 21, 2001 through April 6, 2001, Revere and Danvers, and their respective advisers, negotiated the parameters of a term sheet, including the social, corporate governance, employee benefits and operational terms. The parties then agreed to the $22.75 per share cash price for each share of RFS Bancorp common stock.

         On April 6, 2001, Thacher Proffitt & Wood and Ryan, Beck participated in a special telephone meeting with members of the Revere Boards to discuss the material aspects of the term sheet. The Revere Boards reviewed the proposed term sheet and other matters related to the proposed transaction, including the regulatory approval process. After consideration, the Boards authorized Thacher Proffitt & Wood and Ryan, Beck to negotiate a final term sheet and definitive merger agreement with Danvers.

         Danvers conducted due diligence on Revere on April 17-18, 2001. Revere performed due diligence on Danvers on April 23, 2001. During the following week, the parties made progress on the negotiations regarding the terms of the Merger Agreement. The representatives and advisers for both parties met and spoke on numerous occasions throughout this period discussing the transaction and the related documentation and negotiated the terms of the definitive merger agreement.

         On April 26, 2001, the Revere Boards held a meeting with Ryan, Beck and Thacher Proffitt & Wood to review the status of the proposed Merger Agreement and other related documents. The Revere Boards reviewed the Merger Agreement on a section by section basis with its advisors, who advised the Revere Boards as to the issues which remained unresolved. Thacher Proffitt & Wood advised the Revere Boards that the open issues were expected to be negotiated that evening and that they would report the results of these negotiations to the Boards at the next board meeting to be held the following day.

         On April 27, 2001, the Revere Boards again held a meeting with Ryan, Beck and Thacher Proffitt & Wood to review the final terms of the Merger Agreement and other acquisition documents. The Boards also obtained an opinion from Ryan, Beck as to the fairness of the merger consideration to be received by the minority stockholders of RFS Bancorp from a financial point of view. As Revere's financial advisor, Ryan, Beck analyzed the financial factors related to the merger transaction and rendered its opinion that the merger consideration was fair, from a financial point of view, to the minority stockholders of RFS Bancorp. Thacher Proffitt & Wood reported the results of the negotiations to the directors and discussed all changes to the Merger Agreement with the Revere Boards. Thacher Proffitt & Wood also discussed the fiduciary duties of the Revere Boards with the directors. The RFS Bancorp Board unanimously approved the terms of the Merger Agreement as being in the best interests of RFS Bancorp and its stockholders, both the Revere, MHC and the minority stockholders, and authorized the execution of the Merger Agreement.

         On April 27, 2001, Revere and Danvers executed the Merger Agreement and RFS Bancorp released a press release announcing the proposed merger and other transactions contemplated by the Merger Agreement. Prior to the execution of the Merger Agreement, the Revere Boards did not consider any expression of interest from any other entities. The Revere Boards did evaluate, however, during the course of several months, Revere's prospects as an independent financial institution and strategic alternatives available to Revere, including a second-step conversion, prior to the signing of the Merger Agreement. Based on this evaluation, the RFS Bancorp Board determined that entering into the Merger Agreement was in the best interests of its stockholders, both Revere, MHC and the minority stockholders. For a more complete discussion of this evaluation, please refer to "Reasons for the Merger" below.

         On that same date, Revere, MHC and each director and executive officer of RFS Bancorp entered into voting agreements with Danvers Bancorp. Under these voting agreements, Danvers Bancorp has shared voting power and in certain circumstances sole voting power with respect to shares held by Revere, MHC and the directors and executive officers of RFS Bancorp, respectively. For a more complete description of the voting agreements, please refer to "Voting Agreements," below, in this proxy statement.

REASONS FOR THE MERGER

         The terms of the Merger Agreement, including the cash consideration of $22.75 per share of RFS Bancorp common stock, were the result of arm's length negotiations between representatives of Revere and Danvers. Revere consulted with its special legal counsel, Thacher Proffitt & Wood, and its financial advisor, Ryan, Beck & Co., LLC., during the negotiation process. The RFS Bancorp Board believes that the Merger Agreement represents an arm's length merger because the merger transactions involve two unaffiliated parties who over several months negotiated the parameters of the transaction terms to include the social, corporate governance, employee benefits and operational terms. In considering whether to pursue the transactions contemplated by the Merger Agreement, our Board of Directors considered a merger with Danvers in light of remaining independent and either
(1) growing through acquisitions or (2) raising additional capital through a second step conversion and reached the following conclusions:

         o The competitive pressures on a small banking company in our market area are significant. Revere Federal Savings Bank is only the 119th largest depository institution in the Boston banking market in terms of deposit size. Because many of our competitors are much larger than us, they have greater financial and marketing resources and offer broader product lines than we do. Recent consolidation in the Boston banking market has further increased these competitive pressures. Since its formation in 1998, RFS Bancorp has unsuccessfully attempted to structure acquisitions of several smaller financial institutions in its market area. Ultimately, our Board of Directors determined that our limited capital and deposit base relative to other banking institutions in our market area would make it difficult for us to compete with larger institutions and would impede our ability to grow as an independent financial institution.

         o In order to continue to operate as an independent financial institution given our size constraints, our Board of Directors believes that it would be necessary to raise significant additional capital, expand our branch network and retain and attract qualified employees. Our Board of Directors believes that the only viable way to achieve these objectives, absent an acquisition of a smaller financial institution or sale to a larger financial institution, would be a second-step conversion. However, because a second-step conversion transaction would require significant time and expense and would involve significant market and transactional uncertainty, the Board of Directors determined that a combination with Danvers provided immediate superior prospects for growth than a second-step conversion.

         o The cash consideration to be paid to our minority stockholders in a merger transaction would far exceed the market value of our common stock at all times since we reorganized into mutual holding company form on December 18, 1998. More specifically, as disclosed later in this proxy statement under the heading "Market for Equity and Related Stockholder Matters," from December 18, 1998 through December 31, 2000, the market value of our common stock ranged from $6.75 per share to $10.75 per share. At the close of business on April 26, 2001, the day before the Merger Agreement was signed, the closing price of our common stock was $11.50 per share. Based on the historical market price of our common stock, our Board of Directors determined that the Merger Agreement provided our minority stockholders with immediate stock price appreciation that would exceed the projected trading value on a stand alone basis while maintaining the subscription and liquidation rights of the members of Revere, MHC.

         Based on these conclusions, our Board of Directors determined that it was in the best interests of the stockholders of RFS Bancorp, both Revere, MHC and the minority stockholders to pursue the sale of RFS Bancorp to Danvers.

FAIRNESS OF THE TRANSACTION



         The terms of the Merger Agreement, including the cash consideration of $22.75 per share of RFS Bancorp common stock prior to the Reverse Stock Split, were the result of negotiations between representatives of Revere and Danvers. Revere consulted with their special legal counsel, Thacher Proffitt & Wood, and their financial advisor, Ryan, Beck & Co., LLC., during the negotiation process. All stockholders, excluding Revere, MHC, will be entitled to receive the $22.75 cash merger consideration upon the consummation of the transactions contemplated by the Merger Agreement. The shares held by Revere, MHC, however, will not be entitled to receive the $22.75 cash consideration or any other cash consideration. The RFS Bancorp Board believes that the transactions contemplated by the Merger Agreement are procedurally and substantially fair to its stockholders, both Revere, MHC and the minority stockholders, for the following reasons:

         1. The interests of the stockholders were adequately represented by the RFS Bancorp Board and its respective representatives to negotiate the terms of the Merger Agreement and consider the fairness of the merger transactions. The Revere Boards of Directors and management currently own over 27.3% of RFS Bancorp's issued and outstanding common stock. Due to their significant equity interests in RFS Bancorp, their personal interests in assuring the fairness of the transaction and in maximizing the purchase price, as well as their fiduciary responsibilities as directors, were aligned with the interests of the minority stockholders.

         2. The appointment of Ryan, Beck as financial advisor to render an opinion on the fairness of the $22.75 cash merger consideration from a financial point of view, and the engagement of Thacher Proffitt & Wood, Revere's special counsel, in connection with the negotiation of the Merger Agreement.

         3. The fact that the $22.75 per share cash merger consideration exceeded by approximately 2.0 times the trading price of RFS Bancorp's common stock on April 25, 2001 and the average historical market prices of RFS Bancorp's common stock during the 1999 and 2000 fiscal years of RFS Bancorp since the company become a public company in December of 1998.

         4. The fact that, based on the historical market price of our common stock, RFS Bancorp Board of Directors determined that the Merger Agreement provided our minority stockholders with immediate stock price appreciation that would exceed the projected trading value on a stand alone basis.

         5. The fact that the cash merger consideration of $22.75 exceeded the average purchase price of $9.250 and $8.871 for which RFS Bancorp purchased its shares of common stock in a stock repurchase program during the second and third quarters, respectively, of fiscal year 2000.

         6. The availability of the rights granted to dissenting stockholders under 12 C.F. R. Section 552.14.

         7. The fact that the Merger Agreement was unanimously approved by a majority of the RFS Bancorp Board, who are not employees of any Revere entity.

         8. The uncertainty that the stockholders could sell their shares of RFS Bancorp common stock for at least $22.75 per share if the transactions contemplated by the Merger Agreement were not consummated.

         9. The fact that the $22.75 cash merger consideration was greater than RFS Bancorp's net book value per share of $12.23 as of March 31, 2001.

         10. The fact that prior to the execution of the Merger Agreement, RFS Bancorp did not receive any firm offers from any other entities to merge or consolidate with RFS Bancorp, to sell or transfer all or any substantial part of the assets of RFS Bancorp, or to purchase shares of RFS Bancorp's common stock that would have enabled such holder to exercise control RFS Bancorp.

         11. The RFS Bancorp Board's evaluation of continuing as an independent financial institution and its determination that Revere Federal Savings Bank's limited capital and deposit base relative to other banking institutions in its market area would make it difficult for it to compete with larger institutions with greater financial and marketing resources and would impede its ability to grow as an independent financial institution.

         12. The fact that the Merger Agreement requires approval of at least a majority of the stockholders of RFS Bancorp other than Revere, MHC. As previously provided in "Special Meeting of Stockholders -- Votes Required -- Proposal 1: The Merger Agreement" of this proxy statement, approval of the Merger Agreement requires approval of the majority of the total number of shares of RFS Bancorp common stock issued and outstanding, excluding any shares held by Revere, MHC. This means that minority stockholders will determine whether or not the Merger Agreement is approved.

         13. The fact that members of Revere, MHC will retain subscription and liquidation rights substantially of the same nature in Danvers Bancorp as they had as member of Revere, MHC.

         14. The fact that members of Revere, MHC will be approving the Merger Agreement and the transactions contemplated by it at a separate special meeting, which will be conducted in accordance with the rules and regulations of the Office of Thrift Supervision, Revere, MHC's primary federal banking regulator. The holding of the special meeting of the members of Revere, MHC will ensure procedural fairness to Revere, MHC as well as to its members.

         15. The RFS Bancorp Board's belief that the combined institution of Revere and Danvers would provide Danvers with greater resources and an expanded branch network after the merger to compete in relevant banking and non-banking markets as well as greater anticipated operating efficiencies available to the combined institution.

         RFS Bancorp's liquidation value was not considered by the RFS Bancorp Board because it concluded that the liquidation value is not a relevant valuation measure as such a valuation would be likely to undervalue RFS Bancorp due to its lack of consideration of RFS Bancorp's going concern value.

         Although the directors of the RFS Bancorp who are not employees of any Revere entity did not retain an unaffiliated representative to act solely on behalf of the unaffiliated shareholders for purposes of negotiating the terms of the Merger Agreement, the RFS Bancorp Board believes that the following factors outweigh this issue and are sufficient to ensure the procedural fairness of the Merger Agreement:

         o The Merger Agreement requires approval of the majority of the total shares of RFS Bancorp common stock outstanding, excluding any shares held by Revere, MHC;

         o        The existence of appraisal rights under 12 C.F.R. Section
                  552.14 pursuant to which dissenting shareholders may seek to have the value of their shares of RFS Bancorp common stock determined under Office of Thrift Supervision rules and regulations;

         o The retention of RFS Bancorp's financial advisor opining as to whether or not the $22.75 cash merger consideration is fair, from a financial point of view, to the minority shareholders of RFS Bancorp; and

         o The Merger Agreement was approved by a majority of the directors of the RFS Bancorp Board who are not employees of any Revere entity.

         The foregoing discussion of the information and factors considered by the RFS Bancorp Board is not meant to be exhaustive, but includes all material factors considered by it. In view of the variety of factors considered, the RFS Bancorp Board did not consider it practical to, and did not, quantify or otherwise attempt to assign relative weights to the specific factors considered in reaching its determination. Notwithstanding the foregoing, the RFS Bancorp Board did give significant weight to Ryan, Beck's presentation and opinion that the $22.75 cash merger consideration was fair, from a financial point of view, to minority stockholders of RFS Bancorp.

RFS BANCORP'S BOARD REASONS FOR RECOMMENDING THE MERGER TRANSACTIONS

         Our Board of Directors believes that the transactions contemplated by the Merger Agreement, including the Reverse Stock Split, and the Charter Amendment, are fair and in the best interests of RFS Bancorp and to all of our stockholders, both Revere, MHC and the minority stockholders. Accordingly, the Board of Directors unanimously recommends that all of our stockholders vote "FOR" the approval of the Merger Agreement and the transactions contemplated by it.

         In determining to recommend that RFS Bancorp's stockholders vote "FOR" approval of the Merger Agreement, the RFS Bancorp Board considered a number of factors, including the following:

         1. The $22.75 cash merger consideration to be paid to all of our stockholders, excluding Revere, MHC, in relation to the current and historical market prices. The current market price is based on the closing price of RFS Bancorp on April 25, 2001. Historical market prices reflect the high and low trading prices of RFS Bancorp's common stock for each quarter for the last two fiscal years). The RFS Bancorp Board also considered the book value and earnings per share of RFS Bancorp's common stock.

         2. The opinion as to the fairness of the $22.75 merger consideration from a financial point of view to the minority stockholders from Ryan, Beck, our financial advisor, who noted in their oral presentation that the proposed offer from Danvers Bancorp at $22.75 per share was approximately 2.0 times the $11.20 closing price of RFS Bancorp common stock on April 25, 2001.

         3. RFS Bancorp's board of director's familiarity with and review of RFS Bancorp's prospects, and factors which might affect RFS Bancorp's ability to enhance revenues and obtain revenue source diversification on a stand-alone basis, including:

                  - the effect on RFS Bancorp's operating margins in light of the highly competitive banking business in the greater Boston area and the market area served by RFS Bancorp;

                  - the dominance in the greater Boston area market by a relatively small number of major banks with many offices operating over a wide geographic area;

                  - the competition for loans and deposits by RFS Bancorp with other banking institutions, including many of which are much larger than RFS Bancorp; and

                  - the ability of larger banking institutions to offer larger loans based on substantially higher lending limits due to a larger capital base.

         4. The RFS Bancorp Board's belief that the merger cash consideration permitted RFS Bancorp's stockholders, excluding Revere, MHC, to recognize with certainty $22.75 per share in cash for all of their shares, prior to the Reverse Stock Split, whereas without the merger transactions, the ability of the minority stockholders of RFS Bancorp to sell their shares for $22.75 would be uncertain and subject to contingencies beyond RFS Bancorp's control.

         5. The listing of RFS Bancorp's common stock on the Over-the-Counter Bulletin Board and the inability of RFS Bancorp to list its stock on the Nasdaq. Because of the lack of trading volume of RFS Bancorp's common stock and the absence of market makers to enact transactions on the Over-the-Counter Bulletin Board, RFS Bancorp's stockholders are limited in their ability to liquidate their holdings.

         6. The likelihood that the transactions contemplated by the Merger Agreement would be consummated, including the likelihood of satisfying the conditions to the consummation of the Merger Agreement.

         7. The recommendation of RFS Bancorp's management in favor of the Merger Agreement.

         8. The terms of the Merger Agreement are the results of the negotiations by the Boards of Revere and Danvers and their respective representatives. Although termination of the Merger Agreement, under certain circumstances, would obligate Revere to pay a $1.0 million termination fee and reimburse expenses, the Revere Boards believed that these provisions did not materially impede another serious possible acquirer and would allow the Revere Boards to fulfill their fiduciary obligations to consider a superior proposal if one were received.

         9. The RFS Bancorp Board reviewed, based in part on the advice of Ryan, Beck and reports from management, the business, operations, earnings, and financial condition of Danvers on both an historical and a prospective basis. Such reviews contributed to the RFS Bancorp Board's belief that the combined institution of Revere and Danvers would provide Danvers with greater resources and an expanded branch network after the merger to compete in relevant banking and non-banking markets as well as greater anticipated operating efficiencies available to the combined institution.

         10. The RFS Bancorp Board considered the results of its due diligence investigation of Danvers, including its assessment of Danvers Bancorp's ability to pay the aggregate merger consideration.

         The foregoing discussion of the information and factors considered by RFS Bancorp's Board of Directors is not intended to be exhaustive, but constitutes all material factors considered by our Board of Directors. In view of the variety of factors considered in connection with its evaluation of the Merger Agreement and the transactions contemplated by it, our Board of Directors did not find it practicable to, and did not, quantify or otherwise attempt to assign relative weights to the specific factors considered in reaching its determination and individual directors may have given different weights to the different factors. In considering and approving the Merger Agreement, our Board of Directors relied upon information and analysis prepared by management and Ryan, Beck.

         Our Board did not perform a formal independent analysis of the financial fairness of the cash merger consideration, but did rely on the Ryan, Beck opinion described below.

OPINION OF RFS BANCORP'S FINANCIAL ADVISOR

         RFS Bancorp formally retained Ryan, Beck to act as its exclusive financial advisor on April 26, 2001 in connection with the merger and related matters. RFS Bancorp selected Ryan, Beck because it is a nationally recognized investment-banking firm with substantial experience in merger and acquisition transactions and is familiar with RFS Bancorp and its business. As part of its investment banking business, Ryan, Beck is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, mutual to stock conversions, initial and secondary stock offerings and other corporate transactions. Additionally, Ryan, Beck is widely recognized for its knowledge of the mutual holding company structure of organization.

         Ryan, Beck participated in the negotiations with respect to the pricing and other terms and conditions of the proposed merger transactions. However, the Board of Directors of RFS Bancorp made the final decision as to the pricing and other terms of the Merger Agreement. Ryan, Beck rendered a written opinion dated June 5, 2001 to RFS Bancorp's Board that based on and subject to the assumptions, factors, and limitations as set forth in the opinions and as described below, stating that the merger consideration is "fair" to the minority stockholders of RFS Bancorp from a financial point of view. Ryan, Beck also rendered a written opinion to Revere, MHC's Board dated June 5, 2001, that the depositor conversion is "fair" from a financial point of view to members of Revere, MHC, as depositors of Revere Federal Savings Bank. Ryan, Beck was requested by RFS Bancorp and Revere, MHC to review these opinions on an inseparable basis and not evaluate the fairness to minority stockholders of RFS Bancorp or members of Revere, MHC separately. No limitations were imposed by RFS Bancorp's Board of Directors or Revere, MHC's Board of Directors upon Ryan, Beck with respect to the investigations made or procedures followed by it in arriving at its opinions.

         The full text of Ryan, Beck's opinion to RFS Bancorp's Board regarding the fairness of the merger consideration to minority stockholders of RFS Bancorp sets forth assumptions made and matters considered, and is attached as APPENDIX D to this proxy statement. Minority holders of RFS Bancorp common stock are urged to read the attached Ryan, Beck opinion in its entirety. The Ryan, Beck opinion is directed only to the financial fairness of the consideration and does not constitute a recommendation to any stockholder as to how to vote at the RFS Bancorp special stockholders' meeting. The summary of the Ryan, Beck opinion in this proxy statement is qualified in its entirety by reference to the full text of the Ryan, Beck opinion. In rendering its opinions, Ryan, Beck does not admit that it is an expert within the meaning of the term "expert" as used within the Securities Act of 1933, as amended (the "Securities Act"), and the rules and regulations promulgated thereunder, or that its opinions constitute a report or valuation within the meaning of Section 11 of the Securities Act and the rules and regulations promulgated thereunder. The opinion of Ryan, Beck & Co., LLC. will be made available for inspection and copying at RFS Bancorp's executive offices located at 310 Broadway, Revere, Massachusetts 02151 during regular business hours to any stockholder or its representative who has been designated as such in writing. Ryan, Beck has also consented to the references to its opinion in this proxy statement and to the attachment of the Ryan, Beck opinion to this proxy statement.

         In connection with its opinion, Ryan, Beck reviewed the following documents:

         o        the Merger Agreement and related documents;

         o Danvers Bancorp's, audited financial statements for the years ended December 31, 2000, 1999 and 1998, and Danvers Savings Bank's Call Reports filed with the Federal Deposit Insurance Corporation for the quarters ended March 31, 2001, September 30, 2000, June 30, 2000 and March 31, 2000;

         o RFS Bancorp's Annual Reports to Stockholders and Annual Report on Form 10-KSB for the years ended September 30, 2000 and 1999, and Revere Federal Savings Bank's Annual Report on Form 10-KSB for the year ended September 30, 1998, and RFS Bancorp's Quarterly Reports on Form 10-QSB for the periods ended March 31, 2001, December 31, 2000, June 30, 2000, March 31, 2000 and December 31, 1999.

         o certain operating and financial information provided to Ryan, Beck by the management of RFS Bancorp relating to its business and prospects;

         o the publicly available financial data of thrift organizations which Ryan, Beck deemed generally comparable to RFS Bancorp;

         o the financial terms of other recently completed second step conversions of mutual holding companies; and

         o the historical stock prices and trading volumes of RFS Bancorp's common stock.

         Additionally, Ryan, Beck:

         o conducted or reviewed such other studies, analyses, inquiries and examinations as we deemed appropriate including an analysis of the pro forma impact on stockholders of RFS Bancorp and depositors of Revere Federal Savings Bank of alternative strategies as an independent institution, including the option of remaining in mutual holding company form and various options regarding the timing and pro forma impact of a second step conversion;

         o        analyzed Danvers Bancorp's ability to consummate the merger;

         o considered the future prospects of RFS Bancorp in the event it remained independent; and

         o met with members of RFS Bancorp's senior management to discuss RFS Bancorp's operations, historical financial statements, strategic plans and future prospects, including any potential operating efficiencies and synergies that may arise from the merger.

         In connection with its review, Ryan, Beck relied upon and assumed, without independent verification, the accuracy and completeness of the financial and other information regarding RFS Bancorp and its subsidiaries provided to Ryan, Beck by RFS Bancorp and its representatives. Ryan, Beck is not an expert in evaluating loan and lease portfolios for purposes of assessing the adequacy of the allowances for loan losses. Therefore, Ryan, Beck has not assumed any responsibility for making an independent evaluation of the adequacy of the allowance for loan losses set forth in the respective balance sheets of Danvers Bancorp, and RFS Bancorp at March 31, 2001, and Ryan, Beck assumed such allowances were adequate and complied fully with applicable law, regulatory policy, sound banking practice and policies of the Securities and Exchange Commission as of the date of such financial statements. Ryan, Beck has reviewed certain historical financial data provided by RFS Bancorp. Ryan, Beck reviewed certain operating forecasts and financial projections (and the assumptions and bases therefore) provided by RFS Bancorp. Ryan, Beck assumed that such forecasts and projections reflected the best currently available estimates and judgments of management. In certain instances, for the purposes of its analysis, Ryan, Beck made adjustments to such forecasts and projections that in Ryan, Beck's judgment were appropriate under the circumstances. Ryan, Beck was not retained to nor did it make any independent evaluation or appraisal of the assets or liabilities of RFS Bancorp or Danvers Bancorp or their respective subsidiaries nor did Ryan, Beck review any loan files of RFS Bancorp or Danvers Bancorp or any of their respective subsidiaries. Ryan, Beck also assumed that the merger transactions in all respects are, and will be, undertaken and consummated in compliance with all laws and regulations that are applicable to Danvers and Revere.

         The preparation of a fairness opinion on a transaction such as the merger transactions contemplated by the Merger Agreement, involves various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances. Therefore, Ryan, Beck's opinion is not readily susceptible to summary description. In arriving at such opinion, Ryan, Beck performed a variety of financial analyses. Ryan, Beck believes that its analyses must be considered as a whole and the consideration of portions of such analyses and the factors considered therein, or any one method of analysis, without considering all factors and analyses, could create an incomplete view of the analyses and the process underlying Ryan, Beck's opinion. No one method of analysis was assigned a greater significance than any other.

         The forecasts and projections furnished to Ryan, Beck were prepared by the management of RFS Bancorp without input or guidance by Ryan, Beck. RFS Bancorp does not publicly disclose internal management projections of the type provided to Ryan, Beck in connection with the review of the merger. Such projections were not prepared with a view toward public disclosure. The public disclosure of such projections could be misleading since the projections were based on numerous variables and assumptions that are inherently uncertain, including, without limitation, factors related to general economic and competitive conditions. Accordingly, actual results could vary significantly from those set forth in such projections.

         In its analyses, Ryan, Beck made numerous assumptions with respect to industry performance, general business and economic conditions, and other matters, many of which are beyond the control of RFS Bancorp or Danvers Bancorp. Any estimates contained in Ryan, Beck's analyses are not necessarily indicative of future results or values, which may be significantly more or less favorable than such estimates. Estimates of values of companies do not purport to be appraisals nor do they necessarily reflect the prices at which companies or their securities may actually be sold.

         The following is a brief summary of the analyses and procedures performed by Ryan, Beck in the course of arriving at its opinion. The summary does not purport to be a complete description, but is a brief summary of the material analyses and procedures performed by Ryan, Beck in the course of arriving at its opinion.

         ANALYSIS OF SELECTED PUBLICLY TRADED FULLY CONVERTED THRIFTS: Ryan, Beck compared the financial data for RFS Bancorp as of or for the latest twelve months ended March 31, 2001 to a peer group of 14 selected thrifts. The criteria for the peer group were fully converted thrifts located in the New England and Mid-Atlantic regions of the United States with assets between $150 million and $400 million for which public trading and pricing information was available. Ryan, Beck deemed this group to be generally comparable to RFS Bancorp. The following table compares selected statistics of RFS Bancorp with the average ratios and median ratios for the 14 selected thrifts comprising the peer group:

                                         RFS             PEER          PEER
CAPITALIZATION                          BANCORP         AVERAGE       MEDIAN
----------------------------------- --------------- --------------- -----------
Total Assets (000s)                    $153,533        $278,404      $274,975
Total Stockholders' Equity (000s)        10,821          21,539        20,604
Tangible Equity / Tangible Assets         7.05%           7.83%         8.46%

ASSET QUALITY

Non-Performing Loans / Loans                         0.55     0.89    0.39
Loan Loss Reserves / NPLs                          159.96   260.80  251.83
Loan Loss Reserves / Loans                           0.88     1.08    0.97
Non-Performing Assets / Assets                       0.34     0.57    0.30
Non-Performing Assets / Equity                       4.82     9.94    3.98

LOAN & DEPOSIT COMPOSITION

Total Loans / Total Assets                          61.71    62.40   65.58
Total Loans / Deposits                              90.97    87.80   85.04
1-4 Family Loans / Total Loans                      61.24    60.23   61.24
5 + Family Loans / Total Loans                       0.00     3.28    1.62
Construction & Development Loans/Total Loans         6.13     5.61    3.01
Other Real Estate Loans / Total Loans               23.52    18.42   12.37
Real Estate Loans / Total Loans                     90.89    87.54   93.15
Consumer Loans / Total Loans                         1.85     7.47    2.21
Commercial Loans / Total Loans                       7.26     4.95    1.82
Non-Interest Bearing Deposits / Total Deposits      13.75     6.80    7.21
Time Deposits > $100,000 / Total Deposits           35.49    12.97    9.73

PERFORMANCE

Return on Average Assets                             0.40     0.44    0.82
Return on Average Equity                             5.57     3.79   12.44
Net Interest Margin                                  3.59     3.24    3.22
Yield on Interest Earning Assets                     7.76     7.74    7.67
Cost of Interest Bearing Liabilities                 4.65     4.88    4.70
Non Interest Income / Average Assets                 0.33     0.46    0.39
Non Interest Expense / Average Assets                2.94     2.61    2.56
Efficiency Ratio                                    79.77    73.14   69.09

RFS Bancorp's 0.40% return on assets was below the 0.82% peer group median, and its 5.57% return on average equity was below the 12.44% peer group median. A higher yield on interest earning assets combined with a lower cost of interest-bearing liabilities produced a net interest margin higher than that of the peer group at 3.59% versus the peer group median of 3.22%. RFS Bancorp's higher yield on interest-earning assets is probably due to its higher level of commercial real estate loans, commercial loans and construction and development loans. The loan loss reserve at RFS Bancorp equaled 0.88% of loans versus the peer group median of 0.97%. Additionally, RFS Bancorp's reserve coverage of non-performing loans equaled 159.96% versus the peer group median of 251.83%. Non-interest income as a percentage of average assets at 0.33% at RFS Bancorp was below the peer group median at 0.39%. Non-interest expenses at 2.94% of average assets at RFS Bancorp was higher than the peer group median of 2.56%.

        ANALYSIS OF SELECTED PUBLICLY TRADED MUTUAL HOLDING COMPANIES: Ryan, Beck also compared certain financial data for RFS Bancorp to the median data for 20 mutual holding companies with assets between $50 million and $250 million. Ryan, Beck selected this peer group because the trading prices of public mutual holding company shares are affected by the same factors impacting the value of the RFS Bancorp common stock including, the minority ownership interest represented by public stock, the regulatory treatment of dividends paid by the mutual holding company institutions and the generally lower level of liquidity in the shares of public mutual holding companies versus their fully converted counterparts. The following table compares selected statistics of RFS Bancorp with the median data for the 20 mutual holding companies comprising the peer group:

                                            RFS               PEER
                                          BANCORP            MEDIAN
Total Assets (000)                        $153,533         $157,487
Tangible Equity / Tangible Assets            7.05%            11.92%
Return on Average Assets                     0.40             0.77
Return on Average Equity                     5.57             4.79

Ryan, Beck noted that RFS Bancorp's return on average assets was below the peer group median while RFS Bancorp's return on average equity was higher than the peer group median. This is mainly due to RFS Bancorp's tangible equity to tangible assets ratio being significantly less than the peer median.

         ANALYSIS OF TRADING PRICE TO PROPOSED ACQUISITION PRICE: Ryan, Beck noted that the proposed offer from Danvers Bancorp at $22.75 per share was approximately 2.0 times the $11.20 closing price of RFS common stock on the day prior to the announcement of the merger.

         Three different methodologies were used to estimate a value for the minority shares of RFS Bancorp.

         METHODOLOGY 1: Estimates the value of RFS Bancorp minority shares in a conventional sale of control context. This valuation methodology has three parts: first, assumes a second step conversion to a fully converted thrift utilizing current second step valuation levels; second, assumes a sale of RFS Bancorp two years after completion of a second step conversion with the acquisition price based upon projected discounted cash flows at that date; and third, the analysis applies the second step minority exchange ratio to the projected acquisition value. A second step appraisal of $10.9 million was derived by assuming a 70.00% price to pro forma book value. This results in a minority exchange ratio of 1.221, i.e., each minority share for RFS Bancorp would be converted into 1.221 shares of the new fully converted RFS Bancorp with an assumed offering price of $10.00 per share. The assumptions and resultant projected financials are as follows:

PRO FORMA 2 YEAR PROJECTIONS

ASSUMPTIONS:

Pre-Adjustment Earnings Growth Rate                              15.00%
Asset Growth Rate                                                10.00%
Share Repurchases
  Year 1                                                          5.00%
  Year 2                                                         10.00%
Dividend                                                   $      0.20
After-tax cost of cash                                            3.90%

PRO FORMA 2 YEAR PROJECTED FINANCIALS:

Total Assets (000)                                         $   187,978
Total Equity (000)                                         $    14,736
Net Income (000)                                           $       867

Using a discounted dividend analysis utilizing the pro forma second step results, Ryan, Beck estimated the present value of the future dividend stream that RFS Bancorp could produce in perpetuity. Projection ranges for RFS Bancorp's five-year balance sheet and income statement were based upon certain growth assumptions for net income (15%) and assets (10%). These projections are, by their nature, forward-looking and may differ materially from the actual future values or actual future results. The actual future values or results may be significantly more or less favorable than suggested by such projections. In producing a range of per share RFS Bancorp values, Ryan, Beck utilized the following assumptions: an immediate dividend payout in an amount which would bring RFS Bancorp's tangible equity ratio to 6%, discount rates ranging from 13% to 15%, terminal price/earnings multiples ranging from 12x to 14x (which, when applied to terminal year estimated earnings, produces a value which approximates the net present value of the dividends in perpetuity, given certain assumptions regarding growth rates and discount rates) and earnings that include estimated savings in RFS Bancorp's non-interest expense equal to 35% in the first year and 40% in the second year, with 5.00% growth thereafter. The discounted dividend analysis produced the range of net present values per share of RFS Bancorp common stock illustrated in the chart below:

AGGREGATE NET PRESENT VALUE - PER SHARE

                                                  DISCOUNT RATE
                                        -------------------------------
                                          13.0%      14.0%        15.0%
                                        -------------------------------
Terminal               12.0x            $18.95     $17.93       $16.99
Multiple of Earnings   13.0x             20.09      19.00        17.99
                       14.0x             21.23      20.07        18.99


NPV ADJUSTED FOR MINORITY EXCHANGE RATE

                                                  DISCOUNT RATE
                                        -------------------------------
                                          13.0%      14.0%        15.0%
                                        -------------------------------
Terminal               12.0x            $23.13     $21.89       $20.74
Multiple of Earnings   13.0x             24.52      23.19        21.96
                       14.0x             25.92      24.50        23.19
      EXCHANGE RATIO   1.221

These analyses do not purport to be indicative of actual values or expected values or an appraisal range of shares of RFS Bancorp common stock. The discounted dividend analysis is a widely used valuation methodology, but Ryan, Beck noted that it relies on numerous assumptions, including expense savings levels, dividend payout rates, terminal values and discount rates, the future values of which may be significantly more or less than such assumptions. Any variation from these assumptions would likely produce different results.

         METHODOLOGY 2: Estimates the potential value of RFS Bancorp minority shares in a scenario where RFS Bancorp remained an independent institution and second step valuation levels improve. This valuation method first projected certain RFS Bancorp balance sheet and income statement data for 5 years and assumed that second step conversion market valuation levels improved to a level equivalent with the median pro forma price/book of all second step transactions over the last five years of 95% of pro forma price/book. The analysis then discounted the pro forma book value and earnings per minority share to its present value (using a 14% discount rate) and used those numbers to impute a per share price for RFS Bancorp stock. The multiples used to impute the trading values were derived from taking the current trading multiples of all companies that had undergone a second step conversion since December, 1997. This analysis resulted in a price to book of 88.09% and a price to earnings multiple of 14.0x. The assumptions used for projecting RFS Bancorp's performance for five years were a 15% earnings growth rate, a 10% asset growth rate and share repurchases of 5%, 4%, 3%, 2% and 1% in years one through five, respectively. These projections are, by their nature, forward looking and may differ materially from the actual future values or actual future results. The actual future values or results may be significantly more or less favorable than suggested by such projections. That analysis produced the following results:

NET PRESENT VALUE:                     YEAR 3     YEAR 4      YEAR 5
--------------------------------------------------------------------
Book Value Per Minority Share (1)      $18.27     $18.80      $19.43

Earnings Per Minority Share (1)        $ 1.09     $ 1.14      $ 1.19

-----------------

(1) Based on a 14% discount rate

4/25/01 Price / Book of Second Step Peer Group           88.09%
4/25/01 Price / Earning of Second Step Peer Group        14.0x

RFS Year 5 Book Value per Minority Share                 $19.43
RFS Year 5 Earnings per Minority Share                   $1.19

Imputed Stock Price Based on Book Value                  $17.12
Imputed Stock Price Based on Earnings                    $16.66
Imputed Average Stock Price                              $16.89

Ryan, Beck noted that the imputed stock price based on the book value per minority share and earnings per minority share of $16.89 was significantly less than the $22.75 per minority share offered by Danvers Bancorp. This analysis does not purport to be indicative of actual values or expected values or an appraisal range of shares of common stock. Ryan, Beck noted that this analysis relies on numerous assumptions about RFS Bancorp's future performance, valuation levels for second step conversions and trading multiples of companies having undergone a second step conversion, the future values of which may be significantly more or less than such assumptions. Any variation from these assumptions would likely produce different results.

         METHODOLOGY 3: Analysis of break-even returns: Using a break-even analysis, Ryan, Beck estimated the earnings per share growth rate necessary for the present value of RFS Bancorp's future stock price to equal the $22.75 per minority share acquisition price. In producing the earnings growth rate, Ryan, Beck utilized the following assumptions: 2001 earnings per share estimate of $1.67 (based only on minority shares), discount rates range from 12% to 18%, terminal price/earnings multiples range from 8x to 14x, and no dividend payment. In the scenarios involving an acquisition, Ryan, Beck used a higher discount rate to reflect the higher risk associated with such scenarios. For purposes of this analysis, the initial price of RFS Bancorp common stock was assumed to be $11.00 per share, which was the closing price of the common stock on April 25, 2001, two days prior to the announcement of the merger transaction. The break-even analysis produced the range of five-year earnings growth rates illustrated in the chart below:

                          TERMINAL
                            YEAR
                         MULTIPLE OF
                          EARNINGS                      DISCOUNT RATE
                         -----------    ------------------------------------
                                        12.0%     14.0%     16.0%      18.0%
                                        -----     -----     -----      -----
                            8.0x        31.6%     34.6%
MARKET
MULTIPLES

                           10.0x        24.5%     27.3%

                           12.0x                             24.2%      27.0%
ACQUISITION
MULTIPLES

                           14.0x                             19.5%      22.2%

Ryan, Beck noted that RFS Bancorp's historical earnings growth rates were substantially less than those indicated above. These analyses do not purport to be indicative of actual values or expected values or an appraisal range of the minority shares of RFS Bancorp common stock. The break-even analysis is a widely used valuation methodology, but Ryan, Beck noted that it relies on numerous assumptions, including projected earnings, price/earnings multiples, discount rates, dividend payout ratio and Danvers Bancorp's $22.75 offer per minority share to RFS Bancorp stockholders, the future values of which may be significantly more or less than such assumptions. Any variation from these assumptions would likely produce different results.

         OTHER CONSIDERATIONS. Ryan, Beck also considered the impact of the depositor conversion from a financial point of view to members of Revere, MHC as depositors of Revere Federal Savings Bank. In evaluating the depositor conversion, Ryan, Beck considered that the proposed transaction provided for the continuity of depositor subscription rights for Revere Federal Savings Bank depositors, in the event of a stock offering transaction initiated by Danvers Bancorp, and an expanded product line for customers of Revere Federal Savings Bank.

         LIMITATIONS. Ryan, Beck's opinion was based solely upon the information available to it and the economic, market and other circumstances, as they existed as of the June 5, 2001 date of the opinion. Events occurring after such date could materially affect the assumptions and conclusions contained in Ryan, Beck's opinion. Ryan, Beck has not undertaken to reaffirm or revise its opinion or otherwise comment upon any events occurring after the date of its opinion.

         With regard to Ryan, Beck's services in connection with the merger, RFS Bancorp has agreed to pay Ryan, Beck a transaction fee in connection with the merger and related transactions, a portion of which is contingent upon the consummation of the merger. RFS Bancorp has agreed to pay total fees of approximately $250,000, of which $75,000 has been paid, an additional $50,000 will be payable upon the receipt of the Office of Thrift Supervision approval, $50,000 will be payable upon issuance of the opinion included in this proxy statement and the remainder of which will be paid when the merger is consummated. In addition, RFS Bancorp has agreed to reimburse Ryan, Beck for its reasonable out-of-pocket expenses, which shall not exceed $15,000 without the prior consent of RFS Bancorp. RFS Bancorp has also agreed to indemnify Ryan, Beck and certain related persons against certain liabilities, including liabilities under federal securities law, incurred in connection with its services. The amounts of Ryan, Beck's fees were determined by negotiation between RFS Bancorp and Ryan, Beck.

         Ryan, Beck has not had an investment banking relationship with Danvers Bancorp. Ryan, Beck has previously served as a financial advisor to RFS Bancorp and Revere, MHC. Ryan, Beck's research department does not provide published investment analysis on RFS Bancorp other than inclusion of a full conversion worksheet as part of a periodic review of mutual holding companies. However, Ryan, Beck does make a market in RFS Bancorp's common stock.

         In the ordinary course of Ryan, Beck's business as a broker-dealer, it may actively trade equity securities of RFS Bancorp for its own account and the account of its customers and, accordingly, may at any time hold a long or short position in such securities.

FINANCING AND EFFECTS OF THE MERGER TRANSACTIONS

         All stockholders of RFS Bancorp other than Revere, MHC will be entitled to receive the $22.75 cash merger consideration for every share such stockholder owned prior to the Reverse Stock Split. Danvers will pay the aggregate cash merger consideration of $22.75 per share, estimated to be $8.9 million. Under the Merger Agreement, Danvers will not require any financing from a third party source to pay the full amount of the aggregate cash merger consideration. Rather, Danvers is expected to pay the full amount of the cash merger consideration from its cash reserves.

         At the effective date when the transactions contemplated by the Merger Agreement are completed (the "Effective Time"), by virtue of the Merger Agreement and without any further action on the part of any stockholder of RFS Bancorp, present holders of RFS Bancorp common stock will no longer have an equity interest in RFS Bancorp or any other Revere entity. Such stockholders will cease to have rights with respect to RFS Bancorp, except the right to receive the applicable payment in respect of each such share and the right to receive the payment for their shares of RFS Bancorp common stock to the extent that they exercised their right to dissent with respect to such shares prior to the special meeting.

         RFS Bancorp's common stock is currently registered under the Securities Exchange Act of 1934, as amended. The merger transactions will result in RFS Bancorp no longer being a public company. Its securities will be deregistered and it will no longer be required to file public reports with the Securities and Exchange Commission. In addition, RFS Bancorp will no longer be subject to the rules provided under Section 16 of the Securities Exchange Act of 1934, as amended, regarding short-swing profits.

MATERIAL TERMS OF THE REVERSE STOCK SPLIT

         GENERAL. If stockholders approve the proposals to adopt the Merger Agreement and the Charter Amendment, RFS Bancorp will effect the Reverse Stock Split to decrease the total number of issued and outstanding shares of our common stock on a 494,767 for one basis split. This means that each stockholder of RFS Bancorp will receive 1/494,767 share of common stock, par value $4,947.67 per share, for each outstanding share of common stock, par value $0.01 per share, that the stockholder owned before the split. At the completion of the Reverse Stock Split, you will be entitled to receive $22.75 for each share of RFS Bancorp common stock that you owned before the Reverse Stock Split. For example:

         o If you currently own 100 shares of RFS Bancorp common stock, then after the Reverse Stock Split you will be entitled to receive $2,275 in cash.

         o If you currently own 10,000 shares of RFS Bancorp common stock, then after the Reverse Stock Split you will be entitled to receive $227,500 in cash.

         REASONS FOR THE REVERSE STOCK SPLIT. The principal effect of the Reverse Stock Split will be to decrease the number of issued and outstanding shares of our common stock from 884,923 (based on outstanding share information as of July 31, 2001) to 1, and cash out the interests of all stockholders, except Revere, MHC. Upon completion of the Reverse Stock Split, Revere, MHC will be the sole stockholder of RFS Bancorp.

         After we complete the Reverse Stock Split, each certificate representing pre-split shares of common stock will be deemed canceled and you will no longer have any rights as a stockholder in RFS Bancorp or any other Revere entity, or own any stock in Danvers Savings Bank or Danvers Bancorp.

INTERESTS OF CERTAIN PERSONS IN THE MERGER AND RELATED TRANSACTIONS

         GENERAL. Some members of our management and Board of Directors may have interests in the merger and related transactions that are in addition to or different from the interests of our stockholders. Our Board of Directors was aware of these interests and considered them in approving the Merger Agreement and the transactions contemplated by it. Included below is a summary of some of the benefit plans under which officers or directors participate and under which benefits will be paid in accordance with the Merger Agreement.

         EMPLOYMENT ARRANGEMENT FOR JAMES J. MCCARTHY. In connection with the Merger Agreement, Mr. McCarthy signed an employment letter with Danvers Bancorp and Danvers Savings Bank. The agreement with Mr. McCarthy has a minimum term of 18 months ("employment period"), during which time he will serve as an Executive Vice President of Danvers Bancorp. Mr. McCarthy's base salary will be $175,000, subject to an annual review with the first such review to be held in December of 2002. In addition, McCarthy will be eligible to participate in Danvers Bancorp's annual incentive plan, which will provide him with a discretionary bonus of up to 35% of his base salary. Mr. McCarthy will be entitled to participate in all other employee benefit plans offered by Danvers Bancorp and Danvers Savings Bank on a basis equal to that of other Danvers employees and will be provided with a grant of 6,000 phantom shares for 2002 under the Danvers Savings Bank Phantom Stock Plan. Mr. McCarthy will also be provided with a company automobile for his use and provided certain reimbursements for memberships in certain organizations.

         Upon the completion of the merger transactions, Mr. McCarthy will also be entitled to receive a retention payment in the amount of $265,000 (the "retention payment"), provided however, that if he is terminated for cause or voluntarily resigns from any positions he holds with Danvers Savings Bank or with Danvers Bancorp within six months of the commencement of his employment period, Mr. McCarthy will reimburse Danvers Bancorp for the full amount of the retention payment. If, however, he terminates his position after the expiration of the six months following the completion of the merger transactions or is terminated by Danvers Bancorp during the employment period, he will be entitled to receive twice his then current base salary. The agreement also provides that if Mr. McCarthy is terminated without cause or he resigns from all positions he holds with Danvers Bancorp and Danvers Savings Bank effective as of a date that is later than six months, but earlier than five years following completion of the merger transactions, he will be entitled to receive a supplemental payment in the amount of $250,000.

         PAYMENTS UNDER EXISTING EMPLOYMENT CONTRACTS. Revere Federal Savings Bank is currently a party to employment agreements with James J. McCarthy, Anthony J. Patti and Judith E. Tenaglia, which provide for payments to be made upon a change of control of Revere Federal Savings Bank. Immediately prior to the effective date of the transactions contemplated by the Merger Agreement, Revere shall make a single payment to each such executive in settlement of each such employment agreement. Currently, Messrs. McCarthy and Patti and Ms. Tenaglia are expected to receive payments of $349,049, $259,141, and $144,047, respectively, with the amount of such payments subject to modification due to fluctuations in interest rates and the timing of the effective date of the transactions contemplated by the Merger Agreement, which could affect the payments due under these employment agreements.

         EMPLOYEE BENEFITS AND EMPLOYMENT. Employees of RFS Bancorp and Revere Federal Savings Bank, including senior executive officers, shall be entitled to participate in any employee benefit plans offered by Danvers Bancorp and Danvers Savings Bank to the extent that employees of Danvers Bancorp and Danvers Savings Bank with similar responsibilities are eligible to participate in the programs. In addition, employees of RFS Bancorp and Revere Federal Savings Bank who become employees of Danvers Bancorp or Danvers Savings Bank will participate in the respective group health plans of Danvers Bancorp or Danvers Savings Bank and will receive credit for deductibles and co-payments made under the health plans maintained by RFS Bancorp or Revere Federal Savings Bank prior to the effective date of the transactions contemplated by the Merger Agreement to the extent permitted by the insurance carriers after reasonable efforts have been made by Danvers Bancorp to ensure such result. Such health care coverage shall be extended to former employees of RFS Bancorp or Revere Federal Savings Bank with no waiting period and Danvers Bancorp will use its best efforts to provide that such coverage will be without any exclusions for pre-existing conditions.

         Upon the effective date of the transactions contemplated by the Merger Agreement, Danvers Bancorp and/or Danvers Savings Bank expects to offer employment to each officer and employee (except for Mr. McCarthy, whose employment arrangement is described above) employed by RFS Bancorp or Revere Federal Savings Bank as of the effective date of the merger transactions contemplated by the Merger Agreement. If any such officer or employee is terminated during the one year period following the effective date for reasons other than cause, as defined in the Merger Agreement, such officer or employee shall be entitled to a severance payment equal to the greater of (i) the remainder of his pay for the 52 week period following the effective date of the transactions contemplated by the Merger Agreement or (ii) two weeks' pay for each year of employment with Revere Federal Savings Bank (not to exceed 36 weeks' pay). Such officers or employees may be terminated, however, for cause, as defined in the Merger Agreement, and will be subject to the employment terms, conditions, policies and rules applicable to other employees of Danvers Bancorp and/or Danvers Savings Bank and the terms, conditions, policies and rules relating to vacation benefits, sick leave, and other plans and benefits available to other Danvers Bancorp and Danvers Savings Bank officers and employees, except as such terms, conditions, policies and rules may be modified by the Merger Agreement.

         DIRECTORSHIPS. Upon completion of the merger and related transactions, Mr. McCarthy and Mr. J. Michael O'Brien, a current director of RFS Bancorp, Revere, MHC and Revere Federal Savings Bank, will become trustees of the Board of Trustees of Danvers Bancorp and directors of the Board of Directors of Danvers Savings Bank.

         ADVISORY BOARD. Danvers Bancorp has agreed that each member of RFS Bancorp's Board of Directors, except for Messrs. McCarthy and O'Brien, will be entitled to serve on an advisory board to be established for at least a one year period following the effective date of the merger and related transactions. Each non-employee advisory director will receive a fee equal to $5,000 per year.

         INDEMNIFICATION; DIRECTORS AND OFFICERS INSURANCE. The Merger Agreement provides that, for a period of six years after the completion of the merger and related transactions, Danvers Bancorp will indemnify the directors and officers of RFS Bancorp, Revere Federal Savings Bank and Revere, MHC against certain liabilities to the fullest extent that Danvers Bancorp is permitted to indemnify its directors and executive officers in accordance with applicable law. Furthermore, Danvers Bancorp has also agreed to use its reasonable best efforts to maintain, if available, for a period of six years, subject to certain limitations, directors' and officers' liability insurance coverage for persons who were covered by such insurance maintained by RFS Bancorp on the date of the Merger Agreement.

         EMPLOYEE STOCK OWNERSHIP PLAN (THE "ESOP"). Prior to the completion of the transactions contemplated by the Merger Agreement, the ESOP will be terminated. The termination of the ESOP will require the ESOP trustee to use the proceeds received from the merger to repay the related outstanding debt of the ESOP. Pursuant to the terms of the ESOP, to the extent permitted by law, any amounts remaining after the repayment of the debt would be allocated to the ESOP participants in proportion to the balances of their existing ESOP accounts. All ESOP accounts would then become 100% vested.

         STOCK OPTION PLAN. RFS Bancorp currently maintains a stock option plan pursuant to which options to purchase RFS Bancorp common stock have been granted from time to time to employees and directors of Revere. Under the Merger Agreement, the holders of outstanding stock options, whether or not vested, as of the effective date of the transactions contemplated by the Merger Agreement shall be entitled to receive a cash payment equal to the excess of (1) $22.75 per share of RFS Bancorp common stock subject to the stock option(s) less (2) the aggregate exercise price for the shares of RFS Bancorp common stock subject to the stock option(s), less any applicable taxes. As of the effective date of the transactions contemplated by the Merger Agreement, the stock options will no longer be exercisable for shares of RFS Bancorp common stock nor will they be assumed by Danvers. As of the effective date of the transactions contemplated by the Merger Agreement, the stock option plan will be terminated. As of the date of this proxy statement, there were 43,216 stock options outstanding.

         RECOGNITION AND RETENTION PLAN. RFS Bancorp currently maintains a recognition and retention plan pursuant to which restricted shares of RFS Bancorp common stock have been granted from time to time to employees and directors of Revere. Pursuant to the terms of the Merger Agreement, the holders of outstanding restricted stock awards, whether or not vested, as of the effective date of the transactions contemplated by the Merger Agreement shall be entitled to receive a cash payment equal to $22.75 per share of RFS Bancorp common stock subject to the restricted stock awards less any applicable taxes. As of the effective date of the transactions contemplated by the Merger Agreement, the recognition and retention plan will be terminated. As of the date of this proxy statement, there were 13,837 restricted stock awards outstanding with no shares available for grant remaining in the plan.

         401(K) PLAN STOCK FUND. RFS Bancorp currently maintains a tax-qualified 401(k) plan which permits plan participants to invest their accounts in shares of RFS Bancorp common stock. Pursuant to the terms of the Merger Agreement, the shares held in these accounts will be exchanged for a cash payment equal to $22.75 per share as of the effective date of the transactions contemplated by the Merger Agreement.

FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER TO YOU

         The exchange of our common stock for cash pursuant to the terms of the Merger Agreement will be a taxable transaction for federal income tax purposes under the Internal Revenue Code, and may also be a taxable transaction under state, local and other tax laws. A stockholder of RFS Bancorp will recognize gain or loss equal to the difference between the amount of cash received by the stockholder in the exchange and the tax basis in the RFS Bancorp common stock.

         Gain or loss recognized by the stockholder exchanging his or her RFS Bancorp common stock pursuant to the Merger Agreement will be capital gain or loss if such RFS Bancorp common stock is a capital asset in the hands of the stockholder. If the RFS Bancorp common stock has been held for more than one year, the gain or loss will be long-term. Capital gains recognized by an exchanging individual stockholder generally will be subject to federal income tax at capital gain rates applicable to the stockholder (up to a maximum of 39.6% for short-term capital gains and 20% for long-term capital gains), and capital gains recognized by an exchanging corporate stockholder generally will be subject to federal income tax at a maximum rate of 35%.

         Neither RFS Bancorp nor Danvers Bancorp has requested or will request a ruling from the Internal Revenue Service as to any of the tax effects to RFS Bancorp's stockholders of the transactions discussed in this proxy statement.

         The federal income tax discussion set forth above is based upon current law and is intended for general information only. You are urged to consult your tax advisor concerning the specific tax consequences of the exchange to you, including the applicability and effect of state, local or other tax laws and of any proposed changes in those tax laws and the Internal Revenue Code. We also note that any stock held in an individual retirement account or other tax-deferred account may not be subject to immediate taxation upon receipt of the cash consideration to be received pursuant to the Merger Agreement.

ACCOUNTING TREATMENT OF THE MERGER TRANSACTIONS

         The merger and related transactions will be accounted for under the purchase method of accounting. Under this method of accounting, Revere and Danvers will be treated as one company as of the date of completion of the merger and related transactions, and Danvers will record the fair market value of Revere's assets less liabilities on its consolidated financial statements. Acquisition costs in excess of the fair values of the net assets acquired, if any, will be recorded as an intangible asset and may be amortized for financial accounting purposes. The reported consolidated income of Danvers Bancorp will include the operations of Revere after the completion of the merger and related transactions.

                                VOTING AGREEMENTS

         Concurrently with the execution of the Merger Agreement, Revere, MHC, and each director and executive officer of RFS Bancorp (collectively the "Stockholders") separately entered into voting agreements under which the
Stockholders: (1) agreed to restrict their ability to transfer or dispose of their shares of RFS Bancorp common stock; (2) agreed to vote their shares of common stock of RFS Bancorp in such a manner as will facilitate the transactions set forth in the Merger Agreement, including the Reverse Stock Split, and the Charter Amendment; and (3) provided the Merger Agreement has not been terminated, granted to Danvers Bancorp an irrevocable proxy to vote the shares of RFS Bancorp common stock with respect to matters necessary to approve and consummate the transactions contemplated by the Merger Agreement, including the Reverse Stock Split, and the Charter Agreement. The Stockholders agreed to enter into the voting agreements as an indication of their support for the Merger Agreement and the transactions contemplated by it and their willingness to vote their shares of RFS Bancorp common stock in favor of the Merger Agreement, the Charter Amendment and other related matters at the special meeting.

         The voting agreements terminate automatically upon the termination of the Merger Agreement. The foregoing summary is qualified in its entirety by reference to the voting agreements, the forms of which are attached to this proxy statement as APPENDIX E and are incorporated herein by reference.

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

PRINCIPAL STOCKHOLDERS OF RFS BANCORP

         The following table contains stockholder information for persons known to RFS Bancorp to "beneficially own" five percent or more of RFS Bancorp's common stock as of July 31, 2001. In general, beneficial ownership includes those shares that a person has the power to vote, sell, or otherwise dispose. Beneficial ownership also includes the number of shares which an individual has the right to acquire within 60 days (such as stock options). Two or more persons may be considered the beneficial owner of the same share. We obtained the information provided in the following table from filings with the Securities and Exchange Commission and to RFS Bancorp's knowledge. In this proxy statement, "voting power" is the power to vote or direct the voting of shares, and "investment power" includes the power to dispose or direct the disposition of shares.


                                NAME AND ADDRESS OF  AMOUNT AND NATURE OF
        TITLE OF CLASS           BENEFICIAL-OWNER    BENEFICIAL-OWNERSHIP   PERCENT
----------------------------   --------------------  --------------------   -------
Common stock, $.01 par value   Revere, MHC                494,767(1)         56.00%
                               310 Broadway
                               Revere, MA 02151

Common stock, $.01 par value   Danvers Bancorp                               66.69%
                               1 Conant Street            590,192(2)
                               Danvers, MA  01923


--------------
(1) See "Voting Agreements" above for a description of the voting agreement entered into by Revere, MHC and Danvers Bancorp, which provides Danvers Bancorp with shared voting power and, in certain circumstances, sole voting power with respect to shares of RFS Bancorp common stock held by Revere, MHC. Under the terms of the voting agreement, Revere, MHC also is restricted in its ability to transfer or dispose of its shares of RFS Bancorp common stock.

(2) Based on information reported by Danvers Bancorp in a Schedule 13D/A filed on May 11, 2001, which reported shared voting power and in some circumstances sole voting power over such shares. Such powers as reported by Danvers Bancorp include shares beneficially owned by Revere, MHC, and shares owned by each director and executive officer of RFS Bancorp, as reflected in the table "Security Ownership of Directors and Management." The amount reflected in the Schedule 13D/A filed by Danvers Bancorp excludes any stock options held by the directors and executive officers of RFS Bancorp. Any subsequent acquisition of shares, however, including shares acquired through the exercise of stock options, are subject to the terms set forth in the voting agreements.

SECURITY OWNERSHIP OF DIRECTORS AND MANAGEMENT

         On the record date, RFS Bancorp's directors and executive officers beneficially owned 106,582 shares or approximately 12.2% of the outstanding shares of RFS Bancorp common stock. Our directors and executives have already agreed to vote their shares in favor of the Merger Agreement and the Charter Amendment pursuant to voting agreements entered into between each individual director and executive officer, and Danvers Bancorp. For a more detailed description of the voting agreements entered into by each individual director and executive officer of RFS Bancorp and Danvers Bancorp, please refer to "Voting Agreements," above in this proxy statement.

         The following table shows RFS Bancorp's common stock beneficially owned by each director and each named executive officer of RFS Bancorp identified as Messrs. James J. McCarthy and Anthony J. Patti, and all directors and executive officers of RFS Bancorp as a group, as of July 31, 2001. Each person and each group shown in the table has shared voting power with Danvers Bancorp under voting agreements entered into with Danvers Bancorp on April 27, 2001 and in certain circumstances no voting power, as more fully provided in "Voting Agreements" and "Principal Stockholders of RFS Bancorp," above, with respect to the shares of common stock owned by such persons.


                                                         AMOUNT AND
                                                          NATURE-OF        PERCENT OF
                                                         BENEFICIAL       COMMON STOCK
              NAME                  TITLE (1)         OWNERSHIP(1)(2)(3)   OUTSTANDING
---------------------------------------------------------------------------------------------
Ernest F. Becker        Vice-Chairman and Director           2,316                 *
Arno P. Bommer          Chairman of the Board and
                        Director                             6,316                 *
Theodore E. Charles     Director                            16,316               1.8%
Anthony R. Conte        Director                             3,816                 *
Carmen R. Mattuchio     Director                            16,316               1.8%
John J. Marchese        Director                               987                 *
James J. McCarthy       President, Chief Executive
                        Officer and Director                24,458               2.7%
J. Michael O'Brien      Director                             2,316                 *
Anthony J. Patti        Executive Vice President and
                        Chief Financial Officer             14,031               1.5%
Mark Robinson           Director                               987                 *
John J. Verrengia       Director                             8,258                 *
All directors and
executive officers as
a group (12 persons)(4)(5)                                 106,582              12.2%


                                (FOOTNOTES TO THE TABLE CONTINUE ON NEXT PAGE)

----------------------------

*        Represents less than one percent.

(1) See "Principal Stockholders of RFS Bancorp" above for a definition of "beneficial ownership."

(2) The figures shown above include shares held in trust pursuant to the RFS Bancorp, Inc. Employee Stock Ownership Plan (the "ESOP") that have been allocated as of September 30, 2000, to individual accounts as follows: Messrs. McCarthy - 1,267 shares, Mr. Patti - 900 shares, and all other executive officers as a group 491 shares. Such persons have voting power, subject to the legal duties of the ESOP Trustee, and as provided under voting agreements entered into by such individuals with Danvers Bancorp, but no investment power, except in limited circumstances, over such shares. The amount of shares for all directors and executive officers as a group includes 26,842 shares held by the ESOP Trust that have not been allocated to eligible participants as of September 30, 2000, over which certain members of the Compensation Committee of RFS Bancorp (consisting of Messrs. Becker, McCarthy and Bommer) may be deemed to have sole "investment power," except in limited circumstances, thereby causing each such committee member to be deemed a beneficial owner. Each such person disclaims beneficial ownership of these shares. The individual participants in the ESOP have shared voting power with the ESOP Trustee with respect to the unallocated shares held in the ESOP Trust.

(3) Percentages with respect to each person or group of persons have been calculated based upon 884,923 shares of common stock of RFS Bancorp, the number of shares outstanding on July 31, 2001.

(4) Includes restricted stock awards of 658 shares made to each outside director under the RFS Bancorp, Inc. 1999 Recognition and Retention Plan as of June 29, 2000, except for Messrs. Robinson and Marchese, who were awarded 658 shares under the plan on January 19, 2000 and March 21, 2001, respectively. Under the plan, Messrs. McCarthy and Patti were also granted restricted stock awards of 4,388 and 2,633 shares of common stock, respectively, and all other executive officers as a group were granted restricted stock awards of 878 shares. Each recipient of a restricted stock award has sole voting power, but no investment power, over the common stock covered by the award. The restricted stock awards vest at the rate of 20% per year on each anniversary date of the grant. The first installment for each outside director and to Messrs. McCarthy and Patti vested on June 29, 2000 except for awards held by Messrs. Robinson and Marchese whose first installment vested on January 19, 2001 and will vest on June 29, 2001, respectively.

(5) Includes shares of common stock as to which the named individual has the right to acquire beneficial ownership, currently or within 60 days of the July 31, 2001 voting record date, pursuant to the exercise of stock options, as follows: (i) 658 shares each for Messrs. Becker, Bommer, Charles, Conte, O'Brien and Verrengia and Ms. Mattuchio; (ii) 5,386 shares for Mr. McCarthy; (iii) 2,632 shares for Mr. Patti; and
         (iii) 329 shares for Messrs. Marchese and Robinson.

          ------------------------------------------------------------
                                   PROPOSAL 1
                        APPROVAL OF THE MERGER AGREEMENT
          -------------------------------------------------------------

         THE FOLLOWING INFORMATION DESCRIBES INFORMATION PERTAINING TO THE TRANSACTIONS CONTEMPLATED BY THE MERGER AGREEMENT. THIS DESCRIPTION DOES NOT PROVIDE A COMPLETE DESCRIPTION OF ALL THE TERMS AND CONDITIONS OF THE MERGER AGREEMENT. THIS DESCRIPTION IS QUALIFIED IN ITS ENTIRETY BY THE APPENDICES ATTACHED TO THIS PROXY STATEMENT, INCLUDING THE TEXT OF THE MERGER AGREEMENT AND SUBSIDIARY MERGER AGREEMENT, WHICH ARE ATTACHED AS APPENDICES A AND B, RESPECTIVELY, TO THIS PROXY STATEMENT. THE APPENDICES ARE INCORPORATED HEREIN BY REFERENCE. YOU ARE URGED TO READ THE APPENDICES IN THEIR ENTIRETY.

THE COMPANIES

         BUSINESS OF RFS BANCORP. RFS Bancorp is a federally chartered stock holding company formed in connection with the mutual holding company reorganization of Revere Federal Savings Bank, a federally chartered stock savings and loan association. The reorganization was completed on December 18, 1998. Revere Federal Savings Bank is a wholly owned subsidiary of RFS Bancorp. As part of the reorganization, Revere, MHC was formed and became the majority stockholder of RFS Bancorp. Revere, MHC is owned and controlled by the members of Revere, MHC and conducts no significant operations of its own.

         RFS Bancorp conducts its business through Revere Federal Savings Bank, whose primary business consists of attracting savings deposits from the general public and investing such deposits in loans secured by single-family residential real estate, commercial real estate, commercial assets and investment securities. Revere Federal Savings Bank's commercial and commercial real estate borrowers are comprised of diverse small businesses, without a particular concentration in any one industry. Revere Federal Savings Bank also makes consumer loans, including home equity loans, automobile loans, loans on deposit accounts and other consumer loans. Revere Federal Savings Bank offers both fixed-rate and adjustable-rate loans and emphasizes the origination of residential real estate mortgage loans and commercial loans with adjustable interest rates. At June 30, 2001, RFS Bancorp had total consolidated assets of approximately $154.0 million, total consolidated deposits of approximately of $104.0 million and total consolidated stockholders' equity of approximately $10.8 million.

         The principal executive offices of RFS Bancorp is 310 Broadway, Revere, Massachusetts 02151, and its telephone number is (781) 284-7777.

         BUSINESS OF DANVERS BANCORP. Danvers Bancorp is a mutual bank holding company incorporated in Massachusetts, which operates primarily through its subsidiary, Danvers Savings Bank, a Massachusetts chartered savings bank. With its main office in Danvers, Massachusetts, five branches and one loan office, Danvers Savings Bank provides a wide array of commercial and consumer banking services. Danvers Savings Bank's lending activities are concentrated primarily on the North Shore of eastern Massachusetts. Its loan portfolio consists of business loans extending across many industry types, single-family and multi-family residential loans and a variety of consumer loans. In addition, Danvers Savings Bank makes loans for the construction of residential homes. At March 31, 2001, Danvers Bancorp had total consolidated assets of approximately $486.3 million, total consolidated deposits of approximately $365.7 million and total consolidated surplus of approximately $39.9 million.

         The principal executive offices of Danvers Bancorp is 1 Conant Street, Danvers, Massachusetts 01923, and its telephone number is (978) 777-2200.


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

OVERVIEW

         As soon as possible after the conditions to completing the merger transactions described below have been satisfied or waived, and unless the Merger Agreement has been terminated, the merger transactions will be effected as follows:

         o First, RFS Bancorp will effect the Reverse Stock Split and decrease the total number of shares outstanding. In connection with this split, all minority stockholders will be entitled to receive $22.75 for each share of RFS Bancorp common stock that they owned before the split. Once your shares of RFS Bancorp common stock are exchanged for the right to receive cash, you will not own any stock or other interest in RFS Bancorp, nor will you receive, as a result of the merger, any stock of Danvers Savings Bank or Danvers Bancorp.

         o Second, RFS Bancorp will exchange its federal stock holding company charter for an interim federal stock savings association charter.

         o Third, the Interim Entity will merge with and into Revere Federal Savings Bank with Revere Federal Savings Bank as the surviving entity.

         o        Fourth, Revere, MHC, will merge with and into Danvers Bancorp.
                  In connection with this merger transaction, the depositors of Revere Federal Savings Bank will be provided with liquidation and subscription interests substantially of the same nature in Danvers Bancorp as they had in Revere, MHC.

         o Fifth, simultaneously with the merger of Revere, MHC with and into Danvers Bancorp, Revere Federal Savings Bank will merge with and into Danvers Savings Bank pursuant to the Subsidiary Merger Agreement.

WHAT RFS BANCORP STOCKHOLDERS WILL RECEIVE IN THE MERGER

         Upon completion of the transactions contemplated by the Merger Agreement, each holder of RFS Bancorp common stock, excluding any shares held by Revere, MHC, will be entitled to receive $22.75 in cash for each share of RFS Bancorp common stock held by such stockholder before the Reverse Stock Split.

CONDITIONS OF THE MERGER

         The respective obligations of Revere and Danvers to effect the transactions contemplated by the Merger Agreement are subject to the satisfaction or waiver of the following conditions specified in the Merger Agreement.

         Revere and Danvers must:

         o        obtain corporate approvals to execute the Merger Agreement;

         o        fulfill their obligations under the Merger Agreement;

         o avoid any material breach of their representations and warranties;

         o obtain regulatory approvals from the Federal Reserve Board, the Federal Deposit Insurance Corporation, the Office of Thrift Supervision, and the Massachusetts Division of Banks and the Board of Bank Incorporation;

         o not have in effect any order, decree, or injunction of a court or agency of competent jurisdiction which would prevent the completion of the merger transactions;

         o receive certain officer's certificates from each other regarding the satisfaction of the Merger Agreement's conditions; and

         o obtain tax opinions from counsel covering certain tax matters in connection with the transactions contemplated by the Merger Agreement.

         Revere must also:

         o obtain approvals from stockholders of RFS Bancorp and from the members of Revere, MHC; and

         o do nothing that would have or result in any material adverse effect on Revere, MHC, RFS Bancorp or Revere Federal Savings Bank.

         Danvers must also

         o        obtain the approval from the corporators of Danvers Bancorp;
                  and

         o satisfy other conditions as detailed in Article VI of the Merger Agreement.

         We cannot guarantee that all of these conditions will be satisfied or waived.

EFFECTIVE TIME

         The merger and related transactions, including the Reverse Stock Split, will be consummated if (1) the Merger Agreement is approved by RFS Bancorp stockholders and members of Revere, MHC; (2) the proposal to approve the Charter Amendment is approved by RFS Bancorp stockholders; and (3) Revere and Danvers obtain all required consents and all other conditions to the Merger Agreement are either satisfied or waived. The merger and the transactions contemplated by the Merger Agreement will become effective on the date the Effective Date and at the time (the "Merger Effective Date") that certificates of merger are filed with the Secretary of State of the Commonwealth of Massachusetts, or such later date or time as may be indicated in such certificates, in accordance with the Merger Agreement and the Subsidiary Merger Agreement.

         We anticipate that the merger and related transactions will become effective during the third quarter of 2001. However, it is possible that factors outside of the control of the parties could require us to complete the transactions at a later time.

         We cannot assure you that the necessary approvals of the merger and related transactions will be obtained or that other conditions to consummation of the merger transactions can or will be satisfied. If the merger is not completed by June 30, 2002, both Revere and Danvers have the right to terminate the Merger Agreement, unless the failure to close is due to a breach of the party seeking to terminate.

APPRAISAL RIGHTS

         GENERAL. Stockholders of a corporation that is proposing to merge or consolidate with another entity are sometimes entitled under relevant state or federal laws to appraisal or dissenters' rights in connection with the proposed transaction depending on the circumstances. This right generally confers on stockholders who oppose a merger or the consideration to be received in the merger the right to receive, in lieu of the consideration being offered in the merger, the fair value for their shares as determined in accordance with applicable state or federal law.

         APPRAISAL RIGHTS UNDER 12 C.F.R. SS. 552.14. As stockholders of a federally chartered stock holding company, stockholders of RFS Bancorp have appraisal rights under regulations promulgated by the Office of Thrift Supervision under 12 C.F.R. ss. 552.14 (the "OTS Regulations"). Under the OTS Regulations, if stockholders of RFS Bancorp do not wish to accept the cash payment of $22.75 for each share of RFS Bancorp that they own, they have the right to dissent from the merger and related transactions and to seek an appraisal of, and to be paid the fair value, exclusive of any value arising from the accomplishment or expectation of the transactions contemplated by the Merger Agreement, for shares of RFS Bancorp common stock held by them, provided they comply with Section
552.14 of the OTS Regulations.

         Our stockholders who are entitled to vote on the approval of the Merger Agreement that do not vote in favor of the Merger Agreement and who otherwise comply with the applicable procedures under Section 552.14 of the OTS Regulations are entitled to dissenters' rights under federal law. To perfect their appraisal rights, RFS Bancorp stockholders must strictly comply with the procedures in Section 552.14 of the OTS Regulations. Failure to strictly comply with these procedures will result in the loss of appraisal rights.

         The following is a summary of the material provisions of Section 552.14 of the OTS Regulations. The full text of Section 552.14 of the OTS Regulations is reprinted as APPENDIX F to this proxy statement. You should read APPENDIX F in its entirety. All references in this summary to a "stockholder" are to the record holder of the shares of RFS Bancorp common stock on the record date. A person having a beneficial interest in shares that are held in "street name" or otherwise held of record in the name of another person, such as a broker or nominee, is responsible for ensuring that a demand for appraisal is made by the record holder and must act promptly to cause the record holder to properly follow the steps summarized below in a timely manner to exercise whatever appraisal rights the beneficial owner may have.

         WE MUST PROVIDE OUR STOCKHOLDERS NOTICE. Under Section 552.14 of the OTS Regulations, because we are submitting the Merger Agreement and the transactions contemplated by it for approval at a special meeting, we must notify not less than 20 days prior to the special meeting, each of our stockholders who was a stockholder on the record date for the special meeting, that appraisal rights are available, and must include in such notice a copy of
Section 552.14 of the OTS Regulations. This proxy statement constitutes notice to the holders of shares of RFS Bancorp common stock for which appraisal rights are available.

         YOU MUST PERFECT YOUR APPRAISAL RIGHTS. To perfect appraisal rights under Section 552.14 of the OTS Regulations, with respect to your shares of common stock of RFS Bancorp, you must comply with the following procedures:

         o You must not vote for the adoption of the Merger Agreement or consent thereto in writing, including the returning of a signed proxy without indicating any voting instructions as to the proposal.

         o You must deliver to RFS Bancorp a written demand for appraisal rights of your shares of RFS Bancorp common stock before the vote on the proposal to adopt the Merger Agreement.

         A written demand for appraisal must reasonably inform us of the identity of the stockholder and his or her intent to demand appraisal of his or her shares of RFS Bancorp common stock. This written demand for appraisal must be separate from any proxy or vote in person against or abstention from voting on the Merger Agreement. A PROXY OR VOTE IN PERSON AGAINST OR ABSTENTION FROM VOTING ON THE ADOPTION OF THE MERGER AGREEMENT WILL NOT, IN AND OF ITSELF, CONSTITUTE A DEMAND FOR APPRAISAL.

         A RFS Bancorp stockholder wishing to assert appraisal rights must be the record holder of his or her shares of RFS Bancorp common stock on the date the written demand for appraisal is made. Only a holder of record of shares of RFS Bancorp common stock is entitled to assert appraisal rights for the shares of RFS Bancorp common stock registered in that holder's name. In addition, to preserve his or her appraisal rights, a RFS Bancorp stockholder must continue to hold his or her shares until the completion of the transactions contemplated by the Merger Agreement. Accordingly, a RFS Bancorp stockholder who is the record holder of shares of RFS Bancorp common stock on the date the written demand for appraisal is made, but who subsequently transfers shares prior to the completion of the merger transactions, will lose any right to appraisal with respect to those shares.

         Only a record holder of shares of RFS Bancorp common stock for which appraisal rights are available is entitled to assert appraisal rights for the shares registered in that holder's name. A demand for appraisal should be executed by or on behalf of the record holder, fully and correctly, as this holder's name appears on his or her stock certificates. If the shares of RFS Bancorp common stock for which appraisal rights are available are owned of record in a fiduciary capacity, for example by a trustee, guardian or custodian, execution of the demand should be made in that capacity, and if these shares are owned of record by more than one owner as in a joint tenancy or tenancy in common, the demand should be executed by or on behalf of all joint owners. An authorized agent, including one or more joint owners, may execute a demand for appraisal on behalf of a holder of record. The agent, however, must identify the record owner or owners and expressly disclose the fact that, in executing the demand, the agent is agent for such owner or officers.

         A record holder of RFS Bancorp common stock that is a broker who holds shares, for which appraisal rights are available, as nominee for several beneficial owners may exercise appraisal rights with respect to shares held for one or more beneficial owners while not exercising these rights with respect to the shares held for other beneficial owners. In such case, the written demand should set forth the number of shares for which appraisal rights are available and is being sought. When no number of shares is expressly mentioned, the demand will be presumed to cover all the shares held by such broker. Those who wish to exercise appraisal rights under Section 552.14 of the OTS Regulations are urged to consult with their brokers to determine the appropriate procedures for the making of a demand for appraisal by such a nominee.

         All written demands for appraisal must be mailed or delivered to:

         RFS Bancorp, Inc.
         310 Broadway
         Revere, Massachusetts 02151
         Attention: Corporate Secretary

or should be delivered to the Corporate Secretary at the RFS Bancorp special meeting prior to the vote on the Merger Agreement or the Charter Amendment.

         DANVERS BANCORP MUST PROVIDE NOTICE TO EACH RFS BANCORP STOCKHOLDER THAT HAS PROPERLY ASSERTED APPRAISAL RIGHTS. Within ten days after the completion of the transactions contemplated by the Merger Agreement, Danvers Bancorp, as the surviving company, will notify each RFS Bancorp stockholder that has properly asserted appraisal rights under Section 552.14 of the OTS Regulations, and that has not voted in favor of the Merger Agreement, of the following:

         o        the Effective Date;

         o the fair market value that Danvers will offer to pay for such shares;

         o that, within 60 days of the Effective Date, a petition must be filed with the Office of Thrift Supervision if an agreement as to the price of the dissented shares is not agreed upon by Danvers and the dissenting stockholder;

         o that the transfer agent must note on such stockholder's stock certificates that appraisal proceedings are pending; and

         o        the notice requirements of the petition.

         ACCEPTANCE OF OFFER. If within 60 days of the Effective Date, the fair value is agreed upon between Danvers Bancorp and any stockholder who has complied with the requirements summarized above, payment of such agreed price must be made within 90 days of the Effective Date.

         A PETITION MUST BE FILED WITH THE OFFICE OF THRIFT SUPERVISION. Within 60 days after the Effective Date, but not thereafter, any RFS Bancorp stockholder who has complied with the requirements summarized above may file a petition with the Office of Thrift Supervision demanding a determination of the fair value of the shares that are entitled to appraisal rights. A copy of the petition must be given to Danvers Bancorp as the surviving corporation by registered or certified mail. It will be the obligation of RFS Bancorp stockholders wishing to assert appraisal rights to initiate all necessary action to perfect their appraisal rights within the time prescribed in Section 552.14 of the OTS Regulations. Any RFS Bancorp stockholder entitled to file a petition with the Office of Thrift Supervision who fails to file the petition within 60 days of the Effective Date will be deemed to have accepted the cash consideration of $22.75 for each share of RFS Bancorp common stock that they owned prior to the Reverse Stock Split.

         STOCK CERTIFICATES MUST BE NOTED BY THE TRANSFER AGENT. Within 60 days of the Effective Date, each RFS Bancorp stockholder demanding appraisal and payment under Section 552.14 of the OTS Regulations must submit to Registrar and Transfer Company, the transfer agent, his or her certificates of RFS Bancorp common stock for notation by the transfer agent that appraisal proceedings are pending. Any RFS Bancorp stockholder who fails to submit his or her stock certificates for this notation will no longer be entitled to appraisal rights under Section 552.14 of the OTS Regulations, and will be deemed to have accepted the cash consideration of $22.75 for each share of RFS Bancorp common stock that they owned prior to the Reverse Stock Split.

         THE DIRECTOR OF THE OFFICE OF THRIFT SUPERVISION WILL DETERMINE THE FAIR VALUE OF THE RFS BANCORP COMMON STOCK. The Director of the Office of Thrift Supervision (the "Director") will either appoint one or more independent persons or direct appropriate staff of the Office of Thrift Supervision to determine the fair market value of the shares, as of the Effective Date, exclusive of any element of value arising from the accomplishment or expectation of the merger and the other transactions contemplated by the Merger Agreement. Appropriate staff of the Office of Thrift Supervision will review and provide an opinion on the appraisals prepared by the independent person as to the suitability of the appraisal methodology and the adequacy of the analysis and the supportive data.

         After considering the appraisal report and the advice of the appropriate staff, and if the Director agrees with the valuation of the shares, the Director will direct payment by Danvers Bancorp of the appraised fair market value of the shares of RFS Bancorp common stock upon surrendering of the certificates representing such stock. Danvers Bancorp must make the payment, together with interest from the Effective Date, at a rate deemed equitable by the Director.

         In addition, the Director may apportion and assess the costs and expenses of any proceeding under Section 552.14 of the OTS Regulations against all or some of the parties. In making this assessment, the Director will consider whether any party has acted arbitrarily, vexatiously, or not in good faith in respect to the rights provided under Section 552.14 of the OTS Regulations.

         RFS Bancorp stockholders considering the exercise of appraisal rights should be aware that the fair market value of their shares as determined under
Section 552.14 of the OTS Regulations could be more than, the same as or less than the value of the cash merger consideration provided pursuant to the Merger Agreement and that investment banking opinions as to the fairness from a financial point of view are not necessarily opinions as to the fair value under
Section 552.14 of the OTS Regulations.

         YOU MAY WITHDRAW YOUR DEMAND FOR APPRAISAL. At any time within 60 days after the Effective Date, any RFS Bancorp stockholder will have the right to withdraw his or her demand for appraisal and to accept the cash amount of $22.75 for each share of common stock that they own in accordance with the terms of the Merger Agreement.

         NO RIGHT TO VOTE APPRAISAL SHARES OR RECEIVE DIVIDENDS OR DISTRIBUTION ON APPRAISAL SHARES. Any holder of shares of RFS Bancorp common stock for which appraisal rights are available that has duly demanded an appraisal in compliance with Section 552.14 of the OTS Regulations will not be entitled to vote, after the consummation of the merger and other transactions pursuant to the Merger Agreement, those shares subject to such demand for any purpose or be entitled to the payment of dividends or other distributions on those shares, except dividends or other distributions payable to holders of record of those shares as of a record date prior to the completion of the transactions contemplated by the Merger Agreement.

PROCEDURES FOR SURRENDERING YOUR CERTIFICATES

         On or prior to the Merger Effective Date, Danvers will deposit with the exchange agent an amount of cash equal to the aggregate merger consideration. The exchange agent will act as paying agent for the benefit of the holders of certificates of RFS Bancorp common stock in exchange for the merger consideration. Each holder of RFS Bancorp common stock, excluding Revere, MHC, who surrenders his or her RFS Bancorp shares to the exchange agent will be entitled to receive a cash payment of $22.75 per share of RFS Bancorp common stock owned prior to the Reverse Stock Split upon acceptance of the shares by the exchange agent.

         Promptly after the Merger Effective Date, a letter of transmittal will be mailed by the exchange agent to RFS Bancorp stockholders. The letter of transmittal will contain instructions for surrendering your certificates of RFS Bancorp common stock.

         YOU SHOULD NOT RETURN YOUR RFS BANCORP COMMON STOCK CERTIFICATES WITH THE ENCLOSED PROXY, AND YOU SHOULD NOT SEND YOUR STOCK CERTIFICATES TO THE EXCHANGE AGENT UNTIL YOU RECEIVE THE LETTER OF TRANSMITTAL.

         If a certificate for RFS Bancorp common stock has been lost, stolen or destroyed, the exchange agent is not obligated to deliver payment until the holder of the shares delivers:

         o an appropriate affidavit by the person claiming the loss, theft or destruction of his or her certificate,

         o        an indemnity agreement, and

         o        if required by the exchange agent or Danvers Bancorp, a bond.

         At the time the transactions contemplated by the Merger Agreement becomes effective, the stock transfer books of RFS Bancorp will be closed to RFS Bancorp's stockholders and no transfer of shares of RFS Bancorp common stock by any stockholder will thereafter be made or recognized. If certificates for shares of RFS Bancorp common stock are presented for transfer after the transactions contemplated by the Merger Agreement becomes effective, they will be canceled and exchanged for a check for the cash merger consideration to which such holder is entitled.

         If certificates for RFS Bancorp common stock are not surrendered prior to the date on which such payments would otherwise escheat to or become the property of any governmental agency, the unclaimed amounts will become the property of Danvers Bancorp to the extent permitted by applicable law, free and clear of all claims or interest of any person previously entitled to such property. None of Danvers Bancorp, RFS Bancorp, the exchange agent or any other party to the merger will be liable to any former holder of RFS Bancorp common stock for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

REGULATORY MATTERS

         Revere and Danvers have filed all applications and notices and have taken or will promptly take other appropriate action with respect to any requisite approvals or other action of any governmental authority. The Merger Agreement provides that the obligation of each of Revere and Danvers to complete the merger and related transactions are conditioned upon the receipt of all requisite regulatory approvals, including the approval of the Federal Reserve Board, the Federal Deposit Insurance Corporation, the Office of Thrift Supervision, the Massachusetts Division of Banks, and the Massachusetts Board of Bank Incorporation.

         In reviewing applications under the Bank Holding Company Act and the Bank Merger Act, the Federal Reserve Board and the Federal Deposit Insurance Corporation must consider, among other factors, the financial and managerial resources and future prospects of the existing and resulting institutions, and the convenience and needs of the communities to be served. In addition, the Federal Reserve Board and the Federal Deposit Insurance Corporation may not approve a transaction if it will result in a monopoly or otherwise be anti-competitive. The Massachusetts Division of Banks and the Board of Bank Incorporation must also approve the merger transaction under its regulations.

         Under the Community Reinvestment Act of 1977, the Federal Reserve Board and the Federal Deposit Insurance Corporation must take into account the record of performance of Revere Federal Savings Bank and Danvers Savings Bank in meeting the credit needs of the entire community, including low- and moderate-income neighborhoods, served by each institution. Revere Federal Savings Bank received a "satisfactory" rating and Danvers Savings Bank received an "outstanding" rating during their respective last Community Reinvestment Act examinations.

         In addition, a period of up to 30 days must expire following approval by each of the Federal Deposit Insurance Corporation and the Federal Reserve Board, within which period the United States Department of Justice may file objections to the merger under the federal anti-trust laws. Although we believe that the likelihood of such action by the Department of Justice is remote in this merger transaction, there can be no assurance that the Department of Justice will not initiate such a proceeding. If such a proceeding is instituted or challenge is made, we cannot ensure a favorable result.

         RFS Bancorp also must obtain the approval of the Office of Thrift Supervision for the charter exchange of RFS Bancorp from a federal stock holding company for an interim federal stock savings association and subsequent merger with and into Revere Federal Savings Bank with Revere Federal Savings Bank as the surviving entity. The Office of Thrift Supervision, as the primary federal banking regulation of Revere, MHC, RFS Bancorp and Revere Federal Savings Bank, generally will have an opportunity to review the transactions contemplated by the Merger Agreement.

         We are not aware of any other regulatory approvals required for completion of the merger, except as described above. Should any other approvals be required, it is presently contemplated that such approvals would be sought. There can be no assurance that any other approvals, if required, will be obtained.

         The approval of any application merely implies the satisfaction of regulatory criteria for approval, which does not include review of the merger from the standpoint of the adequacy of the consideration to be received by RFS Bancorp stockholders. Furthermore, regulatory approvals do not constitute an endorsement or recommendation of the merger.

TIME PERIOD FOR COMPLETING THE MERGER

         If the merger transactions are not consummated on or before June 30, 2002, the Merger Agreement may be terminated by either Revere or Danvers, unless the failure to close is due to a breach of the party seeking to terminate.

OTHER PROVISIONS OF THE MERGER AGREEMENT

         Although the completion of the transactions contemplated by the Merger Agreement requires the approval of our stockholders, the members of Revere, MHC, the corporators of Danvers Bancorp and certain regulatory approvals, many provisions of the Merger Agreement became effective immediately upon its signing. Your vote was not required to make these provisions binding obligations of Revere and Danvers.

         REPRESENTATIONS AND WARRANTIES. Each party has made representations and warranties to the other party with respect to various matters, including its financial statements, capital structure, business, loans, investments, regulatory filings and benefit plans. These representations and warranties must be true and correct upon both signing of the Merger Agreement and the completion of the transactions contemplated by it. A party can terminate the Merger Agreement if the other party's representations and warranties are not true and correct, resulting in a material adverse effect on that other party. If the transactions contemplated by the Merger Agreement are completed, or if the Merger Agreement is terminated for some unrelated reason, the representations and warranties become void. You can find details of these obligations in Articles II and III of the Merger Agreement.

         COOPERATION AND CONDUCT OF BUSINESS. Each party has agreed to cooperate in completing the transactions set forth in the Merger Agreement and to avoid extraordinary transactions between the signing of the Merger Agreement and the completion of transactions contemplated by it. In addition, we have agreed not to solicit or encourage a competing transaction to acquire us. However, we can furnish information to or negotiate with someone who makes an unsolicited written bona fide proposal if our advisors determine that it is our Boards of Directors' fiduciary duty to do so. These provisions become void if the transactions pursuant to the Merger Agreement are completed. These provisions also become void if the Merger Agreement is terminated, except for those related to confidentiality and shared expenses. You can find details of these obligations in Article VII of the Merger Agreement.

         AMENDMENT AND WAIVER. Section 7.03 of Article VII of the Merger Agreement allows either Revere or Danvers to extend the time for the performance of any obligation by the other party, and to waive (to the extent permitted by law) any condition or obligation of the other party if provided in a writing signed between the parties. However, after any approval of the transactions contemplated by the Merger Agreement, there may not be, without further approval from you, any amendment, extension or waiver of the Merger Agreement or any portion of the Merger Agreement which reduces the amount or changes the form of consideration to be delivered to you under the Merger Agreement. Similarly, we must first obtain your approval if any amendment, extension or waiver of the Merger Agreement will result in a negative taxable event to you as a result of the amendment, extension or waiver.

TERMINATION. The Merger Agreement may be terminated under any of the following circumstances:

         (1) The Merger Agreement may be terminated by the mutual consent of Revere or Danvers.

         (2) The Merger Agreement may be terminated by either Revere or Danvers if:

                  o any party has been informed by a regulatory authority whose approval or consent has been requested that the approval or consent is unlikely to be granted;

                  o the merger transactions are not completed by June 30, 2002, provided however, that the right to terminate the Merger Agreement will not be available to any party whose breach of any obligation under the Merger Agreement has been the cause of or resulted in the failure of the merger transactions to occur on or before June 30, 2002; or

                  o a material breach by or failure to perform on the part of a party of any representation, warranty, covenant or agreement contained in the Merger Agreement has occurred and cannot be or has not been cured within 30 days after the giving of written notice of such breach by the other party (provided the other party is not in material breach) such that the conditions for closing set forth in the merger agreement would not then be satisfied by the breaching party.

         (3) The Merger Agreement may be terminated by Revere:

                  o if our Boards of Directors determine, after consultation with our advisors, that it is their fiduciary duty to accept a superior proposal (as defined in the Merger Agreement);

                  o if we enter into another agreement with someone else, in connection with a superior proposal; or

                  o if the approval of the corporators of Danvers Bancorp has not been obtained.

         (4) The Merger Agreement may be terminated by Danvers:

                  o if the Boards of Directors of RFS Bancorp or Revere, MHC withdraw their recommendation to approve the Merger Agreement or modify their recommendation in a manner adverse to Danvers, as set forth in the Merger Agreement; or

                  o if the approval of RFS Bancorp stockholders or members of Revere, MHC for the consummation of the Merger Agreement transactions have not been obtained by reason of the failure to obtain the required vote at the meeting or at any adjournment or postponement.

         You can find details of the termination provisions in Article VII of the Merger Agreement.

         FEES AND EXPENSES. Regardless of whether the transactions contemplated by the Merger Agreement are consummated, all expenses incurred in connection with the Merger Agreement will be paid by the party incurring such expenses (including legal fees and expenses). Nothwithstanding the foregoing, if the merger is terminated, Revere or Danvers may be obligated to pay the other party the following fees:

         o We will pay Danvers Bancorp $1.0 million if we receive a superior proposal and terminate the Merger Agreement with Danvers Bancorp or if our Boards of Directors withdraw or change their recommendation to approve the Merger Agreement under conditions set forth in the Merger Agreement.

         o We will reimburse Danvers Bancorp up to $100,000 of reasonable out-of-pocket expenses that they incur in connection with the Merger Agreement and related transactions if they terminate the Merger Agreement because the required approvals of the stockholders of RFS Bancorp and the members of Revere, MHC were not received.

         o Danvers Bancorp will reimburse us up to $250,000 of reasonable out-of-pocket expenses that we incur in connection with the Merger Agreement and related transactions if we terminate the Merger Agreement because the required approval from the corporators of Danvers Bancorp was not obtained.

         You can find additional details of the termination fee provisions in
Article VII of the Merger Agreement.

         Fees and expenses of Revere in connection with the transactions contemplated by the Merger Agreement, including filing fees, printing costs, attorneys' fees and costs, fees of Revere's financial advisors and out-of-pocket expenses are expected to total approximately $750,000.

         YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE APPROVAL OF THE MERGER AGREEMENT.

        -----------------------------------------------------------------
                                   PROPOSAL 2
                        APPROVAL OF THE CHARTER AMENDMENT
        -----------------------------------------------------------------

         In connection with the transactions contemplated by the Merger Agreement, including the Reverse Stock Split, your Board of Directors recommends approval of the amendment to Section 5 of RFS Bancorp's federal stock holding company charter in the manner shown in APPENDIX C attached to this proxy statement. The proposed Charter Amendment would increase the par value of RFS Bancorp common stock from $0.01 per share to $4,947.67 per share.

         The primary reason for the Charter Amendment proposal is to facilitate the Reverse Stock Split. If our stockholders approve the Merger Agreement, including the Reverse Stock Split, and the Charter Amendment, we will first change the par value of RFS Bancorp common stock from $.01 per share to $4,947.67. We will then effect a reverse stock split on a 494,767 for one basis. As a result, for every share of RFS Bancorp common stock that you own, after the Reverse Stock Split, you will own 1/494,767 share of RFS Bancorp common stock. Because you will receive cash for any fractional shares resulting from the Reverse Stock Split, your shares of RFS Bancorp common stock will be cancelled. This means that after receiving the cash merger consideration of $22.75 for every share of RFS Bancorp common stock that you owned prior to the Reverse Stock Split you will no longer have any interests as a stockholder in RFS Bancorp or in any other Revere entity.

         The Charter Amendment will be deemed to have been approved at the time of adoption by RFS Bancorp's stockholders, provided RFS Bancorp files the Charter Amendment along with other documents to evidence the adoption of the Charter Amendment with the Office of Thrift Supervision within 30 days after stockholders of RFS Bancorp approve the Charter Amendment.

         The Board of Directors believes that the Charter Amendment is necessary to effect the transactions contemplated by the Merger Agreement, including the Reverse Stock Split, as previously discussed in this proxy statement under "Proposal 1, Approval of the Merger Agreement -- Overview" and "Special Factors -- Material Terms of the Reverse Stock Split." This Proposal 2, even if approved by stockholders of RFS Bancorp at the special meeting, will not take place unless the proposal to approve the Merger Agreement and the transactions contemplated by it, including the Reverse Stock Split, are approved by stockholders of RFS Bancorp at the special meeting.

         The proposal to adopt the Charter Amendment requires the affirmative vote of the holders of a majority of the outstanding shares of RFS Bancorp common stock entitled to vote thereon, including shares held by Revere, MHC. Because Revere, MHC owns more than 50% of RFS Bancorp's total outstanding shares, we expect that Revere, MHC will control the outcome of the vote on the proposal to adopt the Charter Amendment.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ADOPTION OF THE CHARTER AMENDMENT.

          ------------------------------------------------------------
                                   PROPOSAL 3
                    AUTHORIZATION OF THE BOARD OF DIRECTORS,
                IN ITS DISCRETION, TO ADJOURNMENT OR POSTPONEMENT
                        THE SPECIAL MEETING IF NECESSARY
          -------------------------------------------------------------

GENERAL

         In connection with the special meeting, the Board of Directors seeks authorization from the stockholders of RFS Bancorp to adjourn or postpone the special meeting if necessary. The RFS Bancorp Board may use the proxies solicited pursuant to this proxy statement for any adjournment or postponement of the special meeting for the purpose of allowing additional time for soliciting further proxies to approve the Merger Agreement and/or the Charter Amendment if at the time of the special meeting there are not sufficient votes to approve the Merger Agreement and/or the Charter Amendment.

VOTE REQUIRED

         The authorization of the Board of Directors, in its discretion, to adjourn or postpone the special meeting if necessary, requires the affirmative vote of the holders of a majority of the outstanding shares of common stock entitled to vote thereon. Accordingly, shares as to which the "ABSTAIN" box has been selected on the proxy card will be counted as a vote against this proposal. Similarly, under this voting standard, shares underlying broker non-votes will be counted as a vote against this proposal. Revere, MHC intends to vote "for" approval of this proposal and thereby will ensure the outcome of this proposal.

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" AUTHORIZATION OF THE BOARD OF DIRECTORS, IN ITS DISCRETION, TO ADJOURN OR POSTPONE THE SPECIAL MEETING IF NECESSARY TO SOLICIT FURTHER PROXIES.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

         Prior to the reorganization of Revere Federal Savings Bank into the mutual holding company form of organization and the related stock offering by RFS Bancorp, Revere Federal Savings Bank was a mutual savings and loan association. RFS Bancorp's Registration Statement on Form SB-2 (File No. 333-63083) (the "Registration Statement") was declared effective by the Securities and Exchange Commission on November 12, 1998. An aggregate of 438,756 shares of common stock, par value $.01 per share, registered in the Registration Statement and offered in RFS Bancorp's subscription offering, as defined in the Registration Statement, (the "Offering") were sold at a price of $10.00 per share. The Offering closed on December 18, 1998 and raised gross proceeds of $4,387,560 for RFS Bancorp. The net proceeds of the Offering for RFS Bancorp, after deducting the expenses of the Offering (including sales agency commissions and expenses) were approximately $3.7 million. On December 21, 1998, RFS Bancorp's common stock began trading on the over-the-counter market with quotations available through the OTC Bulletin Board under the symbol "RFED."

         The information set forth below was provided to management of RFS Bancorp by certain securities firms effecting transactions in RFS Bancorp's stock on an agency basis. The quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions. The price range of the common stock from the date the common stock began trading on December 21, 1998 for the most recent fiscal years was as follows:

                                  Stock Price
                      -------------------------------------
                            High               Low
                      -------------------------------------
1999
---------------------
First Quarter........      $       9.75      $        8.50
Second Quarter.......             10.25               8.25
Third Quarter........              8.50               8.00
Fourth Quarter.......             10.75               7.25


                                  Stock Price
                      -------------------------------------
                            High               Low
                      -------------------------------------
2000
---------------------
First Quarter........      $      10.50      $        7.00
Second Quarter.......              9.25               6.75
Third Quarter........              9.00               8.25
Fourth Quarter.......              9.00               8.25

         RFS Bancorp has not paid a dividend since its incorporation. The RFS Bancorp Board of Directors may consider the payment of cash dividends, dependent upon the results of operations and financial condition of RFS Bancorp, tax considerations, industry standards, economic considerations, regulatory restrictions, general business factors and other conditions. RFS Bancorp's ability to pay dividends is dependent upon the dividend payments it receives from Revere Federal Savings Bank which are subject to regulations and Revere Federal Savings Bank's continued compliance with all regulatory capital requirements.

         RFS Bancorp has purchased 48,600 shares of RFS Bancorp's common stock since its common stock began trading on December 21, 1998. During RFS Bancorp's 1999 fiscal year, RFS Bancorp did not repurchase any of its common stock. The price range of the common stock repurchased by RFS Bancorp during its 2000 fiscal year was as follows:


                  Stock Price Paid    Amount      Average
                    High      Low   Purchased  Purchase Price
                 --------------------------------------------
2000
--------------------------------------------------------
First Quarter....      --      --        --           --
Second Quarter...  $9.250  $9.250    10,000       $9.250
Third Quarter....  $9.000  $8.750    38,600       $8.871
Fourth Quarter...      --      --        --           --


                    REVERE'S DIRECTORS AND EXECUTIVE OFFICERS

                  Proposal 1, "Election of Directors -- Biological Information and -- Transactions with Certain Related Persons" in RFS Bancorp's Proxy Statement for the 2001 Annual Meeting of Stockholders filed with the Securities and Exchange Commission via EDGAR on December 20, 2000 is incorporated to this proxy statement by reference.

         To the best of RFS Bancorp's knowledge, during the last five years, no director or executive officer of Revere has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors), nor been a party to any (except for matters that were dismissed without sanction or settlement) proceeding of a judicial or administrative body of competent jurisdiction, nor subject to a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws.

                                  OTHER MATTERS

         As of the date of this proxy statement, the Board of Directors does not know of any matters that will be presented for consideration at the special meeting other than as described in this proxy statement. However, if any other matters properly come before the special meeting or any adjournment or postponement of the special meeting is voted upon, the enclosed proxy will be deemed to confer discretionary authority to the individuals named as proxies to vote the shares represented by such proxies as to any such matters.

                             STOCKHOLDER PROPOSALS

         RFS Bancorp will hold its 2002 annual meeting of stockholders only if the merger and related transactions are not consummated. In order to be eligible for inclusion in RFS Bancorp's proxy materials for the 2002 annual meeting, if held, any RFS Bancorp stockholder proposal to take action at such meeting must be received by RFS Bancorp's executive offices at 310 Broadway, Revere, Massachusetts 02151, by no later than August 20, 2001, pursuant to the proxy soliciting regulations of the Securities and Exchange Commission. Securities and Exchange Commission rules contain standards as to what stockholder proposals are required to be in the proxy statement. Any such proposal will be subject to 17 C.F.R. Section 240.14a-8 of the rules and regulations promulgated by the Securities and Exchange Commission.

         In addition, under RFS Bancorp's Bylaws, if you wish to nominate a director or bring other business before an annual meeting:

         o You must be a stockholder of record and have given timely notice in writing to the Secretary of RFS Bancorp.

         o Your notice must contain specific information required in our Bylaws.

                           INCORPORATION BY REFERENCE

         The following documents filed by RFS Bancorp with the Securities and Exchange Commission are incorporated herein by reference: (i) RFS Bancorp's audited financial statements for the years ended September 30, 2000 and 1999, which are included in RFS Bancorp's Annual Report on Form 10-KSB for the Year ended September 30, 2000; (ii) the unaudited balance sheets and comparative year-to-date income statements and statements of cash flows and related earnings per share amounts included in RFS Bancorp's Quarterly Report on Form 10-QSB for the quarter ended June 30, 2001; (iii) Proposal 1: Election of Directors of the Company's proxy statement for the 2001 Annual Meeting of Stockholders; (iv) "Proposal 1, "Election of Directors -- Transactions with Certain Related Persons" and (v) all documents filed subsequent to the date of this proxy statement.

         RFS Bancorp hereby undertakes to provide without charge, to each person to whom this proxy statement is delivered, upon written request, a copy of any and all of the information that has been incorporated by reference in this proxy statement. If you would like a copy of any such documents, please write to:

                  Anthony J. Patti

                  Executive Vice President and Chief Financial Officer RFS Bancorp, Inc.
                  310 Broadway
                  Revere, Massachusetts 02151

                                         By Order of the Board of Directors

                                         /s/ Ernest F. Becker
                                         ----------------------------------
                                         Ernest F. Becker
                                         Secretary


Revere, Massachusetts
August 17, 2001


TO ASSURE THAT YOUR SHARES ARE REPRESENTED AT THE SPECIAL MEETING, PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ACCOMPANYING PROXY CARD IN THE POSTAGE-PAID ENVELOPE PROVIDED.

                                                                  Appendix A

                     =======================================



                          AGREEMENT AND PLAN OF MERGER

                                  By and Among

                              DANVERS BANCORP, INC.

                              DANVERS SAVINGS BANK

                                       and

                                   REVERE, MHC

                                RFS BANCORP, INC.

                           REVERE FEDERAL SAVINGS BANK




                           Dated as of April 27, 2001



                     =======================================

                                TABLE OF CONTENTS

                                                                                                               PAGE

ARTICLE I THE MERGER..............................................................................................2
         SECTION 1.01.              THE MERGER....................................................................2
         SECTION 1.02.              THE REVERSE STOCK SPLIT.......................................................2
         SECTION 1.03.              THE BANK MERGER...............................................................2
         SECTION 1.04.              EFFECTIVE TIME................................................................2
         SECTION 1.05.              EFFECT OF THE MERGER..........................................................3
         SECTION 1.06.              CERTIFICATE OF INCORPORATION..................................................3
         SECTION 1.07.              BY-LAWS.......................................................................3
         SECTION 1.08.              DIRECTORS AND OFFICERS........................................................3
         SECTION 1.09.              TAX CONSEQUENCES..............................................................3

ARTICLE II REPRESENTATIONS AND WARRANTIES OF THE SELLER...........................................................3
         SECTION 2.01.              ORGANIZATION AND QUALIFICATION; SUBSIDIARIES..................................4
         SECTION 2.02.              CHARTER; BY-LAWS; CORPORATE RECORDS...........................................4
         SECTION 2.03.              CAPITALIZATION................................................................5
         SECTION 2.04.              AUTHORITY.....................................................................5
         SECTION 2.05.              NO CONFLICT...................................................................6
         SECTION 2.06.              CONSENTS AND APPROVALS........................................................6
         SECTION 2.07.              COMPLIANCE....................................................................7
         SECTION 2.08.              REPORTS.......................................................................7
         SECTION 2.09.              FINANCIAL STATEMENTS..........................................................8
         SECTION 2.10.              ABSENCE OF CERTAIN CHANGES OR EVENTS..........................................8
         SECTION 2.11.              ABSENCE OF LITIGATION.........................................................9
         SECTION 2.12.              EMPLOYEE BENEFIT PROGRAMS....................................................10
         SECTION 2.13.              LABOR MATTERS................................................................12
         SECTION 2.14.              PROPERTY AND LEASES..........................................................13
         SECTION 2.15.              TAXES AND TAX RETURNS........................................................14
         SECTION 2.16.              CERTAIN CONTRACTS............................................................17
         SECTION 2.17.              LOAN PORTFOLIO...............................................................17
         SECTION 2.18.              INVESTMENT SECURITIES........................................................18
         SECTION 2.19.              DERIVATIVE TRANSACTIONS......................................................18
         SECTION 2.20.              INSURANCE....................................................................18
         SECTION 2.21.              ENVIRONMENTAL MATTERS........................................................19
         SECTION 2.22.              INTELLECTUAL PROPERTY........................................................20
         SECTION 2.23.              FIDUCIARY ACCOUNTS...........................................................20
         SECTION 2.24.              AGREEMENTS WITH BANK REGULATORS..............................................21
         SECTION 2.25.              MATERIAL INTERESTS OF CERTAIN PERSONS........................................21
         SECTION 2.26.              BROKERS' FEES; OPINIONS......................................................21
         SECTION 2.27.              PROXY STATEMENT..............................................................21
         SECTION 2.28.              DISSENTERS' RIGHTS...........................................................22
         SECTION 2.29.              TAKEOVER LAWS................................................................22
         SECTION 2.30.              DISCLOSURE...................................................................22




                                       i

ARTICLE III  REPRESENTATIONS AND WARRANTIES OF THE BUYER AND THE BUYER BANK......................................22
         SECTION 3.01.              CORPORATE ORGANIZATION.......................................................22
         SECTION 3.02.              AUTHORITY....................................................................23
         SECTION 3.03.              NO CONFLICT..................................................................23
         SECTION 3.04.              CONSENTS AND APPROVALS.......................................................23
         SECTION 3.05.              COMPLIANCE...................................................................24
         SECTION 3.06.              FINANCIAL STATEMENTS.........................................................24
         SECTION 3.07.              ABSENCE OF CERTAIN CHANGES OR EVENTS.........................................24
         SECTION 3.08.              ABSENCE OF LITIGATION........................................................25
         SECTION 3.09.              AGREEMENTS WITH BANK REGULATORS..............................................25
         SECTION 3.10.              CAPITAL; FINANCING...........................................................25
         SECTION 3.11               PURCHASER INVESTIGATION......................................................26
         SECTION 3.12               DISCLOSURE...................................................................26

ARTICLE IV  CONDUCT OF BUSINESS PENDING THE MERGER...............................................................26
         SECTION 4.01.              COVENANTS OF THE SELLER......................................................26
         SECTION 4.02.              SYSTEM CONVERSIONS...........................................................30
         SECTION 4.03.              CERTAIN CHANGES AND ADJUSTMENTS..............................................30
         SECTION 4.04.              ALCO MANAGEMENT..............................................................30
         SECTION 4.05.              COVENANT OF THE BUYER........................................................30

ARTICLE V  ADDITIONAL AGREEMENTS.................................................................................31
         SECTION 5.01.              REGULATORY MATTERS...........................................................31
         SECTION 5.02.              ACCESS TO INFORMATION........................................................32
         SECTION 5.03.              PROXY STATEMENT; OTHER FILINGS; BOARD RECOMMENDATIONS........................33
         SECTION 5.04.              MEETINGS OF MEMBERS AND STOCKHOLDERS.........................................34
         SECTION 5.05.              LEGAL CONDITIONS TO MERGER...................................................35
         SECTION 5.06.              NO SOLICITATION..............................................................36
         SECTION 5.07.              EMPLOYEE BENEFIT MATTERS.....................................................38
         SECTION 5.08.              DIRECTORS' AND OFFICERS' INSURANCE...........................................39
         SECTION 5.09.              FINANCIAL AND OTHER STATEMENTS...............................................40
         SECTION 5.10.              FURTHER ACTION...............................................................40
         SECTION 5.11.              ADDITIONAL AGREEMENTS........................................................41
         SECTION 5.12.              UPDATE OF DISCLOSURE SCHEDULES...............................................41
         SECTION 5.13.              CURRENT INFORMATION..........................................................41
         SECTION 5.14.              VOTING AGREEMENTS............................................................42

ARTICLE VI CONDITIONS TO THE MERGER..............................................................................42
         SECTION 6.01.              CONDITIONS TO EACH PARTY'S OBLIGATIONS TO EFFECT THE MERGER AND THE
                                    BANK MERGER..................................................................42
         SECTION 6.02.              CONDITIONS TO OBLIGATIONS OF THE BUYER.......................................43
         SECTION 6.03.              CONDITIONS TO OBLIGATIONS OF THE SELLER......................................43

ARTICLE VII  TERMINATION, AMENDMENT AND WAIVER...................................................................44
         SECTION 7.01.              TERMINATION..................................................................44
         SECTION 7.02.              EFFECT OF TERMINATION; EXPENSES..............................................46
         SECTION 7.03.              AMENDMENT AND WAIVER.........................................................46


                                       ii


ARTICLE VIII  GENERAL PROVISIONS.................................................................................47
         SECTION 8.01.              CLOSING......................................................................47
         SECTION 8.02.              ALTERNATIVE STRUCTURE........................................................47
         SECTION 8.03.              NON-SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS...................47
         SECTION 8.04.              NOTICES......................................................................47
         SECTION 8.05.              CERTAIN DEFINITIONS..........................................................48
         SECTION 8.06.              SEVERABILITY.................................................................49
         SECTION 8.07.              ENTIRE AGREEMENT.............................................................49
         SECTION 8.08.              ASSIGNMENT...................................................................49
         SECTION 8.09.              PARTIES IN INTEREST..........................................................49
         SECTION 8.10.              SPECIFIC PERFORMANCE.........................................................49
         SECTION 8.11.              GOVERNING LAW................................................................50
         SECTION 8.12.              HEADINGS.....................................................................50
         SECTION 8.13.              INTERPRETATION...............................................................50
         SECTION 8.14.              COUNTERPARTS.................................................................50

                          AGREEMENT AND PLAN OF MERGER

         AGREEMENT AND PLAN OF MERGER, dated as of April 27, 2001 (this "AGREEMENT"), by and among DANVERS BANCORP, INC., a Massachusetts corporation (the "BUYER"), DANVERS SAVINGS BANK, a wholly-owned subsidiary of Buyer and a savings bank chartered by the Commonwealth of Massachusetts (the "BUYER BANK"), REVERE, MHC, a federally-chartered mutual holding company (the "SELLER"), RFS BANCORP, INC., a federally-chartered stock mid-tier holding company and subsidiary of Seller (the "COMPANY"), and REVERE FEDERAL SAVINGS BANK, a federally-chartered stock savings bank and wholly-owned subsidiary of the Company (the "SELLER BANK"). Each of Buyer, Buyer Bank, Seller, Company, and Seller Bank is sometimes individually referred to herein as a "party," and Buyer, Buyer Bank, Seller, Company, and Seller Bank are sometimes collectively referred to herein as the "parties."

         WHEREAS, the Boards of Directors of the Buyer and the Seller have each determined that it is in the best interests of their respective companies for the Seller to merge with and into the Buyer (the "MERGER"), and for the Seller Bank to merge with and into the Buyer Bank (the "BANK MERGER"), in connection with which the Company will adopt a plan of liquidation and immediately thereafter the company will be liquidated (the "LIQUIDATION"), subject to the terms and conditions set forth herein;

         WHEREAS, the Board of Directors of the Seller has determined that the Merger, the Bank Merger and the Liquidation are in the best interests of the members of the Seller;

         WHEREAS, the Board of Directors of the Buyer Bank have approved the execution of this Agreement and the Merger and the Bank Merger as set forth herein;

         WHEREAS, the Boards of Directors of each of the Seller, the Company, and the Seller Bank have approved the execution of this Agreement and the Proposed Transaction (as defined below) and the Reverse Stock Split as set forth herein;

         WHEREAS, the Board of Trustees of the Buyer has approved the execution of this Agreement and the Merger as set forth herein;

         WHEREAS, the parties desire to make certain representations, warranties and agreements in connection with the Merger, the Bank Merger, the Reverse Stock Split (as defined below) and the Liquidation (together, the "PROPOSED TRANSACTION") and to prescribe certain conditions to the Proposed Transaction;

         WHEREAS, concurrently with the execution of this Agreement, and as a condition and inducement to the Buyer's willingness to enter into this Agreement, Seller and certain affiliates of the Seller are entering into Voting Agreements in substantially the form attached hereto as EXHIBIT A (the "VOTING AGREEMENTS");

         WHEREAS, the parties intend, by executing this Agreement, to adopt a plan of reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the "CODE").

         NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the parties agree as follows:

                                    ARTICLE I
                                   THE MERGER

         SECTION 1.01. THE MERGER. Subject to the terms and conditions of this Agreement, in accordance with the Massachusetts Business Corporation Law (the "MBCL"), at the Effective Time (as defined in Section 1.04 hereof), the Seller shall merge with and into the Buyer. Buyer shall be the surviving corporation (hereinafter sometimes called the "SURVIVING CORPORATION") in the Merger, and shall continue its corporate existence under the laws of the Commonwealth of Massachusetts. The name of the Surviving Corporation shall continue to be Danvers Bancorp, Inc. Upon consummation of the Merger, the separate corporate existence of the Seller shall terminate.

         SECTION 1.02. THE REVERSE STOCK SPLIT. Subject to the terms and conditions of this Agreement and applicable requirements of the Office of Thrift Supervision (the "OTS"), the Company will amend its organizational documents (the "CHARTER") as necessary by filing with the OTS the form of amendment (the "Amendment") attached hereto as EXHIBIT B to increase the par value of the Company Stock (defined in Section 2.03 hereof) and effect a reverse stock split pursuant to which 1,494,767 shares of Company Stock will be issued in exchange for each share of Company Stock issued and outstanding immediately prior to the Effective Time (the "REVERSE STOCK SPLIT"), and cash in the amount of $22.75 per share (pre-split) will be paid in lieu of fractional shares (the "CASH CONSIDERATION"). Following the Reverse Stock Split the Surviving Corporation will own all the outstanding shares of Company Stock and no other person will have a capital stock or other ownership interest in the Company. Immediately thereafter the Company will adopt a plan of liquidation pursuant to which the Company will be liquidated and the Charter will be returned to the OTS.

         SECTION 1.03. THE BANK MERGER. Subject to the terms and conditions of the Agreement and Plan of Merger by and between Seller Bank and Buyer Bank attached as EXHIBIT C hereto and applicable requirements of the Federal Deposit Insurance Corporation (the "FDIC"), the OTS and the Commissioner of Banks of the Commonwealth of Massachusetts (the "MASSACHUSETTS COMMISSIONER"), the Seller Bank will merge with and into the Buyer Bank. The members of Seller and the depositors of Seller Bank shall be provided with liquidation and stock subscription rights of the same nature in the Buyer as they had in Seller to the extent provided by applicable law, including the original opening dates in Buyer Bank. The former main office and branch of Seller Bank will be operated as a separate division of Buyer Bank for a period of one year following the Effective Time.

         SECTION 1.04. EFFECTIVE TIME. As promptly as practicable after all of the conditions set forth in Article VI shall have been satisfied or, if permissible, waived by the party entitled to the benefit of the same, the Buyer and the Seller shall duly execute and file articles of merger (the "ARTICLES OF MERGER") with the Secretary of State of the Commonwealth of Massachusetts (the "MASSACHUSETTS SECRETARY"), in accordance with the MBCL and the Merger shall become effective on the date (the "EFFECTIVE DATE") and at such time (the "EFFECTIVE TIME") as set forth in the Articles of Merger.

         SECTION 1.05. EFFECT OF THE MERGER. At the Effective Time, the effect of the Merger shall be as provided herein and in the applicable provisions of the MBCL and any other applicable provisions of Massachusetts law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the property, rights, privileges, powers and franchises of the Buyer and the Seller shall vest in the Surviving Corporation, and all debts, liabilities, obligations, restrictions, disabilities and duties of the Buyer and the Seller shall become the debts, liabilities, obligations, restrictions, disabilities and duties of the Surviving Corporation.

         SECTION 1.06. ARTICLES OF ORGANIZATION. Unless otherwise determined by the Buyer prior to the Effective Time, at the Effective Time, the Articles of Organization of the Buyer as in effect immediately prior to the Effective Time shall be the Articles of Organization of the Surviving Corporation until thereafter further amended as provided by law and such Articles of Organization.

         SECTION 1.07. BY-LAWS. Unless otherwise determined by the Buyer prior to the Effective Time, the By-Laws of the Buyer, as in effect immediately prior to the Effective Time, shall be the By-Laws of the Surviving Corporation until thereafter amended as provided by law, the Articles of Organization of the Surviving Corporation and such By-Laws.

         SECTION 1.08. DIRECTORS AND OFFICERS. The initial trustees of the Surviving Corporation shall consist of (i) the trustees of the Buyer immediately prior to the Effective Time, (ii) the President and Chief Executive Officer of the Seller immediately prior to the Effective Time, and (iii) such other current director of the Seller as shall be determined by the Buyer. In addition, the Buyer will form an advisory board (the "ADVISORY BOARD") consisting of those current directors of Seller set forth on EXHIBIT D. The Advisory Board shall meet quarterly and shall have an initial term of one year with the expectation of a one (1) year renewal. Annual Advisory Board fees will equal $5,000 per non-employee advisory director. Certain officers as set forth on EXHIBIT E of the Buyer and the Seller immediately prior to the Effective Time, shall be the initial officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified.

         SECTION 1.09. TAX CONSEQUENCES. It is intended by the parties that the Merger and the Bank Merger each shall constitute a reorganization within the meaning of Section 368(a) of the Code, and that this Agreement shall constitute a "plan of reorganization" for the purposes of Section 368 of the Code.

                                   ARTICLE II

                  REPRESENTATIONS AND WARRANTIES OF THE SELLER,
                         THE COMPANY AND THE SELLER BANK

         Except as specifically set forth in the corresponding Schedules (the "SELLER DISCLOSURE SCHEDULE") the Seller, the Company and the Seller Bank, jointly and severally, hereby represent and warrant to the Buyer and the Buyer Bank as follows:

         SECTION 2.01.     ORGANIZATION AND QUALIFICATION; SUBSIDIARIES.

         (a) The Seller is a federal mutual holding company, chartered under
Section 10(o) of the Home Owners' Loan Act ("HOLA"), 12 U.S.C. ss. 1467a(o), with its main office located in Revere, Massachusetts. The Company is a federally-chartered stock holding company chartered under Section 10(o) of HOLA. The Seller Bank is a federally-chartered stock savings association and wholly-owned subsidiary of the Company. The deposit accounts of the Seller Bank are insured by the FDIC to the fullest extent permitted by law and all premiums and assessments required in connection therewith have been paid by the Seller Bank. Each subsidiary (as defined in Section 8.05(g) below) of the Seller (including the Company and the Seller Bank) (collectively, the "Subsidiaries") is a corporation or other entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization. The Seller and each Subsidiary has the requisite power and authority and all necessary governmental approvals to own, lease and operate all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business and is in good standing in each jurisdiction where the nature of the business conducted by it or the character or location of the properties and assets owned, leased or operated by it makes such licensing or qualification necessary, except where the failure to have obtained such approval or to be so licensed or qualified and be in good standing would not, either individually or in the aggregate, have a Material Adverse Effect (as defined below).

         (b) A true and complete list of all the Subsidiaries, together with the jurisdiction of incorporation or organization of each Subsidiary and the percentage of the outstanding capital stock or other ownership interest by the Seller, the Company or the Seller Bank in each Subsidiary, is set forth in
Schedule 2.01 hereto. Except as set forth in Schedule 2.01, neither the Seller nor any Subsidiary directly or indirectly owns five percent or more of the capital stock or other equity or similar interest in, or any interest convertible into or exchangeable or exercisable for, any equity or similar interest in, any corporation, partnership, joint venture or other business association or entity.

         (c) When used in connection with the Seller or any of the Subsidiaries, the term "MATERIAL ADVERSE EFFECT" means any change or effect that is or would be materially adverse to (i) the business, assets, liabilities, financial condition or results of operations of the Seller and its Subsidiaries taken as a whole, other than any such effect attributable to or resulting from (x) changes in interest rates or general economic conditions affecting banks generally, (y) changes in federal or state banking or tax laws or regulations affecting banks generally or (z) changes in generally accepted or regulatory accounting principles applicable to banks or their holding companies generally; or (ii) the ability of the Seller or the Subsidiaries to consummate the transactions contemplated hereby.

         SECTION 2.02. CHARTER; BY-LAWS; CORPORATE RECORDS. The Seller has heretofore made available to the Buyer a complete and correct copy of the Charter and the By-Laws, each as amended to date, of the Seller and each of the Subsidiaries. Such Charters and By-Laws are in full force and effect. None of the Seller or any of the Subsidiaries is in violation of any provision of its Charter or of its By-Laws. The minute books of the Seller and each of the Subsidiaries contain in all material respects true and correct records of all meetings held or true and complete records of all other corporate actions taken since January 1, 1998, of their respective stockholders and boards of directors (including committees of their respective boards of directors).

         SECTION 2.03.     CAPITALIZATION.

         (a) The authorized capital stock of the Company consists of 6,000,000 shares of capital stock, of which 5,000,000 shares are common stock (the "COMPANY STOCK") and 1,000,000 shares are serial preferred stock. As of the date hereof, (i) 884,923 shares of Company Stock are issued and outstanding, all of which are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof, (ii) 494,767 shares of Company Stock are owned by the Seller, free and clear of all security interests, liens, claims, pledges, options, rights of first refusal agreements, limitations on the Seller's voting rights, charges and other encumbrances of any nature whatsoever; (iii) 390,156 shares of the Company Stock are held publicly by minority stockholders; (iv) no shares of Company Stock are held by any of the Subsidiaries, (v) 26,842 shares of unallocated Company Stock are owned by the RFS Bancorp, Inc. Employee Stock Ownership Plan and Trust (the "ESOP") for allocation by the Company among eligible participants, (vi) 1,538 shares of ungranted Company Stock are reserved for future issuance pursuant to the RFS Bancorp, Inc. 1999 Stock Option Plan (the "STOCK OPTION PLAN"), through which the Company grants eligible officers, directors, and employees options to purchase Company Stock, and (vii) no shares of Company Stock remain to be awarded at the Company's discretion to officers and employees in accordance with the provisions of the RFS Bancorp, Inc. 1999 Recognition and Retention Plan ("RRP"). With the exception of shares subject to the ESOP, Stock Option Plan and the RRP, each issued and outstanding share of Company Stock is duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. Each share of capital stock of each Subsidiary owned by the Company is free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, agreements, limitations on the Company's voting rights, charges and other encumbrances of any nature whatsoever.

         (b) The authorized capital stock of the Seller Bank consists of 5,000,000 shares of common stock, par value $.01 per share (the "SELLER BANK COMMON STOCK"), and 1,000,000 shares of serial preferred stock, no par value per share. As of the date hereof, (i) 1,000 shares of Seller Bank Common Stock are issued and outstanding, all of which are owned by the Company free and clear of any encumbrance or lien (except for directors' qualifying shares, if any) and all of which are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof, and (ii) no shares of the Seller Bank Common Stock are held in the treasury of the Seller Bank or are held by any of the Subsidiaries.

         (c) Except for shares subject to the ESOP, the Stock Option Plan, and the RRP, there are no outstanding subscriptions, options, warrants, calls or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued capital stock of the Company or any of the Subsidiaries or obligating the Company or any of the Subsidiaries to issue or sell any shares of capital stock of, or other equity interests in, the Company or any of the Subsidiaries. There are no outstanding contractual obligations of the Company or any of the Subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock of, or other equity interests in, the Company or any of the Subsidiaries or to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any Subsidiary.

         SECTION 2.04. AUTHORITY. The Seller, the Company and the Seller Bank each have full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly approved by unanimous vote of each of the Board of Directors of the Seller (the "SELLER BOARD"), the Board of Directors of the Company (the "COMPANY BOARD") and the Board of Directors of the Seller Bank (the "SELLER BANK BOARD"). The Company Board has directed that an amendment to the Company's Charter substantially in the form attached as EXHIBIT B hereto, be submitted to the Company's stockholders for approval in connection with the Reverse Stock Split. This Agreement has been duly and validly executed and delivered by the Seller, the Company and the Seller Bank and constitutes a valid and binding obligation of the Seller, the Company and the Seller Bank enforceable against the Seller, the Company and the Seller Bank in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally, and as to Seller Bank the conservatorship or receivership provisions of the Federal Deposit Insurance Act, and subject, as to enforceability, to general principles of equity.

         SECTION 2.05. NO CONFLICT. Neither the execution, delivery and performance of this Agreement by the Seller and the Subsidiaries, nor the consummation by the Seller and the Subsidiaries of the transactions contemplated hereby, nor compliance by the Seller and the Subsidiaries with any of the terms or provisions hereof, will (i) conflict with, violate or result in a breach of any provision of the Charter or By-Laws of the Seller or equivalent organizational documents of any of the Subsidiaries, (ii) conflict with, violate or result in a breach of any statute, code, ordinance, rule, regulation, order, writ, judgment, injunction or decree applicable to the Seller or any of the Subsidiaries, or by which any property or asset of the Seller or any of the Subsidiaries is bound or affected, or (iii) conflict with, violate or result in a breach of any provisions of or the loss of any benefit under, constitute a default (or an event, which, with notice or lapse of time, or both, would constitute a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a lien, pledge, security interest, charge or other encumbrance on any property or asset of the Seller or any of the Subsidiaries pursuant to any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Seller or any of the Subsidiaries is a party, or by which the Seller or any of the Subsidiaries is bound or affected, except, in the case of clause (ii) or (iii) above, for any such conflicts, violations, breaches, defaults or other occurrences which would not, either individually or in the aggregate, have a Material Adverse Effect.

         SECTION 2.06. CONSENTS AND APPROVALS. The execution, delivery and performance of this Agreement by the Seller and the Subsidiaries does not require any consent, approval, authorization or permit of, or filing with or notification to, any court, administrative agency or commission or other governmental or regulatory authority or instrumentality, domestic or foreign, (each a "GOVERNMENTAL ENTITY") or with any third party, except (i) for applicable requirements, if any, of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), (ii) for consents and approvals of or filings, registrations or negotiations with the OTS and the FDIC, and (iii) for approval of this Agreement and the Proposed Transaction by the directors, officers, stockholders, and depositors, as applicable pursuant to OTS regulations, of Seller, the Company and the Seller Bank, (iv) the filings required by this Agreement and (v) where failure to obtain any such consent, approval, authorization or permit, or to make any such filing or notification, would not prevent or significantly delay consummation of the Proposed Transaction or otherwise prevent the Seller from performing its obligations under this Agreement, or would not, either individually or in the aggregate, have a Material Adverse Effect. The Seller is not aware of any reason why the approvals, consents and waivers of Governmental Entities referred to herein and in Section 6.01(a) should not be obtained.

         SECTION 2.07. COMPLIANCE. The Seller and each of the Subsidiaries hold all material licenses, franchises, permits and authorizations necessary for the lawful conduct of their respective businesses under and pursuant to, and have complied with and are not in conflict with, or in default or violation of, (a) any statute, code, ordinance, law, rule, regulation, order, writ, judgment, injunction or decree, published policies and guidelines of any Governmental Entity, applicable to the Seller or any of the Subsidiaries or by which any property or asset of the Seller or any of the Subsidiaries is bound or affected or (b) any note, bond, mortgage, indenture, deed of trust, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Seller or any of the Subsidiaries is a party or by which the Seller or any of the Subsidiaries or any property or asset of the Seller or any of the Subsidiaries is bound or affected, except for any such non-compliance, conflicts, defaults or violations that would not, either individually or in the aggregate, have a Material Adverse Effect; and none of the Seller or any of the Subsidiaries knows of, or has received notice of, any material violations of any of the above. Without limiting the generality of the foregoing, none of the Seller or any of the Subsidiaries has been advised of the existence of any facts or circumstances which would cause the Seller Bank to be deemed not to be in satisfactory compliance with the Community Reinvestment Act of 1977, as amended, and the regulations promulgated thereunder.

         SECTION 2.08.     REPORTS.

         (a) The Company has heretofore delivered to the Buyer all communications mailed by the Company to its stockholders since October 1, 1998, and such communications did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

         (b) The Seller and each of the Subsidiaries has timely filed and made available to the Buyer true and complete copies of all forms, reports and documents required to be filed by each of them with all appropriate federal or state governmental or regulatory authorities charged with the supervision of banks or bank holding companies or engaged in the insurance of bank deposits, including without limitation the Massachusetts Commissioner, the OTS, the Board of Governors of the Federal Reserve System (the "FRB"), and the FDIC (collectively, the "BANK REGULATORS") since January 1, 1998, and have paid all fees and assessments due and payable in connection therewith. Such reports as of their respective date of filing complied in all material respects with the requirements of all laws, rules and regulations enforced or promulgated by such Bank Regulators. Except for normal periodic examinations conducted by any Bank Regulator in the regular course of the business of the Seller and its Subsidiaries, no Bank Regulator has initiated any proceeding or, to the best knowledge of the Seller, investigation into the business or operations of the Seller or any of the Subsidiaries since January 1, 1998. Except as set forth on
Schedule 2.08(b), the Seller and its Subsidiaries have not received any objection from any regulatory agency to any of their responses to any violation, criticism or exception by any Bank Regulator with respect to any report or statement relating to any examinations, which objection remains unresolved.

         SECTION 2.09.     FINANCIAL STATEMENTS.

         (a) The Seller has made available to the Buyer copies of (i) the consolidated financial statements of the Seller Bank as of September 30, 1998 and the Company and its subsidiaries as of September 30 for the years 1999 and 2000 including related statements of income, changes in stockholders' equity, cash flows and the notes thereto, in each case accompanied by the audit report of Shatswell, MacLeod & Company, independent public accountants for the Company, and (ii) the unaudited consolidated financial statements of the Company and its subsidiaries as of December 31, 2000 and the related unaudited consolidated statements of income, changes in stockholders' equity and cash flows. The September 30, 2000 consolidated balance sheet of the Company and its subsidiaries (including the related notes, where applicable) (the "COMPANY BALANCE SHEET") and each of the other financial statements referred to in this
Section 2.09 (including the related notes, where applicable) fairly presents (subject, in the case of the unaudited statements, to audit adjustments normal in nature and amount and the addition of customary notes), and the financial statements referred to in Section 5.09 hereof each will fairly present, the results of the consolidated operations and changes in stockholders' equity and consolidated financial position of the Company for the respective periods or as of the respective dates therein set forth; each of such statements (including the related notes, where applicable) has been prepared, and the financial statements referred to in Section 5.09 hereof will be prepared, in accordance with generally accepted accounting principles ("GAAP") consistently applied during the periods involved, except as indicated in the notes thereto. Each of the financial statements referred to in this Section 2.09, including, in each case, the notes thereto, comply, and the financial statements referred to in
Section 5.09 hereof will comply, with applicable accounting requirements and to the extent applicable thereto with the published rules and regulations of the United States Securities and Exchange Commission (the "SEC"), the OTS and the FDIC. Without limiting the generality of the foregoing, (x) the allowance for possible loan losses included in the financial statements referred to in this
Section 2.09 was, and the allowance for possible loan losses to be included in the financial statements referred to in Section 5.09 hereof will be, determined in accordance with GAAP. The books and records of the Seller and its Subsidiaries are true and complete in all material respects and have been, and are being, maintained in all material respects in accordance with applicable legal and accounting requirements.

         (b) The Company Balance Sheet makes adequate provision for all material liabilities and obligations of every nature (whether accrued, absolute, contingent or otherwise and whether due or to become due) of the Company and its subsidiaries as of September 30, 2000, and except as and to the extent set forth on such consolidated balance sheet, none of the Company or any of the subsidiaries has any material liability or obligation of any nature (whether accrued, absolute, contingent or otherwise and whether due or to become due) which would be required to be reflected or disclosed on a balance sheet, or in the notes thereto, prepared in accordance with GAAP.

         SECTION 2.10. ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as set forth in Schedule 2.10 and as contemplated by this Agreement, since September 30, 2000, the Seller and its Subsidiaries have conducted their businesses only in the ordinary course and in manners consistent with past practice and, since September 30, 2000, there has not been (a) either individually or in the aggregate, any Material Adverse Effect, (b) any material damage, destruction or loss with respect to any property or asset of the Seller or any of the Subsidiaries, (c) any change by the Seller or any of the Subsidiaries in its accounting methods, principles or practices, other than changes required by applicable law or GAAP or regulatory accounting as concurred in by the Seller's independent accountants, (d) any revaluation by the Seller or any of the Subsidiaries of any asset, including, without limitation, any writing off of notes or accounts receivable, other than in the ordinary course of business consistent with past practice, (e) any entry by the Seller or any of the Subsidiaries into any contract or commitment of more than $100,000 or of a term of more than one year (other than with respect to Loans, as hereinafter defined), (f) any declaration, setting aside or payment of any dividend or distribution in respect of any capital stock of the Seller or any of the Subsidiaries except in the ordinary course of business in an amount consistent with past practice or any redemption, purchase or other acquisition of any of its securities, (g) except as would have been permitted by Section 4.01(b)(xi) hereof, any increase in or establishment of any bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing, stock option (including, without limitation, the granting of stock options, stock appreciation rights, performance awards, or restricted stock awards), stock purchase or other employee benefit plan, or any grant of severance or termination pay, or any contract or arrangement entered into to make or grant any severance or termination pay, or the taking of any other material action not in the ordinary course of business with respect to the compensation or employment of directors, officers or employees of the Seller or any of the Subsidiaries, (h) any strike, work stoppage, slowdown or other labor disturbance involving the Seller or any of its Subsidiaries, (i) any material election made by the Seller or any of the Subsidiaries for federal or state income tax purposes, (j) any change in the credit policies or procedures of the Seller or any of the Subsidiaries, the effect of which was or is to make any such policy or procedure materially less restrictive in any material respect, (k) any material liability or obligation of any nature (whether accrued, absolute, contingent or otherwise and whether due or to become due), including without limiting the generality of the foregoing, liabilities as guarantor under any guarantees or liabilities for taxes, other than in the ordinary course of business consistent with past practice, (l) any forgiveness or cancellation of any indebtedness or contractual obligation other than in the ordinary course of business consistent with past practice, (m) except with respect to funds borrowed by the Seller or any of the Subsidiaries, any mortgage, pledge, lien or lease of any assets, tangible or intangible, of the Seller or any of the Subsidiaries, (n) any acquisition or disposition of any assets or properties having a value in excess of $200,000, or any contract for any such acquisition or disposition entered into, other than the acquisition or disposition of Loans in the ordinary course of business consistent with past practice, or (o) any lease of real or personal property entered into, other than in connection with foreclosed property or in the ordinary course of business consistent with past practice.

         SECTION 2.11. ABSENCE OF LITIGATION. Except as disclosed on Schedule 2.11, none of the Seller or any of the Subsidiaries is a party to any, and there are no pending, or to the best knowledge of the Seller, threatened, legal, administrative, arbitral or other claims, actions, proceedings or investigations of any nature, against the Seller or any of the Subsidiaries or any property or asset of the Seller or any of the Subsidiaries, before any court, arbitrator or administrative, governmental or regulatory authority or body, domestic or foreign, which, either individually or in the aggregate, would have a Material Adverse Effect and no facts or circumstances have come to the Seller's attention which have caused it to believe that a material claim, action, proceeding or investigation against or affecting the Seller or any of the Subsidiaries could reasonably be expected to occur. None of the Seller or any of the Subsidiaries, or any property or asset of the Seller or any of the Subsidiaries, is subject to any order, writ, judgment, injunction, decree, determination or award which restricts its ability to conduct business in any area in which it presently does business or has or could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

         SECTION 2.12.     EMPLOYEE BENEFIT PROGRAMS.

         (a) Schedule 2.12(a) sets forth a list of every Employee Program (defined below).

         (b) Except as provided in Schedule 2.12(b), each Employee Program which has been intended to qualify under Section 401(a) or 501(c)(9) of the Code, has received a favorable determination or approval letter from the Internal Revenue Service ("IRS") regarding its qualification under such section and has, in fact, been qualified under the applicable section of the Code from the effective date of such Employee Program through and including the Closing Date (or, if earlier, the date that all of such Employee Program's assets were distributed). Except as provided in Schedule 2.12(b), no event or omission has occurred which would cause any Employee Program to lose its qualification or otherwise fail to satisfy the relevant requirements to provide tax-favored benefits under the applicable Code Section (including without limitation Code Sections 105, 125, 401(a) and 501(c)(9)). Each asset held under any such Employee Program may be liquidated or terminated without the imposition of any redemption fee, surrender charge or comparable liability. No partial termination (within the meaning of Section 411(d)(3) of the Code) has occurred with respect to any Employee Program that is qualified under Section 401(a) of the Code.

         (c) Neither the Seller nor any Affiliate knows, nor should any of them reasonably know, of any material failure of any party to comply with any laws applicable with respect to the Employee Programs that are currently maintained by the Seller or any Affiliate. With respect to any Employee Program currently maintained by the Seller, or any Affiliate, there has been no (i) "prohibited transaction," as defined in Section 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Code Section 4975, (ii) material failure to comply with any provision of ERISA, other applicable law, or any agreement, or (iii) non-deductible contribution, which, in the case of any of
(i), (ii), or (iii), could subject the Seller or any Affiliate to liability either directly or indirectly (including, without limitation, through any obligation of indemnification or contribution) for any damages, penalties, or taxes, or any other loss or expense. No litigation or governmental administrative proceeding (or investigation) or other proceeding (other than those relating to routine claims for benefits) is pending or threatened with respect to any such Employee Program. All payments and/or contributions required to have been made (under the provisions of any agreements or other governing documents or applicable law) with respect to all Employee Programs, for all periods prior to the Effective Time, either have been made or have been accrued.

         (d) Neither the Seller nor any Affiliate has incurred any liability under title IV of ERISA which has not been paid in full. There has been no "accumulated funding deficiency" (whether or not waived) with respect to any Employee Program ever maintained by the Seller or any Affiliate and subject to Code Section 412 or ERISA Section 302. With respect to any Employee Program subject to title IV of ERISA, there has been no (nor will be any as a result of the transaction contemplated by this Agreement) (i) "reportable event," within the meaning of ERISA Section 4043, or the regulations thereunder (for which notice the notice requirement is not waived under 29 C.F.R. Part 2615) and (ii) no event or condition which presents a material risk of plan termination or any other event that may cause the Seller or any Affiliate to incur liability or have a lien imposed on its assets under title IV of ERISA. No Employee Program maintained by the Seller or any Affiliate and subject to title IV of ERISA (other than a Multiemployer Plan) has any "unfunded benefit liabilities" within the meaning of ERISA Section 4001(a)(18). With respect to each Multiemployer Plan maintained by the Seller or any Affiliate, Schedule 2.12(d) states the amount of withdrawal liability or other termination liability that would be incurred by the Seller or Affiliate if there were a cessation of operations or of the obligation to contribute to such plan as of the Closing Date. None of the Employee Programs provides health care or any other non-pension benefits to any employees after their employment is terminated (other than as required by part 6 of subtitle B of title I of ERISA or applicable state or local law).

         (e) With respect to each Employee Program complete and correct copies of the following documents have previously been delivered to the Buyer: (i) all documents embodying or governing such Employee Program, and any funding medium for the Employee Program (including, without limitation, trust agreements) as they may have been amended to the date hereof; (ii) the most recent IRS determination or approval letter with respect to such Employee Program under Code Section 401(a) or 501(c)(9), and any applications for determination or approval subsequently filed with the IRS; (iii) the three most recently filed IRS Forms 5500, with all applicable schedules and accountants' opinions attached thereto; (iv) the three most recent actuarial valuation reports completed with respect to such Employee Program; (v) the summary plan description for such Employee Program (or other descriptions of such Employee Program provided to employees) and all modifications thereto; (vi) any insurance policy (including any fiduciary liability insurance policy or fidelity bond) related to such Employee Program; (vii) any registration statement or other filing made pursuant to any federal or state securities law; and (viii) all correspondence to and from any state or federal agency within the last six years with respect to such Employee Program.

         (f) Except as provided in Schedule 2.12(f), each Employee Program required to be listed on Schedule 2.12(a) may be amended, terminated, or otherwise modified by the Seller, or the Affiliate to the greatest extent permitted by applicable law, including the elimination of any and all future benefit accruals under any Employee Program and no employee communications or provision of any Employee Program document has failed to effectively reserve the right of the Seller or the Affiliate to so amend, terminate or otherwise modify such Employee Program.

         (g) Each Employee Program currently maintained by the Seller or an Affiliate (including each non-qualified deferred compensation arrangement) is maintained in all material respects in compliance with all applicable requirements of federal and state securities laws including (without limitation, if applicable) the requirements that the offering of interests in such Employee Program be registered under the Securities Act of 1933 and/or state "Blue Sky" laws.

         (h) Each Employee Program currently maintained by the Seller or an Affiliate has complied in all material respects with the applicable notification and other applicable requirements of the Consolidated Omnibus Budget Reconciliation Act of 1985, Health Insurance Portability and Accountability Act of 1996, the Newborns' and Mothers' Health Protection Act of 1996, the Mental Health Parity Act of 1996, and the Women's Health and Cancer Rights Act of 1998.

         (i)      For purposes of this section:

                  (i) "EMPLOYEE PROGRAM" means (A) all employee benefit plans within the meaning of ERISA Section 3(3), including, but not limited to, multiple employer welfare arrangements (within the meaning of ERISA
                           Section 3(40)), plans to which more than one unaffiliated employer contributes and employee benefit plans (such as foreign or excess benefit plans) which are not subject to ERISA; (B) all stock option plans, restricted stock plans, employee stock ownership plans, stock purchase plans, bonus or incentive award plans, severance pay policies or agreements, deferred compensation agreements, supplemental income arrangements, vacation plans, and all other employee benefit plans, agreements, and arrangements (including any informal arrangements) not described in (A) above, including without limitation, any arrangement intended to comply with Code Section 120, 125, 127, 129 or 137; and (C) all plans or arrangements providing compensation to employee and non-employee directors currently, or at any time during the immediately preceding three years, maintained by the Seller or any Affiliate. In the case of an Employee Program funded through a trust described in Code Section 401(a) or an organization described in Code Section 501(c)(9), or any other funding vehicle, each reference to such Employee Program shall include a reference to such trust, organization or other vehicle.

                  (ii) An entity "MAINTAINS" an Employee Program if such entity sponsors, contributes to, or provides benefits under or through such Employee Program, or has any obligation (by agreement or under applicable law) to contribute to or provide benefits under or through such Employee Program, or if such Employee Program provides benefits to or otherwise covers employees of such entity (or their spouses, dependents, or beneficiaries).

                  (iii) An entity is an "AFFILIATE" of the Seller if it would have ever been considered a single employer with the Seller under ERISA Section 4001(b) or part of the same "controlled group" as the Seller for purposes of ERISA Section 302(d)(8)(C).

                  (iv) "MULTIEMPLOYER PLAN" means an employee pension or welfare benefit plan to which more than one unaffiliated employer contributes.

         SECTION 2.13. LABOR MATTERS. No work stoppage involving the Seller or any of the Subsidiaries is pending or, to the best knowledge of the Seller threatened. None of the Seller or any of the Subsidiaries is involved in, or, to the best knowledge of the Seller, threatened with or affected by, any dispute, arbitration, lawsuit or administrative proceeding relating to labor or employment matters which might reasonably be expected to interfere in any material respect with the respective business activities of the Seller or any of the Subsidiaries. No employees of the Seller or any of the Subsidiaries are represented by any labor union, and, to the best knowledge of the Seller no labor union is attempting to organize employees of the Seller or any of the Subsidiaries.

         SECTION 2.14.     PROPERTY AND LEASES.

         (a) The Seller has good and marketable title to all the real property and all other property owned by it. The Company and each other Subsidiary has good and marketable title to all the real property and all other property owned by it and included in the Company Balance Sheet included in audited financial statements for the period ended September 30, 2000, other than property disposed of in the ordinary course of business after September 30, 2000. Each parcel of real property, and each item of personal property, owned or leased by the Seller or any of the Subsidiaries (i) is owned or leased free and clear of all mortgages, pledges, liens, security interests, conditional and installment sale agreements, encumbrances, charges or other claims of third parties of any kind (collectively, "LIENS"), other than (A) Liens for current taxes and assessments not yet past due or which are being contested in good faith, (B) inchoate mechanics' and materialmen's Liens for construction in progress, (C) workmen's, repairmen's, warehousemen's and carriers' Liens arising in the ordinary course of business of the Seller or such Subsidiary consistent with past practice, (D) all matters of record, Liens and other imperfections of title and encumbrances which, either individually or in the aggregate, would not be material, and (E) those items that secure public or statutory obligations or any discount with, borrowing from, or obligations to any Federal Reserve Bank or Federal Home Loan Bank, interbank credit facilities, or any transaction by a Subsidiary acting in a fiduciary capacity (collectively, "PERMITTED LIENS"), and (ii) is neither subject to any governmental decree or order to be sold nor is being condemned, expropriated or otherwise taken by any public authority with or without payment of compensation therefore, nor, to the best knowledge of the Seller or any Subsidiary, has any such condemnation, expropriation or taking been proposed. None of the Seller or any of the Subsidiaries has received any notice of violation of any applicable zoning regulation, ordinance or other law, order, regulation or requirement relating to its properties.

         (b) All leases of real property leased for the use or benefit of the Seller or any of the Subsidiaries to which the Seller or any of the Subsidiaries is a party, and all amendments and modifications thereto, are in full force and effect, and there exists no default under any such lease by the Seller or any of the Subsidiaries, nor, to the best knowledge of the Seller or any subsidiary, any event which with notice or lapse of time or both would constitute a material default thereunder by the Seller or any of the Subsidiaries.

         SECTION 2.15.     TAXES AND TAX RETURNS.

          Except as disclosed in Schedule 2.15, (i) all reports and returns with respect to Taxes (as defined below) that are required to be filed by or with respect to the Seller or any of its Subsidiaries, including without limitation consolidated federal, state, county and local and other tax and information returns of the Seller and its Subsidiaries (collectively, the "TAX RETURNS"), have been duly filed, or requests for extensions have been timely filed and have not expired, and each such Tax Return was, as of the date it was filed, true, complete and accurate in all material respects, (ii) all Taxes and other governmental charges which have been incurred (whether or not shown on any Tax Return) or are due or claimed to be due from the Seller or its Subsidiaries by federal, state, county, local or other taxing authorities on or prior to the date hereof, have been paid in full other than charges that are not yet delinquent or are being contested in good faith and that are properly reflected on the Seller's financial statements in accordance with GAAP, (iii) Tax Returns for all years to and including 2000 have been examined by the appropriate taxing authority, except as disclosed in Schedule 2.15, or the period for assessment of the Taxes in respect of which such Tax Returns were required to be filed has expired, (iv) all Taxes due with respect to completed and settled examinations have been paid in full, (v) there are no material disputes pending, or claims asserted for Taxes or assessments upon the Seller or any of its Subsidiaries, except as reserved against in the Seller's financial statements and disclosed in
Schedule 2.15, (vi) no waivers of statutes of limitations (including such statutes that relate to years currently under examination by the IRS) have been given by or requested with respect to any Taxes of the Seller or any of its Subsidiaries, (vii) the amounts set up as reserves for liability for Taxes (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) on the consolidated financial statements of the Company and its subsidiaries as of September 30, 2000 are sufficient in the aggregate for the payment of all unpaid Taxes, whether or not disputed, accrued or applicable, for the period ended September 30, 2000 or for any year or period prior thereto, (viii) there are no material liens for Taxes (other than current Taxes not yet due and payable) on any of the assets of the Seller or its Subsidiaries, (ix) no claim has ever been made by an authority in a jurisdiction where the Seller or any of its Subsidiaries do not file Tax Returns that the Seller or any of its Subsidiaries is or may be subject to taxation by that jurisdiction, and (x) no director or officer or employee responsible for Tax matters of the Seller or any of its Subsidiaries expects any authority to assess any additional Taxes for any period for which Tax Returns have been filed. In addition, (a) proper and accurate amounts have been withheld by the Seller and Subsidiaries from their employees, independent contractors, creditors, stockholders and other third parties for all prior periods in compliance in all material respects with the tax withholding provisions of applicable federal, state, county, local and other tax laws, (b) federal, state, county, local and other Tax returns which are accurate and complete in all material respects have been timely filed by the Seller and its Subsidiaries for all periods for which returns were due with respect to income tax withholding, Social Security and unemployment taxes and (c) the amounts shown on such returns to be due and payable have been paid in full. No property of the Seller or any of its Subsidiaries is property that the Seller or any of its Subsidiaries is or will be required to treat as being owned by another person pursuant to the provisions of Section 168(f)(8) of the Code (as in effect prior to its amendment by the Tax Reform Act of 1986) or is "tax-exempt use property" within the meaning of Section 168(h) of the Code. Neither the Seller nor any of its Subsidiaries has been required to include in income any adjustment pursuant to
Section 481 of the Code by reason of a voluntary change in accounting method initiated by the Seller or any of its Subsidiaries, and the IRS has not initiated or proposed any such adjustment or change in accounting method. Except as disclosed in Schedule 2.15, neither the Seller nor any of its Subsidiaries is a party to any agreement, contract or arrangement that would result, either individually or in the aggregate, in the payment of an "excess parachute payment" within the meaning of Section 280G of the Code or that would result in payments that would be nondeductible pursuant to Section 162(m) of the Code. None of the Seller or any of its Subsidiaries (A) is a party to or bound by any Tax indemnification, Tax allocation or Tax sharing agreement with any person or entity or has any current or potential contractual obligation to indemnify any other person or entity with respect to Taxes, (B) has been a member of a consolidated, combined or affiliated group of corporations (other than a group the common buyer of which is the Seller) or (C) has any liability for the Taxes of any person or entity (other than the Seller or any of its Subsidiaries) under Treasury Regulation Section 1.1502-6 or similar provision of state, local or foreign law, as a transferee or successor, by contract or otherwise. None of the Seller or any of its Subsidiaries has been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code. Each of the Seller and its Subsidiaries has disclosed on its federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of Section 6662 of the Code.

         As used in this Agreement, the term "TAX" or "TAXES" means any and all federal, state, county, local or foreign income, excise, gross receipts, ad valorem, profits, property, production, sales, use, payroll, employment, severance, withholding, license, franchise and other taxes, charges, levies or like assessments imposed on the Seller or its Subsidiaries, together with interest, additions, or penalties with respect thereto and any interest in respect of each addition and penalty. The Seller has delivered to the Buyer correct and complete copies of all federal income Tax Returns for the Seller and its Subsidiaries for tax periods ending on or after September 30, 1994 and any examination reports and statements of deficiencies assessed against or agreed to by the Seller and its Subsidiaries since September 30, 1997.

         SECTION 2.16.     CERTAIN CONTRACTS.

         (a) Except as set forth in Schedule 2.16(a) hereto, neither the Seller nor any Subsidiary is a party to or bound by any contract, arrangement, commitment or understanding (whether written or oral): (i) with respect to the employment of any director, officer, employee or consultant, (ii) which, upon the consummation of the transactions contemplated by this Agreement, will result in any payment (whether of severance pay or otherwise) becoming due from the Seller or any of its Subsidiaries to any officer or employee thereof, (iii) which is a Material Contract (defined as "any agreement, arrangement or other contract not made in the ordinary course of business that may reasonably be expected to have a Material Adverse Effect on Buyer") to be performed after the date of this Agreement, (iv) which is a consulting or other agreement (including agreements entered into in the ordinary course and data processing, software programming and licensing contracts) not terminable on 60 days or less notice involving the payment of more than $10,000 per annum, (v) which materially restricts the conduct of any line of business by the Seller or any of the Subsidiaries, (vi) with or to a labor union or guild (including any collective bargaining agreement), or (vii) any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement, or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement (including any stock option plan, stock appreciation rights plan, restricted stock plan or stock purchase plan). The Seller has previously delivered to the Buyer true and complete copies of all employment, consulting and deferred compensation agreements which are in writing and to which the Seller or any of the Subsidiaries is a party. Each contract, arrangement, commitment or understanding of the type described in this Section, whether or not set forth in Schedule 2.16(a), is referred to herein as a "SELLER CONTRACT."

         (b) Except as set forth in Schedule 2.16(b), (i) each Seller Contract is legal, valid and binding upon the Seller or a Subsidiary, as the case may be, and in full force and effect, (ii) the Seller and each of the Subsidiaries has in all material respects performed all obligations required to be performed by it to date under each such Seller Contract, and (iii) no event or condition exists which constitutes or, after notice or lapse of time or both, would constitute, a material default on the part of the Seller or any of the Subsidiaries under any such Seller Contract.

         SECTION 2.17. LOAN PORTFOLIO. Except as set forth in Schedule 2.17, the Seller Bank is not a party to any written or oral (a) loan agreement, note or borrowing arrangement (including, without limitation, leases and credit enhancements) (collectively, "LOANS") as to which the obligor is, as of the date of this Agreement, over 90 days delinquent in payment of principal or interest, or (b) Loan with any director, executive officer or five percent stockholder of the Seller or any of the Subsidiaries, or any person, corporation or enterprise controlling, controlled by or under common control with any of the foregoing. All of the Loans originated and held on the date hereof and at the Effective Time by the Seller Bank and any other Loans purchased and held currently and at the Effective Time by the Seller Bank were solicited, originated and exist, and will exist at the Effective Time, in material compliance with all applicable loan policies and procedures of the Seller Bank. Schedule 2.17 sets forth as of the date hereof, (i) all of the Loans in original principal amount in excess of $50,000 of the Seller Bank that as of the date of this Agreement are classified as "Other Loans Specially Mentioned," "Special Mention," "Substandard," "Doubtful," "Loss," "Classified," "Criticized," "Watch list" or words of similar import, together with the principal amount of and accrued and unpaid interest on each such Loan and the identity of the obligor thereunder, and (ii) by category of Loan (I.E., commercial, consumer, etc.), all of the other Loans of the Seller Bank that as of the date of this Agreement are classified as such, together with the aggregate principal amount of such Loans by category, it being understood that no representation is being made that the OTS would agree with the loan classifications contained in Schedule 2.17. The Seller shall promptly inform the Buyer in writing of any Loan the original principal balance of which exceeds $50,000 that becomes classified in the manner described in this Section 2.17, or any Loan the classification of which is materially and adversely changed at any time after the date of this Agreement. The information (including electronic information and information contained on tapes and computer disks) with respect to the Loans furnished to Buyer by the Seller is true and complete in all material respects.

         SECTION 2.18. INVESTMENT SECURITIES. Schedule 2.18 sets forth the book and market value as of March 31, 2001 of the investment securities, mortgage backed securities and securities held for sale by the Seller and its Subsidiaries. Schedule 2.18 sets forth the names of all the joint ventures in which the Seller or any of the Subsidiaries has an investment (whether or not such joint ventures remain active). Except for pledges to secure public and trust deposits, FRB borrowings, repurchase agreements and reverse repurchase agreements entered into in arms-length transactions pursuant to normal commercial terms and conditions and other pledges required by law, none of the investments reflected in the Company Balance Sheet for the period ended September 30, 2000, and none of the material investments made by the Seller or any of the Subsidiaries since September 30, 2000, is subject to any restriction (contractual, statutory or otherwise) that would materially impair the ability of the entity holding such investment freely to dispose of such investment at any time. The Company and the Seller Bank have (i) properly reported as such any investment securities which are required under GAAP to be classified as "available for sale" at the lower of cost or market, and (ii) accounted for any decline in the market value of its marketable equity securities portfolio in accordance with Financial Accounting Standards Board Statement of Financial Accounting Standards No. 115 and Staff Accounting Bulletin No. 59, including without limitation the recognition through the Company's consolidated statement of operations of any unrealized loss with respect to any individual marketable equity security as a realized loss in the accounting period in which a decline in the market value of such security is determined to be "other than temporary."

         SECTION 2.19. DERIVATIVE TRANSACTIONS. None of the Seller or the Subsidiaries is engaged in transactions in or involving forwards, futures, options on futures, swaps or similar off-balance sheet derivative instruments except as agent on the order and for the account of others other than Federal Home Loan Bank advances or in connection with mortgage loan secondary market activities in the ordinary course of business consistent with the Seller Bank's past practices.

         SECTION 2.20. INSURANCE. The Seller has made available to the Buyer true and complete copies of all material policies of insurance of the Seller and its Subsidiaries currently in effect. All of the policies relating to insurance maintained by each of the Seller and its Subsidiaries with respect to its material properties and the conduct of its business in any material respect (or any comparable policies entered into as a replacement therefore) are in full force and effect and none of the Seller or its Subsidiaries has received any notice of cancellation with respect thereto. All life insurance policies on the lives of any of the current and former officers of the Seller or its Subsidiaries which are maintained by the Seller or its Subsidiaries or which are otherwise included as assets on the books of the Seller or its Subsidiaries (i) are, or will at the Effective Time be, owned by the Seller or its Subsidiaries, free and clear of any claims thereon by the officers or members of their families, except with respect to the death benefits thereunder, as to which the Seller and its Subsidiaries agree that there will not be an amendment prior to the Effective Time without the consent of the Buyer, and (ii) are accounted for properly as assets on the books of the Seller or its Subsidiaries, as applicable, in accordance with GAAP in all material respects. None of the Seller or the Subsidiaries has any material liability for unpaid premiums or premium adjustments not properly reflected on the Seller's consolidated financial statements described in Section 2.09 and Section 5.09.

         SECTION 2.21.     ENVIRONMENTAL MATTERS.

         (a) Except as set forth in Schedule 2.21(a), each of the Seller and its Subsidiaries and, to the best knowledge of the Seller and the Subsidiaries, the Participation Facilities and the Loan Properties (each defined below), are, and have been, in material compliance with all applicable Environmental Laws (as defined below).

         (b) There is no suit, claim, demand, action or proceeding pending or, to the best knowledge of the Seller, threatened, before the EPA or any other Governmental Entity or other forum in which the Seller or any of the Subsidiaries or any Participation Facility (defined below) has been or, with respect to threatened proceedings, may be, named as a defendant, responsible party or potentially responsible party (i) for alleged noncompliance (including by any predecessor), with any Environmental Law, or (ii) relating to the release into or presence in the Environment of any Hazardous Materials (as defined below) whether or not occurring at or on a site owned, leased or operated by the Seller or any of the Subsidiaries or any Participation Facility, except as have not been or are not reasonably likely to be, either individually or in the aggregate, material.

         (c) To the best knowledge of the Seller and its Subsidiaries, there is no suit, claim, demand, action or proceeding pending or threatened, before the EPA or any other Governmental Entity or other forum in which any Loan Property has been or, with respect to threatened proceedings, may be, named as a defendant, responsible party or potentially responsible party (i) for alleged noncompliance (including by any predecessor) with any Environmental Law, or (ii) relating to the release into or presence in the Environment of any Hazardous Material, whether or not occurring at or on a site owned, leased or operated by a Loan Property (defined below), except where such noncompliance or release has not been or is not reasonably likely to be, either individually or in the aggregate, material.

         (d) Neither the Seller nor any of the Subsidiaries, nor to their best knowledge any Participation Facility or any Loan Property, has received any notice regarding a matter on which a suit, claim, action or proceeding as described in subsection (b) or (c) of this Section 2.21 could reasonably be based. To the best knowledge of the Seller and its Subsidiaries, no facts or circumstances have come to the Seller's attention which have caused it to believe that a material suit, claim, demand, action or proceeding as described in subsection (b) or (c) of this Section 2.21 could reasonably be expected to occur.

         (e) Except as set forth on Schedule 2.21(e), during the period of (i) the Seller's or any of the Subsidiaries' ownership or operation of any of their respective current properties, (ii) the Seller's or any of the Subsidiaries' participation in the management of any Participation Facility, or (iii) the Seller's or any of the Subsidiaries' holding of a security interest in a Loan Property, there has been no release or presence in the Environment of Hazardous Material in, on, from, under or affecting such property or, to the best knowledge of the Seller, such Participation

Facility or Loan Property, except where such release or presence is not or is not reasonably likely to be, either individually or in the aggregate, material. Except as set forth in Schedule 2.21(e), to the best knowledge of the Seller or its Subsidiaries or if an environmental report was received in connection with the origination of a loan related to a Loan Property as may have been disclosed in such environmental report, prior to the period of (x) the Seller's or any of the Subsidiaries' ownership or operation of any of their respective current properties or any previously owned or operated properties, (y) the Seller's or any of the Subsidiaries' participation in the management of any Participation Facility, or (z) the Seller's or any of the Subsidiaries' holding of a security interest in a Loan Property, there was no release or presence of Hazardous Material in, on, from, under or affecting any such property, Participation Facility or Loan Property, except where such release or presence is not or is not reasonably likely to be, either individually or in the aggregate, material.

         (f) There is no asbestos or asbestos-containing material, polychlorinated biphenyls (PCBs) or equipment containing PCBs, or urea formaldehyde foam insulation at any properties currently owned by the Seller or any of the Subsidiaries, or, to the best knowledge of Seller or its Subsidiaries, at any Participation Facility or any Loan Property.

         (g) The following definitions apply for purposes of this Section 2.21:
(i) "LOAN PROPERTY" means any property in which the Seller or any of the Subsidiaries holds a security interest, and, where required by the context, said term means the owner or operator of such property; (ii) "PARTICIPATION FACILITY" means any facility in which the Seller or any of the Subsidiaries participates or has participated in the management and, where required by the context, said term means the owner or operator of such property; (iii) "HAZARDOUS MATERIAL" means any pollutant, contaminant, hazardous substance, hazardous material or hazardous waste, or any oil, petroleum, petroleum product, chemical, smoke, vapors or other irritants, including without limitation as any or the foregoing may be defined in or pursuant to any Environmental Law; (iv) "RELEASE" means any actual or threatened release, migration, seepage, discharge, or disposal into the Environment, including without limitation as any of the foregoing may be defined in or pursuant to any Environmental Laws; (v) "ENVIRONMENTAL LAW" means any law, statute, regulation, rule, ordinance, by-law, order or other binding decision of any Governmental Entity, whether existing on the date hereof, previously enforced, or subsequently enacted, regarding health, safety, or the Environment; (vi) "ENVIRONMENT" means any soil, surface waters, groundwaters, sediments, surface or subsurface strata, flora, fauna, ambient air, and any other environmental medium; and (vii) "MATERIAL" means any change or effect that is or would be materially adverse to the business, assets, liabilities, financial condition or results of operations of the Seller and its Subsidiaries taken as a whole.

         SECTION 2.22. INTELLECTUAL PROPERTY. The Seller and each of the Subsidiaries owns or possesses valid and binding licenses and other rights to use without payment of any material amount all material patents, copyrights, trade secrets, trade names, service marks and trademarks used in its businesses, and neither the Seller nor any of the Subsidiaries has received any notice of conflict with respect thereto that asserts the right of others. The Seller and each of the Subsidiaries have performed in all material respects all the obligations required to be performed by them and are not in default under any contract, agreement, arrangement or commitment relating to any of the foregoing.

         SECTION 2.23. FIDUCIARY ACCOUNTS. Except as set forth in Schedule 2.23, neither the Seller nor any of the Subsidiaries serves as a fiduciary or maintains fiduciary accounts, including but not limited to accounts for which it serves as a trustee, agent, custodian, personal representative, guardian, conservator or investment advisor, in accordance with the terms of the governing documents and applicable law.

         SECTION 2.24. AGREEMENTS WITH BANK REGULATORS. Neither the Seller nor any of the Subsidiaries is a party to any written agreement or memorandum of understanding with, or a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or is a recipient of any extraordinary supervisory letter from, any Bank Regulator which restricts materially the conduct of its business, or in any manner relates to its capital adequacy, its loan loss allowances or reserves, its credit policies or its management, nor has the Seller or any Subsidiary been informed by any Bank Regulator that it is contemplating issuing or requesting any such order, directive, agreement, memorandum of understanding, extraordinary supervisory letter, commitment letter or similar submission. Neither the Seller nor any of the Subsidiaries is a party to any agreement or arrangement entered into in connection with the consummation of a federally assisted acquisition of a depository institution pursuant to which the Seller or any of the Subsidiaries is entitled to receive financial assistance or indemnification from any governmental agency.

         SECTION 2.25. MATERIAL INTERESTS OF CERTAIN PERSONS. No officer or director of the Seller or any of the Subsidiaries, or any "associate" (as such term is defined in Rule 14a-1 under the Exchange Act) of any such officer or director, has any material interest in any material contract or property (real or personal), tangible or intangible, used in or pertaining to the business of the Seller or any of the Subsidiaries that would be required to be disclosed in a proxy statement to stockholders under Regulation 14A of the Exchange Act.

         SECTION 2.26. BROKERS' FEES; OPINIONS. No broker, finder or investment banker, other than Ryan, Beck & Co., LLC. (the "INVESTMENT BANKER"), is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Seller. The fee payable to the Investment Banker in connection with the transactions contemplated by this Agreement is as described in an engagement letter between the Seller and the Investment Banker, a true and complete copy of which has heretofore been furnished to the Buyer. The Seller has previously received the opinion of the Investment Banker to the effect that, as of the date of such opinion, the cash consideration to be received by the stockholders of the Company pursuant to the Reverse Stock Split is fair, from a financial point of view, to such stockholders, and such opinion has not been amended or rescinded as of the date of this Agreement.

         SECTION 2.27. PROXY STATEMENT. The information contained in the proxy statement to be sent to the stockholders of the Company in connection with the Stockholders' Meeting (the "PROXY STATEMENT") will not, on the date the Proxy Statement (or any amendment or supplement thereto) is first mailed to stockholders of the Company or at the time of the Stockholders' Meeting, contain any statement which, at such time and in light of the circumstances under which it is made, is false or misleading with respect to any material fact, or omits to state any material fact required to be stated therein or necessary in order to make the statements therein not false or misleading or necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Stockholders' Meeting which shall have become false or misleading. Notwithstanding the foregoing, the Company makes no representation or warranty with respect to any information to be supplied by the Buyer which is contained in any of the foregoing documents. To the extent reasonably practicable, the Proxy

Statement will comply in all material respects as to form and content with the requirements of the Exchange Act and the rules and regulations thereunder.

         SECTION 2.28. DISSENTERS' RIGHTS. No dissenters' or appraisal rights shall be available with respect to the Company and its subsidiaries except as may be required by the OTS.

         SECTION 2.29. TAKEOVER LAWS. No "fair price," "moratorium," "control share acquisition" or other similar anti-takeover statute or regulation enacted under state or federal laws in the United States applicable to the Seller, the Company, the Seller Bank or any of their subsidiaries is applicable to the execution, delivery or performance of this Agreement or the consummation of the Proposed Transaction.

         SECTION 2.30. DISCLOSURE. No representation or warranty contained in this Agreement, and no statement contained in any Schedule, certificate, list or other writing furnished to the Buyer pursuant to the provisions hereof, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements herein or therein, in light of the circumstances in which they are made, not misleading. No information believed by the Seller or any of the Subsidiaries to be material to the Proposed Transaction and which is necessary to make the representations and warranties herein contained, taken as a whole, not misleading, to the best knowledge of the Seller or any of the Subsidiaries, has been withheld from, or has not been delivered in writing to, the Buyer.

                                 ARTICLE III

         REPRESENTATIONS AND WARRANTIES OF THE BUYER AND THE BUYER BANK

         The Buyer and the Buyer Bank, jointly and severally, hereby represent and warrant to the Seller, the Company and the Seller Bank that, except as specifically set forth in the corresponding section of the Disclosure Schedule previously delivered by the Buyer to the Seller as follows:

         SECTION 3.01.     CORPORATE ORGANIZATION.

         (a) The Buyer is a corporation, duly organized, validly existing and in good standing under the laws of the Commonwealth of Massachusetts. Buyer Bank is a savings bank and a wholly-owned (except for directors' qualifying shares) subsidiary of the Buyer, duly organized and validly existing under the laws of the Commonwealth of Massachusetts. The deposit accounts of the Buyer Bank are insured by the FDIC to the fullest extent permitted by law and all premiums and assessments required in connection therewith have been paid by the Buyer Bank. The Buyer and the Buyer Bank each has the requisite power and authority and all necessary governmental approvals to own, lease and operate all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business and is in good standing in each jurisdiction where the nature of the business conducted by it or the character or location of the properties and assets owned, leased or operated by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified and be in good standing would not, either individually or in the aggregate, have a Material Adverse Effect.

         (b) When used in connection with the Buyer or the Buyer Bank, the term "MATERIAL ADVERSE EFFECT" means any change or effect that is or would be materially adverse to (i) the business, assets, liabilities, financial condition or results of operations of the Buyer and the Buyer Bank taken as a whole, other than any such effect attributable to or resulting from (x) changes in interest rates or general economic conditions affecting banks generally, (y) changes in federal or state banking or tax laws or regulations affecting banks generally or
(z) changes in generally accepted or regulatory accounting principles applicable to banks or their holding companies generally; or (ii) the ability of the Buyer or the Buyer Bank to consummate the transactions contemplated hereby.

         SECTION 3.02. AUTHORITY. The Buyer and the Buyer Bank each have full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly approved by the Board of Directors of the Buyer and the Buyer Bank. This Agreement has been duly and validly executed and delivered by the Buyer and the Buyer Bank and constitutes a valid and binding obligation of the Buyer and the Buyer Bank, enforceable against the Buyer and the Buyer Bank in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally, and as to the Buyer Bank the conservatorship or receivership provisions of the Federal Deposit Insurance Act, and subject, as to enforceability, to general principles of equity.

         SECTION 3.03. NO CONFLICT. Neither the execution, delivery and performance of this Agreement by the Buyer, nor the consummation by the Buyer of the transactions contemplated hereby, nor compliance by the Buyer with any of the terms or provisions hereof, will (i) conflict with, violate or result in a breach of any provision of the Articles of Organization or By-Laws of the Buyer or the articles of organization or by-laws of the Buyer Bank, (ii) conflict with, violate or result in a breach of any statute, code, ordinance, rule, regulation, order, writ, judgment, injunction or decree applicable to the Buyer or the Buyer Bank, or by which any property or asset of the Buyer or the Buyer Bank is bound or affected, or (iii) conflict with, violate or result in a breach of any provisions of or the loss of any benefit under, constitute a default (or an event, which, with notice or lapse of time, or both, would constitute a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a lien, pledge, security interest, charge or other encumbrance on any property or asset of the Buyer or the Buyer Bank pursuant to any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Buyer or the Buyer Bank is a party, or by which the Buyer or the Buyer Bank is bound or affected, except, in the case of clause (ii) or (iii) above, for any such conflicts, violations, breaches, defaults or other occurrences which would not, either individually or in the aggregate, have a Material Adverse Effect.

         SECTION 3.04. CONSENTS AND APPROVALS. The execution, delivery and performance of this Agreement by the Buyer and the Buyer Bank does not require any consent, approval, authorization or permit of, or filing with or notification to any Governmental Entity or with any third party, except (i) for applicable requirements, if any, of the Exchange Act, state takeover laws, and filing and recordation of appropriate merger documents as required by the laws of the Commonwealth of Massachusetts, (ii) for consents and approvals of or filings, registrations or negotiations with the OTS, the FRB, the FDIC, the BBI, and the Massachusetts

Housing Partnership Fund, (iii) for approval of this Agreement, the Merger and the Bank Merger by the Corporators, trustees and officers of the Buyer and the Buyer Bank (iv) the filings required by this Agreement and (v) where failure to obtain any such consent, approval, authorization or permit, or to make any such filing or notification, would not prevent or significantly delay consummation of the Merger or otherwise prevent the Buyer from performing its obligations under this Agreement, or would not, either individually or in the aggregate, have a Material Adverse Effect. The Buyer is not aware of any reason why the approvals, consents and waivers of Governmental Entities referred to herein and in Section 6.01(a) should not be obtained.

         SECTION 3.05. COMPLIANCE. The Buyer and the Buyer Bank hold, and have at all times within the last six years, held, all material licenses, franchises, permits and authorizations necessary for the lawful conduct of their respective businesses under and pursuant to all, and have complied with and are not in conflict with, or in default or violation, of any (a) statute, code, ordinance, law, rule, regulation, order, writ, judgment, injunction or decree, published policies and guidelines of any Governmental Entity applicable to the Buyer or the Buyer Bank or by which any property or asset of the Buyer or the Buyer Bank is bound or affected or any (b) note, bond, mortgage, indenture, deed of trust, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Buyer or the Buyer Bank is a party or by which the Buyer or the Buyer Bank or any property or asset of the Buyer or the Buyer Bank is bound or affected, except for any such non-compliance, conflicts, defaults or violations that would not, either individually or in the aggregate, have a Material Adverse Effect; and neither the Buyer nor the Buyer Bank knows of, or has received notice of, any violation of any of the above. Without limiting the generality of the foregoing, neither the Buyer nor the Buyer Bank has been advised of the existence of any facts or circumstances which would cause the Buyer Bank to be deemed not to be in satisfactory compliance with the Community Reinvestment Act of 1977, as amended, and the regulations promulgated thereunder.

         SECTION 3.06. FINANCIAL STATEMENTS. The Buyer has previously made available to the Seller copies of (i) the audited and unaudited financial statements of the Buyer and its subsidiaries as of December 31 for the fiscal years 1998, 1999, and 2000, (ii) the most recent consolidated internal financial statements, I.E. for the year to date, and the most recent fiscal quarter and the month(s) thereafter. The December 31, 2000 consolidated balance sheet of the Buyer (including the related notes, where applicable) fairly presents in all material respects the consolidated financial position of the Buyer and its subsidiaries as of the date thereof, and the other financial statements referred to in this Section 3.06 (including the related notes where applicable) fairly present in all material respects, (subject, in the case of the unaudited statements, to audit adjustments normal in nature and amount and the addition of customary notes) the results of the consolidated operations and changes in stockholders' equity and consolidated financial position of the Buyer for the respective fiscal periods or as of the respective dates therein set forth and each of such statements (including the related notes, where applicable) has been prepared in accordance with GAAP consistently applied during the periods involved, except as indicated in the notes thereto.

         SECTION 3.07. ABSENCE OF CERTAIN CHANGES OR EVENTS. Since December 31, 2000:

                           (i) there has not been any Material Adverse Effect;

                           (ii) there has not been any incurrence by the Buyer of any liability that has had, or to the best knowledge of the Buyer could reasonably be expected to have, a Material Adverse Effect with respect to the Buyer or the Buyer Bank;

                           (iii) there has not been any agreement, contract or commitment entered into, or agreed to be entered into, except for those in the ordinary course of business none of which has had a Material Adverse Effect with respect to the Buyer or the Buyer Bank;

                           (iv) there has not been any change in any of the accounting methods or practices of the Buyer or any of its subsidiaries other than changes required by applicable law or generally accepted accounting principles.

         SECTION 3.08. ABSENCE OF LITIGATION. Neither the Buyer nor any of its subsidiaries is a party to any, and there are no pending, or to the best knowledge of the Buyer, threatened legal, administrative, arbitral or other claims, actions, proceedings or investigations of any nature, against the Buyer or any of its subsidiaries or any property or asset of the Buyer or any of its subsidiaries, before any court, arbitrator or administrative, governmental or regulatory authority or body, domestic or foreign, which, either individually or in the aggregate, would have a Material Adverse Effect with respect to the Buyer or the Buyer Bank and no facts or circumstances have come to the Buyer's attention which have caused it to believe that a material claim, action, proceeding or investigation against or affecting the Buyer or any of its subsidiaries could reasonably be expected to occur. Neither the Buyer nor its subsidiaries, or any property or asset of the Buyer or any of its subsidiaries, is subject to any order, writ, judgment, injunction, decree, determination or award which restricts its ability to conduct business in any area in which it presently does business or has or could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect with respect to the Buyer or the Buyer Bank.

         SECTION 3.09. AGREEMENTS WITH BANK REGULATORS. Neither the Buyer nor the Buyer Bank is a party to any written agreement or memorandum of understanding with, or a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or is a recipient of any extraordinary supervisory letter from, any Bank Regulator which restricts materially the conduct of its business, or in any manner relates to its capital adequacy, its loan loss allowances or reserves, its credit policies or its management, nor has the Buyer or the Buyer Bank been informed by any Bank Regulator that it is contemplating issuing or requesting any such order, directive, agreement, memorandum of understanding, extraordinary supervisory letter, commitment letter or similar submission. Neither the Buyer nor the Buyer Bank is a party to any agreement or arrangement entered into in connection with the consummation of a federally assisted acquisition of a depository institution pursuant to which the Buyer or the Buyer Bank is entitled to receive financial assistance or indemnification from any governmental agency.

         SECTION 3.10. CAPITAL; FINANCING. On the date hereof, the Buyer is, at a minimum, "adequately capitalized," as such term is defined in the rules and regulations promulgated by the FRB and the FDIC, as the case may be. The Buyer shall not require any financing from any third-party source as a condition or contingency to the payment in full of the Cash Consideration as contemplated under this Agreement. The Cash Consideration shall be available from the Buyer's working capital and cash flow.

         SECTION 3.11. PURCHASER INVESTIGATION. The Buyer acknowledges that: (i) it has had the opportunity to visit with the Seller and its Subsidiaries and meet with their representative officers and other representatives to discuss the business, assets, liabilities, reserves, financial condition, cash flow and operations of Seller and its Subsidiaries, as applicable and (ii) to Buyer's knowledge or except as disclosed in Schedule 3.11, all materials and information requested by Buyer has been provided to Buyer to the reasonable satisfaction of such party. The Buyer acknowledges that it has made its own independent examination, investigation, analysis and evaluation of the Seller and its Subsidiaries, including the Buyer's own estimate of the value of the Seller and its Subsidiaries' businesses. The Buyer acknowledges that it has undertaken such investigation (including a review of the assets, liabilities, books, records and contracts of Seller and its Subsidiaries) as the Buyer deems adequate, including that described above.

         SECTION 3.12. DISCLOSURE. No representation or warranty contained in this Agreement, and no statement contained in any schedule, certificate, list or other writing furnished to the Seller pursuant to the provisions hereof, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements herein or therein, in light of the circumstances in which they are made, not misleading. No information believed by the Buyer or the Buyer Bank to be material to the Merger or the Bank Merger and which is necessary to make the representations and warranties herein contained, taken as a whole, not misleading, to the best knowledge of the Buyer and the Buyer Bank, has been withheld from, or has not been delivered in writing to, the Seller.

                                   ARTICLE IV

                     CONDUCT OF BUSINESS PENDING THE MERGER

         SECTION 4.01. COVENANTS OF THE SELLER.

         (a) The Seller covenants and agrees that, between the date of this Agreement and the Effective Time, unless the Buyer shall otherwise agree in writing, the business of the Seller and its Subsidiaries shall be conducted only in, and the Seller and its Subsidiaries shall not take any action except in, the usual, regular and ordinary course of business and in a manner consistent with past banking practice and generally to conduct their business in substantially the same way as heretofore conducted, and without limiting the foregoing, to continue to operate in the same geographic markets serving the same market segments and without a material increase in the rate of growth of the Seller Bank's loan portfolio relative to such rate over the 12 month period prior to the date hereof. The Seller shall use its reasonable best efforts to preserve substantially intact the business organization of the Seller and its Subsidiaries, to keep available the present services of the officers, employees and consultants of the Seller and its Subsidiaries and to preserve the current relationships and goodwill of the Seller and its Subsidiaries with customers, suppliers and other persons with which the Seller or any of the Subsidiaries have business relationships, including without limitation, implementing a deposit retention program in furtherance thereof.

         (b) By way of amplification and not limitation of clause (a) above, except as contemplated by this Agreement, the Seller shall not, nor shall the Seller permit any of the Subsidiaries, between the date of this Agreement and the Effective Time, directly or indirectly to do, or publicly announce an intention to do, any of the following without the prior written consent of the Buyer through its representative, Kevin T. Bottomley (which consent shall not be unreasonably withheld):

                           (i) amend or otherwise change its Charter or By-laws or equivalent organizational documents;

                           (ii) issue, deliver, sell, pledge, dispose of, grant, encumber, or authorize the issuance, delivery, sale, pledge, disposition, grant or encumbrance of, any shares of capital stock of any class of the Seller or any of the Subsidiaries, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of such capital stock, other than restricted stock awards under the RRP from the pool of shares currently reserved for grant under the RRP or any other ownership interest, of the Seller or any of the Subsidiaries, or enter into any agreement with respect to any of the foregoing other than as contemplated herein;

                           (iii) declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock;

                           (iv) split, combine or reclassify any shares of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, except upon the exercise or fulfillment of rights or options issued and vested or existing pursuant to employee benefit plans, programs or arrangements, all to the extent outstanding vested and in existence on the date of this Agreement;

                           (v) repurchase, redeem or otherwise acquire any shares of the capital stock of the Company, or any other Subsidiary, or any securities convertible into or exercisable for any shares of the capital stock of the Company, or any other Subsidiary;

                           (vi) enter into any new line of business or materially expand the business currently conducted by the Seller and its Subsidiaries or file any application to relocate or terminate the operations of any banking office of the Seller Bank;

                           (vii) acquire or agree to acquire, by merging or consolidating with, or by purchasing an equity interest in or a portion of the assets of, or by any other manner, any business or any corporation, partnership, other business organization or any division thereof or any material amount of assets;

                           (viii) except for advances from the Federal Home Loan Bank in an amount not to exceed $20 million outstanding at any one time, incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse, or otherwise as an accommodation become responsible for, the obligations of any individual, corporation or other entity, or make any Loan or advance, other than in the ordinary course of business consistent with past practice;

                           (ix) enter into any contract or agreement other than in the ordinary course of business consistent with past practice and, in any event, regardless of whether consistent with past practice, undertake or enter into any contract or other commitment (other than contracts or commitments relating to Loans) involving an aggregate payment by or to the Seller or any of the Subsidiaries under any such contract or commitment of more than $25,000 or having a term of one year or more from the time of execution;

                           (x) authorize any single capital expenditure which is in excess of $5,000 or capital expenditures which are, in the aggregate, in excess of $10,000 for the Seller and its Subsidiaries taken as a whole, except for written contractual commitments entered into prior to the date of this Agreement as disclosed in the Seller Disclosure Schedule;

                           (xi) (A) except as required by applicable law and except as set forth in Schedule 4.01(b)(xi), (x) adopt, amend, renew or terminate any plan or any agreement, arrangement, plan or policy between the Seller or any of the Subsidiaries and one or more of its current or former directors, officers or employees, except to the extent necessary to comply with applicable law, or (y) increase in any manner the compensation or fringe benefits of any director, officer or employee or pay any benefit not required by any plan or agreement as in effect as of the date hereof (including, without limitation, the granting of stock options, stock appreciation rights, restricted stock, restricted stock units or performance units or shares), PROVIDED, HOWEVER, that the Seller or Seller Bank may grant salary increases to its officers and employees at the regular review date of such officers and employees in an aggregate amount for all officers and employees not to exceed 4% of the aggregate current annualized base salaries of such officers and employees or constitute more than a 10% increase with respect to any one officer or employee; or (B) enter into, modify or renew any employment, severance or other agreement with any director, officer or employee of the Seller or any of the Subsidiaries, or establish, adopt, enter into or amend any collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement providing for any benefit to any director, officer or employee;

                           (xii) take any action with respect to accounting methods, principles or practices, other than changes required by applicable law or GAAP or regulatory accounting as concurred in by the Seller's independent accountants;

                           (xiii) make any tax election or settle or compromise any federal, state, local or foreign tax liability;

                           (xiv) pay, discharge or satisfy any claim, liability or obligation, other than payment, discharge or satisfaction in the ordinary course of business and consistent with past practice;

                           (xv) make any new or additional equity investment or commitment to make such an investment in real estate or in any real estate development project, other than in connection with foreclosures, settlements in lieu of foreclosure or troubled loan or debt restructurings in the ordinary course of business consistent with past practice;

                           (xvi) sell any securities in its investment portfolio, except in the ordinary course of business, or engage in transactions in or involving forwards, futures, options on futures, swaps or similar derivative instruments;

                           (xvii) sell, lease, encumber, assign or otherwise dispose of, or agree to sell, lease, encumber, assign or otherwise dispose of, any of its material assets, properties or other rights or agreements or purchase or sell any Loans in bulk;

                           (xviii) take any action that is intended or reasonably can be expected to result in any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect, or any of the conditions to the consummation of the merger and the other transactions contemplated by this Agreement set forth in Article VII not being satisfied in any material respect, or in any material violation of any provision of this Agreement except, in every case, as may be required by applicable law;

                           (xix) commit any act or omission which constitutes a material breach or default by the Seller or any of the Subsidiaries under any regulatory agreement or under any material contract or material license to which any of them is a party or by which any of them or their respective properties is bound;

                           (xx) foreclose upon or take a deed or title to any commercial real estate without first conducting a Phase I environmental assessment of the property or foreclose upon any commercial real estate if such environmental assessment indicates the presence of Hazardous Material in amounts which, if such foreclosure were to occur, would be material;

                           (xxi) enter into or renew, amend or terminate, or give notice of a proposed renewal, amendment or termination of or make any commitment with respect to, (A) any contract, agreement or lease for office space, operations space or branch space to which the Seller or any of the Subsidiaries is a party or by which the Seller or any of the Subsidiaries or its respective properties is bound; (B) any lease, contract or agreement other than in the ordinary course of business consistent with past practice including renewals of leases to existing tenants of the Seller or any Subsidiary; (C) regardless of whether consistent with past practices, any lease, contract, agreement or commitment, other than Loans, involving an aggregate payment by or to the Seller or any of the Subsidiaries of more than $25,000 or requiring performance by the Seller or any of the Subsidiaries of any obligations at any time more than one year after the time of execution;

                           (xxii) change in any material respect its loan policies or procedures, except as required by regulatory authorities;

                           (xxiii) engage in any action that could reasonably be expected to cause the Proposed Transaction to fail to qualify as a "reorganization" under Section 368(a) of the Code, whether or not otherwise permitted by the provisions of this Article IV; or

                           (xxiv)   agree to do any of the foregoing.

                  (c) Subject to Section 5.06(b), Seller shall vote its shares of Company Stock in favor of the Proposed Transaction and the Amendment at the Company's Stockholders' Meeting (defined herein).

         SECTION 4.02. SYSTEM CONVERSIONS. From and after the date hereof, the Buyer and the Seller shall meet on a regular basis to discuss and plan for the conversion of the Seller's and the Seller Bank's data processing and related electronic informational systems to those used by the Buyer and its affiliates, which planning shall include, but not be limited to, discussion of the possible termination by the Seller and Seller Bank of third-party service provider arrangements effective at the Effective Time or at a date thereafter, non-renewal of personal property leases and software licenses used by the Seller or Seller Bank in connection with its systems operations and outsourcing, as appropriate, of proprietary or self-provided system services, it being understood that the Seller and Seller Bank shall not be obligated to take any such action prior to the Effective Time and, unless the Seller and Seller Bank otherwise agree, no conversion shall take place prior to the Effective Time. In the event that the Seller or Seller Bank takes, at the request of the Buyer, any action relative to third parties to facilitate the conversion that results in the imposition of any termination fees or charges, the Buyer shall indemnify the Seller or Seller Bank, as applicable on terms reasonably satisfactory to such party for any such fees and expenses, provided that the indemnification shall not apply to the termination of the agreement between Connecticut On-Line Computer Center Trust and the Seller Bank.

         SECTION 4.03. CERTAIN CHANGES AND ADJUSTMENTS. Prior to the Closing (as defined in Section 8.01 hereof), the Buyer and the Seller shall consult and cooperate with each other concerning Seller Bank's loan, litigation and real estate valuation policies and practices (including loan classifications and levels of reserves) to reflect Buyer's plans with respect to the conduct of Seller Bank's business following the Merger; PROVIDED, HOWEVER, that the Seller and Seller Bank shall not be obligated to take any action pursuant to this Section which is inconsistent with GAAP and unless and until the Buyer acknowledges, and the Seller and Seller Bank are satisfied, that all conditions to Seller's obligation to consummate the Merger have been satisfied. No action taken by the Seller or Seller Bank pursuant to this Section or the consequences resulting therefrom shall be deemed to be a breach of any representation, warranty, agreement or covenant herein or constitute a Material Adverse Effect.

         SECTION 4.04. ALCO MANAGEMENT. The Seller agrees that during the period from the date of this Agreement through the Effective Time, the Seller will consult with the Buyer in the development of a reasonable program to manage the Seller's and any of the Subsidiary's interest sensitive assets and liabilities (including its fixed-rate mortgage portfolio and its investment portfolio), which program will include a policy not to acquire securities for the investment portfolio of the Seller or any Subsidiary if such securities have a maturity date that is more than five years after the date of acquisition thereof, unless otherwise agreed by the parties. The Buyer and Seller agree to consult on investment programs to be administered by the Seller and the Seller Bank.

         SECTION 4.05. COVENANT OF THE BUYER. During the period from the date of this Agreement and continuing until the Effective Time, the Buyer shall not, and shall not permit any of its subsidiaries to, take any action that is intended or which reasonably can be expected to result in any of its representations and warranties set forth in this Agreement being untrue in any material respect, or in any of the conditions to the Merger or other transactions contemplated in this Agreement as set forth in Article I not being satisfied in any material respect, or in a material violation of any provision of this Agreement except, in every case, as may be required by applicable law.

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

                                    ARTICLE V

                             ADDITIONAL AGREEMENTS

         SECTION 5.01.     REGULATORY MATTERS.

         (a) The parties hereto shall cooperate with each other and use their reasonable best efforts to prepare and file no more than 45 days after the execution of the Agreement all necessary documentation, to effect all applications, notices, petitions and filings, and to obtain as promptly as practicable all permits, consents, approvals and authorizations of all third parties and Governmental Entities which are necessary or advisable to consummate the transactions contemplated by this Agreement (including without limitation the Merger). The Seller and the Buyer shall have the right to review in advance, and to the extent practicable each will consult with the other on, in each case subject to applicable laws relating to the exchange of information, all the information relating to the Seller or the Buyer, as the case may be, and any of their respective subsidiaries, which appear in any filing made with or written materials submitted to, any third party or any Governmental Entity in connection with the transactions contemplated by this Agreement. In exercising the foregoing right, each of the parties hereto shall act reasonably and as promptly as practicable. The parties hereto agree that they will consult with each other with respect to the obtaining of all permits, consents, approvals and authorizations of all third parties and Governmental Entities necessary or advisable to consummate the transactions contemplated by this Agreement and each party will keep the other apprised of the status of matters relating to completion of the transactions contemplated herein.

         (b) The Buyer and the Seller shall, upon request, furnish each other with all information concerning themselves, their respective subsidiaries, directors, officers and stockholders and such other matters as may be reasonably necessary or advisable in connection with any statement, filing, notice or application made by or on behalf of the Buyer, the Seller or any of their respective subsidiaries to any Governmental Entity in connection with the Merger and the other transactions contemplated hereby.

         (c) The Buyer and the Seller shall promptly furnish each other with copies of written communications received by the Buyer or the Seller, as the case may be, or any of their respective subsidiaries from, or delivered by any of the foregoing to, any Governmental Entity in respect of the transactions contemplated hereby.

         SECTION 5.02.     ACCESS TO INFORMATION.

         (a) Upon reasonable notice and subject to applicable laws relating to the exchange of information, the Seller shall, and shall cause each of the Subsidiaries to, afford to the officers, employees, accountants, counsel and other representatives of the Buyer, access, during normal business hours during the period prior to the Effective Time, to all its properties, books, contracts, commitments and records and, during such period, the Seller shall, and shall cause the Subsidiaries to, make available to the Buyer (i) a copy of each report, schedule, registration statement and other document filed or received by it during such period pursuant to the requirements of Federal securities laws or Federal or state banking laws (other than reports or documents which the Seller is not permitted to disclose under applicable law), (ii) copies of all periodic reports to senior management, including, without limitation, reports on non-performing loans and other asset quality matters and all materials furnished to the board of directors of the Seller or the Subsidiaries relating to asset quality generally, and (iii) all other information concerning its business, properties and personnel as the Buyer may reasonably request (other than information which the Seller is not permitted to disclose under applicable law). Neither the Seller nor any of the Subsidiaries shall be required to provide access to or to disclose information where such access or disclosure would violate or prejudice the rights of the Seller's or the Subsidiaries' customers, jeopardize the attorney-client privilege of the institution in possession or control of such information or contravene any law, rule, regulation, order, judgment, decree, fiduciary duty or binding agreement entered into prior to the date of this Agreement. The parties hereto will make appropriate substitute disclosure arrangements under circumstances in which the restrictions of the preceding sentence apply.

         (b) Upon reasonable notice and subject to applicable laws relating to the exchange of information, the Buyer shall, and shall cause the Buyer Bank to, afford to the officers, employees, accountants, counsel and other representatives of the Seller, access, during normal business hours during the period prior to the Effective Time, to information concerning its business, properties and personnel as the Seller may reasonably request (other than information which the Buyer is not permitted to disclose under applicable law). Neither the Buyer nor the Buyer Bank shall be required to provide access to or to disclose information where such access or disclosure would violate or prejudice the rights of the Buyer's or the Buyer Bank's customers, jeopardize the attorney-client privilege of the institution in possession or control of such information or contravene any law, rule, regulation, order, judgment, decree, fiduciary duty or binding agreement entered into prior to the date of this Agreement. The parties hereto will make appropriate substitute disclosure arrangements under circumstances in which the restrictions of the preceding sentence apply.

         (c) Without limiting the generality of the foregoing, the Seller shall cooperate with the Buyer in compiling the following with respect to each of the Seller and each Subsidiary as of the most recent practicable date (as well as on an estimated pro forma basis as of the Effective Date giving effect to the consummation of the transactions contemplated hereby): (A) the basis of the Seller and each Subsidiary in its assets; (B) the basis of the stockholder(s) of each Subsidiary in its stock, or the amount of any excess loss account (as defined in Treasury Regulations Section 1.1502-19); (C) the amount of any net operating loss, net capital loss, unused investment or other credit, unused foreign tax, or excess charitable contribution allocable to the Seller and any Subsidiary; and (D) the amount of any deferred gain or loss allocable to the Seller or any Subsidiary arising out of any deferred intercompany transaction (as defined in Treasury Regulations Section 1.1502-13).

         (d) All information furnished by the Seller to the Buyer or its representatives pursuant hereto shall be treated as the sole property of the Seller and, if the Proposed Transaction shall not occur, the Buyer and its representatives shall return to the Seller or destroy all of such written information and all documents, notes, summaries or other materials containing, reflecting or referring to, or derived from, such information. The Buyer shall, and shall use its reasonable efforts to cause its representatives to, keep confidential all such information, and shall not directly or indirectly use such information for any competitive or other commercial purpose. The obligation to keep such information confidential shall continue from the date the Proposed Transaction is abandoned and shall not apply to (i) any information which (x) was already in the Buyer's possession prior to the disclosure thereof by the Seller; (y) was then generally known to the public; or (z) was disclosed to the Buyer by a third party not bound by an obligation of confidentiality or (ii) disclosures made as required by law. It is further agreed that, if in the absence of a protective order or the receipt of a waiver hereunder the Buyer is nonetheless, in the opinion of its counsel, compelled to disclose information concerning the Seller to any tribunal or governmental body or agency or else stand liable for contempt or suffer other censure or penalty, the Buyer may disclose such information to such tribunal or governmental body or agency without liability hereunder.

         (e) All information furnished by the Buyer to the Seller or its representatives pursuant hereto shall be treated as the sole property of the Buyer and, if the Proposed Transaction shall not occur, the Seller and its representatives shall return to the Buyer or destroy all of such written information and all documents, notes, summaries or other materials containing, reflecting or referring to, or derived from, such information. The Seller shall, and shall use its reasonable efforts to cause its representatives to, keep confidential all such information, and shall not directly or indirectly use such information for any competitive or other commercial purpose. The obligation to keep such information confidential shall continue from the date the Proposed Transaction is abandoned and shall not apply to (i) any information which (x) was already in the Seller's possession prior to the disclosure thereof by the Buyer; (y) was then generally known to the public; or (z) was disclosed to the Seller by a third party not bound by an obligation of confidentiality or (ii) disclosures made as required by law. It is further agreed that, if in the absence of a protective order or the receipt of a waiver hereunder the Seller is nonetheless, in the opinion of its counsel, compelled to disclose information concerning the Buyer to any tribunal or governmental body or agency or else stand liable for contempt or suffer other censure or penalty, the Seller may disclose such information to such tribunal or governmental body or agency without liability hereunder.

         (f) No investigation by any of the parties or their respective representatives shall affect the representations and warranties of the other set forth herein or any condition to the obligations of the parties hereto.

         SECTION 5.03. PROXY STATEMENT; OTHER FILINGS; BOARD RECOMMENDATIONS. The parties hereto shall cooperate with each other and use their reasonable best efforts to as promptly as practicable (but in any event within 45 days) after the execution of this Agreement, prepare, and the Company will file with the SEC, a proxy statement (the "PROXY STATEMENT") relating to a special meeting of the stockholders of the Company (the "COMPANY STOCKHOLDERS' MEETING") to consider, among other things, (i) the approval of this Agreement and the Proposed Transaction and (ii) an amendment to the Company's Charter effecting the Reverse Stock Split (collectively, the "COMPANY STOCKHOLDER PROPOSALS"). Each of the Buyer and the Company shall provide promptly to the other such information concerning its business and financial statements and affairs as, in the reasonable judgment of the providing party or its counsel, may be required or appropriate for inclusion in the Proxy Statement, or in any amendments or supplements thereto, and to cause its counsel and auditors to cooperate with the other's counsel and auditors in the preparation of the Proxy Statement. The Company will cause the Proxy Statement to be mailed to its stockholders at the earliest practicable time after it has been cleared by the SEC. As promptly as practicable after the date of this Agreement, each of the Company and the Buyer will prepare and file any other filings required to be filed by it under the Exchange Act, or any other Federal, foreign or Blue Sky or related laws relating to the Proposed Transaction and the transactions contemplated by this Agreement (the "OTHER Filings"). Each of the Company and the Buyer will notify the other promptly upon the receipt of any comments from the SEC or its staff or any other government officials and of any request by the SEC or its staff or any other government officials for amendments or supplements to the Proxy Statement or any Other Filing or for additional information and will supply the other with copies of all correspondence between such party or any of its representatives, on the one hand, and the SEC or its staff or any other government officials, on the other hand, with respect to the Proxy Statement, the Proposed Transaction or any Other Filing. Each of the Company and the Buyer will cause all documents that it is responsible for filing with the SEC or other regulatory authorities under this Section 5.03(a) to comply in all material respects with all applicable requirements of law and the rules and regulations promulgated thereunder. Whenever any event occurs which is required to be set forth in an amendment or supplement to the Proxy Statement or any Other Filing, the Company or the Buyer, as the case may be, will promptly inform the other of such occurrence and cooperate in filing with the SEC or its staff or any other government officials, and/or mailing to stockholders of the Company, such amendment or supplement.

         SECTION 5.04.     MEETINGS OF MEMBERS AND STOCKHOLDERS.

         (a) Promptly after the date hereof, the Company will take all action necessary in accordance with applicable law and the Company's Charter and By-Laws to convene the Company Stockholders' Meeting to be held as promptly as practicable, and in any event (to the extent permissible under applicable law) within 45 days after the clearance of the Proxy Statement by the SEC, for the purpose of voting upon the Company Stockholder Proposals. The Company will use its best efforts to solicit from its stockholders proxies in favor of the adoption and approval of this Agreement and the approval of the Company Stockholder Proposals and will take all other action necessary or advisable to secure the vote or consent of its stockholders as required by applicable law to obtain such approvals. Notwithstanding anything to the contrary contained in this Agreement, the Company may adjourn or postpone the Company Stockholders' Meeting to the extent necessary to ensure that any necessary supplement or amendment to the Proxy Statement is provided to the Company's stockholders in advance of a vote on the Company Stockholder Proposals or, if as of the time for which the Company Stockholders' Meeting is originally scheduled (as set forth in the Proxy Statement) there are insufficient shares of Company Stock represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of the Company Stockholders' Meeting. The Company shall ensure that the Company Stockholders' Meeting is called, noticed, convened, held and conducted, and that all proxies solicited by the Company in connection with the Company Stockholders' Meeting are solicited, in compliance with applicable law, the Company's Charter and By-Laws, and all other applicable legal requirements.

         (b) Subject to Section 5.06(b): (i) the Company Board shall recommend that the stockholders vote in favor of and adopt the Company Stockholder Proposals at the Company Stockholders' Meeting; (ii) the Proxy Statement shall include a statement to the effect that the Company Board has recommended that the Company's stockholders vote in favor of and adopt the Company Stockholder Proposals at the Company Stockholders' Meeting; and (iii) neither the Company Board nor any committee thereof shall withdraw, amend or modify, or propose or resolve to withdraw, amend or modify in a manner adverse to the Buyer, the recommendation of the Company Board that the Company's stockholders vote in favor of and adopt the Company Stockholder Proposals.

         (c) Promptly after the date hereof, the Seller will take all action necessary in accordance with applicable law, OTS regulations, the Charter and By-Laws of the Seller to convene a meeting of its members to be held as promptly as practicable after the clearance of the notice of meeting (the "NOTICE") by the OTS, for the purpose of voting upon this Agreement, the Proposed Transaction and any other related matters. The Seller will use its best efforts to solicit from its members proxies in favor of the adoption and approval of this Agreement and the approval of the Proposed Transaction (and any other related matters) and will take all other action necessary or advisable to secure the vote or consent of its members as required by applicable law to obtain such approvals. Notwithstanding anything to the contrary contained in this Agreement, the Seller may adjourn or postpone the meeting to the extent necessary to ensure that any necessary supplement or amendment to the Notice is provided to its members in advance of such vote or, if as of the time for which the meeting is originally scheduled (as set forth in the Notice) there are insufficient members represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of the meeting. The Seller shall ensure that the meeting is called, convened, held and conducted, and that all proxies solicited by the Seller in connection with the meeting are solicited, in compliance with applicable law, the Charter and By-Laws of the Seller and all other applicable legal requirements.

         (d) Subject to Section 5.06(b): (i) the Seller Board shall recommend that its members vote in favor of and approve this Agreement, the Proposed Transaction and any other related matters at the meeting; (ii) the Notice shall include a statement to the effect that the Board have recommended that the members vote in favor of and approve this Agreement, the Proposed Transaction and any other related matters at the meeting; and (iii) neither the Seller Board, nor any committee thereof shall withdraw, amend or modify, or propose or resolve to withdraw, amend or modify in a manner adverse to the Buyer, the recommendations of the Seller Board that the members vote in favor of and adopt this Agreement, the Proposed Transaction and any other related matters.

         SECTION 5.05. LEGAL CONDITIONS TO PROPOSED TRANSACTION. Each of the Buyer and the Seller shall, and shall cause each of its subsidiaries to, use its reasonable best efforts (a) to take, or cause to be taken, all actions necessary, proper or advisable to comply promptly with all legal requirements which may be imposed on such party or its subsidiaries with respect to the Proposed Transaction and, subject to the conditions set forth in Article IV hereof, to consummate the transactions contemplated by this Agreement, (b) to obtain (and to cooperate with the other party to obtain) any consent, authorization, order or approval of, or any exemption by, any Governmental Entity and any other third party which is required to be obtained by the Seller or the Buyer or any of their respective subsidiaries in connection with the Merger and the other transactions contemplated by this Agreement, and (c) to obtain the authorization of each party's directors, officers, corporators, trustees, stockholders, members and depositors, as applicable.

         SECTION 5.06.     NO SOLICITATION.

         (a) NO SHOPPING. Each of the Seller, the Company and the Seller Bank represents and warrants that it has terminated any discussions or negotiations relating to, or that could reasonably be expected to lead to, any Acquisition Proposal (as hereinafter defined). Except as permitted by this Agreement, each of the Seller, the Company and the Seller Bank shall not, and shall not authorize or permit any Subsidiary or any of their respective officers, directors or employees or any investment banker, financial advisor, attorney, accountant or other representative retained by the Seller or any Subsidiary to, directly or indirectly, (i) solicit, initiate or encourage (including by way of furnishing non-public information), or take any other action to facilitate, any inquiries, discussions or the making of any proposal that constitutes or could reasonably be expected to lead to an Acquisition Proposal, (ii) participate in any discussions or negotiations, or otherwise communicate in any way with any person (other than the Buyer), regarding an Acquisition Proposal or (iii) enter into or consummate any agreement, arrangement or understanding requiring it to abandon, terminate or fail to consummate the transactions contemplated hereby. Without limiting the foregoing, it is understood that any violation of the restrictions set forth in the preceding sentence by any officer, director or employee of the Seller or any of the Subsidiaries or any investment banker, financial advisor, attorney, accountant or other representative retained by the Seller or any Subsidiary shall be deemed to be a breach of this Section 5.06 by the Seller, the Company and the Seller Bank. Notwithstanding the foregoing, the Company may, in response to a Superior Proposal (as hereinafter defined) that has not been withdrawn and that did not otherwise result from a breach of this
Section 5.06, (x) furnish non-public information with respect to the Company Subsidiaries to the person who made such Superior Proposal pursuant to a confidentiality agreement on terms no more favorable to such person than the confidentiality agreement between Buyer and Seller dated March 30, 2001 (the "Confidentiality Agreement") and (y) participate in discussions or negotiations with such person regarding such Superior Proposal, if and so long as the Company Board determines in good faith (based on advice of its outside legal counsel) that failing to take such action would constitute a breach of its fiduciary duties under applicable law.

         (b)      WITHDRAWAL OF RECOMMENDATION.

                           (a) The Company Board shall not (A) withdraw or modify, or propose to withdraw or modify, in a manner adverse to the Buyer, its approval or recommendation of this Agreement or the Proposed Transaction, (B) approve or recommend, or propose to approve or recommend, any Acquisition Proposal, or (C) approve or recommend, or propose to approve or recommend, or execute or enter into an agreement in principle or definitive agreement relating to an Acquisition Proposal (other than a confidentiality agreement referred to in Section 5.06(a)), or resolve to do any of the foregoing. Notwithstanding the foregoing, the Company Board may take any of the actions described in the preceding clauses (i) through (iii) in connection with the termination of this Agreement by the Seller pursuant to Section 7.01(g).

                           (b) To the extent the Seller Board shall be required under applicable law to recommend that the members of the Seller approve or adopt, consent or otherwise agree to, this Agreement or the Proposed Transaction or any matters related thereto (a

         "SELLER MEMBER APPROVAL"), then the Seller Board shall not (A) withdraw or modify, or propose to withdraw or modify, in a manner adverse to the Buyer, its approval or recommendation of this Agreement, the Proposed Transaction or any such related matter, (B) approve or recommend, or propose to approve or recommend, any Acquisition Proposal, or (C) approve or recommend, or propose to approve or recommend, or execute or enter into an agreement in principle or definitive agreement relating to an Acquisition Proposal (other than a confidentiality agreement referred to in Section 5.06(a)), or resolve to do any of the foregoing.

         (c) NOTICE OF INQUIRIES. Each of the Seller, the Company and the Seller Bank promptly (and in any event within 48 hours of the relevant event) shall advise the Buyer orally and in writing of any Acquisition Proposal, any request received by the Seller or any Subsidiary for non-public information that could reasonably be expected to lead to an Acquisition Proposal, or any inquiry with respect to or that could reasonably be expected to lead to an Acquisition Proposal, including, in each case, the identity of the person making any such Acquisition Proposal, request or inquiry and the terms and conditions thereof, and shall provide to the Buyer any written materials received by the Seller or any Subsidiary in connection therewith. The Seller, the Company and the Seller Bank shall keep the Buyer informed in all material respects of the status of any such Acquisition Proposal, request or inquiry on a current basis. Each of the Seller, the Company and the Seller Bank agrees not to release any person from, or waive any provisions of, any confidentiality or standstill agreement to which any of them is a party (other than the Confidentiality Agreement).

         (d) EXCHANGE ACT COMPLIANCE. Nothing contained in this Section 5.06 shall prohibit the Company from at any time taking and disclosing to its stockholders a position contemplated by Rule 14d-9 or Rule 14e-2 promulgated under the Exchange Act or making any disclosure required by Rule 14a-9 promulgated under the Exchange Act.

         (e) DEFINITION OF "ACQUISITION PROPOSAL." As used in this Agreement, the term "ACQUISITION Proposal" shall mean any proposed or actual tender offer, merger, consolidation or other business combination involving the Seller or any Subsidiary or sale, lease or other disposition, directly or indirectly, by merger, consolidation, share exchange or otherwise, of any material assets or securities of the Seller or any of the Subsidiaries, or any transaction which is similar in form, substance or purpose to any of the foregoing transactions; provided, however, that the term "Acquisition Proposal" shall not include the Proposed Transaction.

         (f) DEFINITION OF "SUPERIOR PROPOSAL." As used in this Agreement, the term "SUPERIOR PROPOSAL" shall mean an unsolicited, bona fide written offer made by a third party to consummate an Acquisition Proposal that (i) the Company Board determines in good faith, after consulting with its outside legal counsel and its financial advisor, would, if consummated, result in a transaction that is more favorable to the stockholders of the Company than the transactions contemplated hereby (taking into account all legal, financial, regulatory and other aspects of the proposal and the entity making the proposal), (ii) the Seller Board determines in good faith, after consulting with its financial advisors would, if consummated, result in a transaction that it is more favorable to the members of the Seller than the transactions contemplated hereby (taking into account all legal, financial, regulatory and other aspects of the proposal and the entity making the proposal), (iii) is not conditioned on obtaining financing (and with respect to which the Buyer has received written evidence of such person's ability to fully finance its Acquisition Proposal),
(iv) is for 100% of the Company Stock, (v) is, in the written opinion of the

Company's financial advisor, more favorable to the minority stockholders of the Company from a financial point of view than the transactions contemplated hereby (including any adjustments to the terms and conditions of such transactions proposed by the Buyer in response to such Acquisition Proposal) and (vi) is, in the written opinion of Seller's financial advisors, fair to the members of the Seller.

         SECTION 5.07.     EMPLOYEE BENEFIT MATTERS.

         (a) PROVISION OF BENEFITS. As soon as practicable after the Effective Time, the Buyer agrees to provide the employees of Seller Bank (the "SELLER EMPLOYEES") who remain employed after the Effective Time (collectively, the "TRANSFERRED SELLER EMPLOYEES") with the same types and levels of employee benefits maintained by the Buyer for similarly situated employees of the Buyer Bank.

         Transferred Seller Employees will be granted credit for years of service for eligibility and vesting purposes in connection with Buyer's benefit plans, including vacation policy. The Buyer will treat, and cause all of its benefit plans to treat, the service of Transferred Seller Employees with Seller or any Subsidiary as service rendered to the Buyer or any Affiliate of Buyer for purposes of eligibility to participate, vesting and for all other benefits, including applicability of minimum waiting periods for participation, but in no event for purposes of benefit accrual (including minimum pension amount) attributable to any period before the Effective Time. Without limiting the foregoing, the Buyer shall make reasonable efforts within the parameters of its existing plans not to treat any employee of the Seller or any of its Subsidiaries as a "new" employee for purposes of any exclusions under any health or similar plan of the Buyer or an Affiliate for a pre-existing medical condition, and will make appropriate arrangements with its insurance carrier(s) to ensure such result. The Buyer shall make reasonable efforts within the parameters of its health insurance plans to honor any deductible or out-of-pocket expenses incurred under the applicable health insurance plans maintained by Seller, the Company and the Seller Bank as of the Effective Time.

         (b) ESOP. In connection with the Reverse Stock Split, a cash payment shall be made to the ESOP Trust for the fractional share to be held in the ESOP Trust following the Reverse Stock Split. The cash consideration received by the ESOP with respect to unallocated shares held in the ESOP Trust will first be used to repay the Seller Bank for the Loan made to the ESOP upon the establishment of the ESOP (the "ESOP LOAN"). The cash consideration received by the ESOP with respect to allocated shares held in the ESOP Trust will be paid as required to participants. Any cash remaining thereafter shall be fully allocated to the ESOP participants in proportion to their account balances. The participants in the ESOP will become fully vested and the ESOP shall be terminated immediately thereafter.

         (c) RRP. In connection with the Reverse Stock Split, a cash payment of $22.75 per share (pre-split) will be made for unvested shares held in the Trust. The cash consideration will thereafter be distributed among RRP participants in accordance with their participation interests.

         (d) STOCK OPTION PLAN. In connection with the Reverse Stock Split, holders of all unexercised vested or unvested stock options to acquire Company Stock will receive payment per share (pre-split) equal to the excess (if any) of $22.75 over the option exercise price per share (pre-split).

         (e) CONTINUATION OF PLANS. Notwithstanding anything to the contrary contained herein, the Buyer shall have sole discretion with respect to determining whether or when to terminate, merge or continue any employee benefit plans and programs of the Seller or any of the Subsidiaries; PROVIDED, HOWEVER, that the Buyer shall continue to maintain such plans (other than stock based or incentive plans or the Seller's ESOP) until the Seller Employees are permitted to participate in the Buyer's or its Affiliates' plans.

         (f) SEVERANCE OBLIGATIONS. Seller Bank Employees whose employment is terminated involuntarily other than for cause (which shall mean gross negligence or dereliction in the performance of such employee's duties, dishonesty or commission of a crime) within one year of the Effective Date shall receive a lump sum severance payment equal to the greater of (i) the remainder of their pay for the 52 week period following the Effective Date or (ii) two weeks pay for each year of employment with Seller Bank (not to exceed 36 weeks) unless such employee has a severance arrangement listed in Schedule 5.07(f).

         (g) SETTLEMENT OF EMPLOYMENT AGREEMENTS. Seller shall pay the amounts described in Schedule 5.07(g) in settlement of the current employment agreements of James J. McCarthy, Anthony J. Patti and Judith E. Tenaglia immediately prior to the Effective Time, subject to adjustments, if necessary, to reflect changes in interest rates, the timing of the Closing Date and confirmation of taxable compensation reported on Box 1 of Forms W-2 for the individuals involved.

         (h) SECTION 401(K) PLAN. Upon the request of Buyer, Seller shall take all such action as is necessary to terminate the Seller's Section 401(k) Plan on a date prior to the Closing Date.

         (i) EMPLOYMENT AGREEMENT; NON-COMPETITION AGREEMENT. Concurrently with the execution of this Agreement, Mr. McCarthy will enter into an employment agreement and non-competition agreement with the Buyer substantially in the form attached hereto as EXHIBIT F.

         (j) SALARY TO CONTINUING EMPLOYEES. Employees of Seller or Seller Bank who continue in the employ of Buyer or Buyer Bank will continue their employment with Buyer or Buyer Bank in comparable positions to those previously held while employed by Seller or Seller Bank and for a period of at least one year such employees shall be paid at a rate of salary by Buyer or Buyer Bank that is no less than the rate of salary that was paid to such employees immediately prior to the Effective Time except for those employees listed on Schedule 5.07(j) who shall be paid at a rate no less than that specified in such Schedule 5.07(j).

         SECTION 5.08.     DIRECTORS' AND OFFICERS' INSURANCE.

         (a) The Buyer shall use its reasonable best efforts to maintain in effect for six years from the Effective Time, if available, the current directors' and officers' liability insurance policy maintained by the Seller (PROVIDED that the Buyer may substitute therefore policies of at least the same coverage containing terms and conditions which are not materially less favorable) with respect to matters occurring prior to the Effective Time; PROVIDED, HOWEVER, that in no event shall the Buyer be required to expend pursuant to this Section 5.08(a) more than 150% of the current cost. In connection with the foregoing, the Seller agrees to provide such insurer or substitute insurer with such representations as such insurer may request with respect to the reporting of any prior claims.

         (b) The Buyer agrees to indemnify current and former directors or officers of the Seller to the same extent that such directors or officers are entitled to indemnification as of the date of this Agreement under the Seller's Charter and/or By-Laws to the full extent permitted under applicable law for a period of six years from the Effective Time, provided that in the event that any claim is asserted or made by such current or former director or officer within such three year period, the right to indemnification in respect of such claim shall continue until the disposition of such claim. The provisions of this
Section 5.08 are specifically for the benefit of those present and former directors and officers entitled to indemnification as of the date of this Agreement under the Seller's By-Laws.

         (c) In the event that the Buyer or any of its successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving bank or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any person, then, and in each such case, proper provision shall be made so that the successors and assigns of the Buyer shall assume the obligations set forth in this Section 5.08.

         SECTION 5.09. FINANCIAL AND OTHER STATEMENTS. Notwithstanding anything to the contrary in Section 5.02, during the term of this Agreement, the Company shall provide to the Buyer the following documents and information:

         (a) As soon as reasonably available, but in no event more than 45 days after the end of each fiscal quarter ending after the date of this Agreement, the Seller will deliver to the Buyer, Seller Bank's quarterly Thrift Financial Report as filed with the appropriate Bank Regulator. As soon as reasonably available, but in no event more than 90 days after the end of each fiscal year ending after the date of this Agreement, the Seller will deliver to the Buyer the Company's consolidated and audited financial statements for the fiscal year then ended.

         (b) Promptly upon receipt thereof, the Company will furnish to the Buyer copies of all internal control reports submitted to the Company or the Seller Bank by independent auditors in connection with each annual, interim or special audit of the books of the Company or Seller Bank made by such auditors.

         (c) As soon as practicable, the Company and Seller Bank will furnish to the Buyer copies of all such financial statements and reports as they shall send to their stockholder(s), the OTS, the FDIC, or any other regulatory authority, to the extent any such reports furnished to any such regulatory authority are not confidential and except as legally prohibited under applicable laws and regulations.

         (d) With reasonable promptness, the Company and Seller Bank will furnish to the Buyer such additional financial data as the Buyer may reasonably request.

         SECTION 5.10. FURTHER ACTION. The Buyer and the Seller each shall, and shall cause their subsidiaries to, use reasonable best efforts (a) to take, or cause to be taken, all actions necessary, proper or advisable to comply promptly with all legal requirements which may be imposed on such party or its subsidiaries with respect to the Proposed Transaction and, subject to the conditions set forth in Article IV hereof, to consummate the transactions contemplated by this Agreement and (b) to obtain (and to cooperate with the other party to obtain) any consent, authorization, order or approval of, or any exemption by, any Governmental Entity and any other third party which is required to be obtained by the Seller or the Buyer or any of their respective subsidiaries in connection with the Proposed Transaction and any of the other transactions contemplated by this Agreement.

         SECTION 5.11. ADDITIONAL AGREEMENTS. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, or to vest the Surviving Corporation with full title to all properties, assets, rights, approvals, immunities and franchises of any of the parties to the Proposed Transaction, the proper officers and directors of each party to this Agreement and their respective subsidiaries shall take all such necessary action as may be reasonably requested by the Buyer.

         SECTION 5.12. UPDATE OF DISCLOSURE SCHEDULES. From time to time prior to the Effective Time, the Seller will promptly supplement or amend the Seller Disclosure Schedule to reflect any matter which, if existing, occurring or known at the date of this Agreement, would have been required to be set forth or described in the Seller Disclosure Schedule or which is necessary to correct any information in the Seller Disclosure Schedule which has been rendered inaccurate thereby. No supplement or amendment to the Seller Disclosure Schedule shall have any effect for the purpose of determining satisfaction of the conditions set forth in Section 6.02(b) hereof, as the case may be, or the compliance by the Seller with the covenants set forth in Articles IV and V hereof.

         SECTION 5.13.     CURRENT INFORMATION.

         (a) During the period from the date of this Agreement to the Effective Time, the Seller will cause one or more of its designated representatives (i) to confer on a regular and frequent basis (at least monthly) with representatives of Buyer to report on (x) the general status of the ongoing operations of the Seller and the Subsidiaries, (y) the status of, and the action proposed to be taken with respect to, those Loans held by the Seller or the Subsidiaries which, either individually or in combination with one or more other Loans to the same borrower thereunder, have an aggregate original principal amount of $250,000 or more and are classified or non-performing assets, and (z) the status of, and the action proposed to be taken with respect to, foreclosed property and other real estate owned by the Seller or the Subsidiaries, and (ii) to cooperate and communicate with respect to the manner in which the business of the Seller and the Subsidiaries is conducted, including but not limited to, the disposition of certain assets after the Effective Time, the type and mix of products and services, personnel matters, branches, the granting of credit, and problem loan management, reserve adequacy, securities investments and accounting. During the period from the date of this Agreement to the Effective Time, the Seller and the Subsidiaries shall provide the Buyer with sufficient information to review new extensions of credit, renewals and restructurings having an original principal amount of $200,000 and information detailing overall asset quality.

         (b) The Seller and the Subsidiaries will promptly notify the Buyer of any material change in the normal course of business or in the operation of the properties of the Seller or the Subsidiaries and of any governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated), or the institution or the threat of litigation involving them and will keep the Buyer reasonably informed of such events.

         (c) To the extent not covered by paragraphs (a) and (b) above, the Seller and the Subsidiaries shall give prompt notice to the Buyer, and the Buyer shall give prompt notice to the Seller, of (i) the occurrence or non-occurrence of any event the occurrence or non-occurrence of which would be reasonably likely to cause any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect, and (ii) any failure of the Seller, the Subsidiaries or the Buyer, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it under this Agreement; provided, HOWEVER, that the delivery of any notice pursuant to this paragraph (c) shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

         SECTION 5.14. VOTING AGREEMENTS. The Seller and the Company agree to cause each of its directors and officers to execute and deliver (individually, and to the extent applicable in their respective capacities as trustee) concurrently with the execution of this Agreement or within twenty-one (21) days thereafter, a voting agreement in the form of EXHIBIT A hereto.


                                   ARTICLE VI

                            CONDITIONS TO THE MERGER

         SECTION 6.01. CONDITIONS TO EACH PARTY'S OBLIGATIONS TO EFFECT THE MERGER AND THE BANK MERGER. The respective obligation of each party to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following conditions:

          (a) REGULATORY APPROVALS. All necessary approvals, authorizations and consents of all Governmental Entities required to consummate the Proposed Transaction shall have been obtained and remain in full force and effect, and all waiting periods relating to such approvals, authorizations and consents shall have expired or been terminated (all such approvals and the expiration of all such waiting periods being referred to herein as the "REQUISITE REGULATORY APPROVALS").

         (b) NO ORDERS, INJUNCTIONS OR RESTRAINTS; ILLEGALITY. No order, injunction or decree (whether temporary, preliminary or permanent) issued by federal or state governmental authority or other agency or commission or federal or state court of competent jurisdiction or other legal restraint or prohibition (an "INJUNCTION") preventing the consummation of the Proposed Transaction shall be in effect and no proceeding initiated by any Governmental Entity seeking an Injunction shall be pending. No statute, rule, regulation, order, injunction or decree (whether temporary, preliminary or permanent) shall have been enacted, entered, promulgated or enforced by any federal or state governmental authority or other agency or commission or federal or state court of competent jurisdiction, which prohibits, restricts or makes illegal the consummation of the Proposed Transaction.

         (c) TAX OPINIONS. The Buyer and the Seller shall each have received written opinions from their respective tax counsel (Goodwin Procter LLP and Thacher Proffitt & Wood, respectively), in form and substance reasonably satisfactory to them, to the effect that the Merger and the Bank Merger each will constitute a reorganization within the meaning of Section 368(a) of the Code and such opinions shall not have been withdrawn.

         SECTION 6.02. CONDITIONS TO OBLIGATIONS OF THE BUYER. The obligation of the Buyer to effect the Proposed Transaction is also subject to the satisfaction or waiver by the Buyer at or prior to the Effective Time of the following conditions:

         (a) STOCKHOLDER AND MEMBER APPROVALS. The Company Stockholder Approvals shall have been approved and adopted by the affirmative vote of the stockholders of the Company and the Proposed Transaction shall have been approved by the affirmative vote of the members of the Seller to the extent required by the OTS and the Charter of the Seller;

         (b) REPRESENTATIONS AND WARRANTIES. Those representations and warranties of the Seller, the Company and the Seller Bank set forth in this Agreement which are qualified by materiality or a Material Adverse Effect or words of similar effect shall be true and correct as of the date of this Agreement and as of the Effective Time as though made on and as of the Effective Time (except to the extent such representations and warranties expressly relate to a specific date, in which case such representations and warranties shall be true and correct as of such date), and those representations and warranties of the Seller, the Company and the Seller Bank set forth in this Agreement which are not so qualified shall be true and correct in all material respects as of the date of this Agreement and as of the Effective Time as though made on and as of the Effective Time (except to the extent such representations and warranties expressly relate to a specific date, in which case such representations and warranties shall be true and correct in all material respects as of such date).

         (c) AGREEMENTS AND COVENANTS. The Seller shall have performed in all material respects all obligations and complied in all material respects with all agreements or covenants of the Seller to be performed or complied with by it at or prior to the Effective Date under this Agreement, and the Buyer shall have received a certificate to such effect signed by the Chief Executive Officer and Chief Financial Officer of the Seller dated as of the Effective Date.

         (d) MATERIAL ADVERSE EFFECT. There shall not have occurred, after the date of this Agreement, any change or event concerning the Seller or the Subsidiaries which has had or which is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect.

         SECTION 6.03. CONDITIONS TO OBLIGATIONS OF THE SELLER. The obligations of the Seller to effect the Merger are also subject to the following conditions:

         (a) REPRESENTATIONS AND WARRANTIES. Those representations and warranties of the Buyer and the Buyer Bank set forth in this Agreement which are qualified by materiality or a Material Adverse Effect or words of similar effect shall be true and correct as of the date of this Agreement and as of the Effective Time as though made on and as of the Effective Time (except to the extent such representations and warranties expressly relate to a specific date, in which case such representations and warranties shall be true and correct as of such date), and those representations and warranties of the Buyer and the Buyer Bank set forth in this Agreement which are not so qualified shall be true and correct in all material respects as of the date of this Agreement and as of the Effective Time as though made on and as of the Effective Time (except to the extent such representations and warranties expressly relate to a specific date, in which case such representations and warranties shall be true and correct in all material respects as of such date).

         (b) CORPORATE APPROVALS. This Agreement and the Proposed Transaction shall have been approved and adopted by the affirmative vote of (i) the members of Seller to the extent required by OTS regulations, and (ii) the stockholders of the Company and the Seller Bank.

         (c) AGREEMENTS AND COVENANTS. The Buyer shall have performed in all material respects all obligations and complied in all material respects with all of the respective agreements or covenants to be performed or complied with by such party under this Agreement and the Seller shall have received a certificate signed by the Chief Executive Officer and Chief Financial Officer of the Buyer to such effect dated as of the Effective Date.


                                   ARTICLE VII

                       TERMINATION, AMENDMENT AND WAIVER

         SECTION 7.01. TERMINATION. This Agreement may be terminated and the Merger and the other transactions contemplated by this Agreement may be abandoned at any time prior to the Effective Time, notwithstanding any requisite approval and adoption of this Agreement and the transactions contemplated in this Agreement by the Corporators of Buyer, the stockholders of the Company or the stockholders of Seller Bank:

         (a) by mutual written consent duly authorized by the Boards of Directors of the Buyer and the Seller;

         (b) by either the Buyer or the Seller if (i) the Effective Time shall not have occurred on or BEFORE June 30, 2002, or such later date as the parties may have agreed upon (the "EXPIRATION DATE"); PROVIDED, HOWEVER, that the right to terminate this Agreement under this Section 7.01(b) shall not be available to any party whose failure to fulfill any material obligation under this Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur on or before such date;

         (c) by either the Buyer or the Seller (i) ninety days after the date on which any request or application for a regulatory approval required to consummate the Merger shall have been denied or withdrawn at the request or recommendation of the Governmental Entity which must grant such Requisite Regulatory Approval, unless within the ninety day period following such denial or withdrawal a petition for rehearing or an amended application has been filed with such Governmental Entity; PROVIDED, HOWEVER, that no party shall have the right to terminate this Agreement pursuant to this Section 7.01(c) (i) if such denial or request or recommendation for withdrawal shall be due to the failure of the party seeking to terminate this Agreement to perform or observe the covenants and agreements of such party set forth herein or (ii) if any court of competent jurisdiction or other governmental authority shall have issued an order, decree, ruling or taken any other action restraining, enjoining or otherwise prohibiting the Merger and such order, decree, ruling or other action shall have become final and nonappealable;

         (d) by either the Buyer or the Seller (PROVIDED that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained herein) if there shall have been a material breach of any of the representations or warranties set forth in this Agreement on the part of the other party, which breach by its nature cannot be cured prior to the

Effective Time or within thirty business days following receipt by the breaching party of written notice of such breach from the other party hereto;

         (e) by either the Buyer or the Seller (PROVIDED that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained herein) if there shall have been a material breach of any of the covenants or agreements set forth in this Agreement on the part of the other party, which breach shall not have been cured within thirty business days following receipt by the breaching party of written notice of such breach from the other party hereto;

         (f) by the Buyer if either of the Company Stockholder Approvals shall not have been obtained by reason of the failure to obtain the required vote at a duly held meeting of stockholders or at any adjournment or postponement thereof (provided that the Seller shall be permitted to vote the shares of Company Stock owned by it) or if such meeting of stockholders shall not have been held or shall have been canceled prior to the Expiration Date; by the Buyer, if, to the extent required by applicable law, the Seller Member Approval shall not have been obtained prior to the Expiration Date; by the Seller if the Merger shall not have been approved and adopted by the affirmative vote of the Corporators of the Buyer prior to the Expiration Date;

         (g) by the Seller if, in response to a Superior Proposal that has not been withdrawn and that did not otherwise result from a breach of Section 5.06, each of the Company Board and the Seller Board shall have determined in good faith (based on advice of its outside legal counsel) that failing to terminate this Agreement would constitute a breach of its fiduciary duties under applicable law; provided that simultaneously with such termination of this Agreement, the Seller, the Company and the Seller Bank shall enter into a definitive agreement with respect to such Superior Proposal and pay to the Buyer the amount set forth in Section 7.02(b); provided further that (A) at least seven business days prior to such termination, each of the Company Board and the Seller Bank Board shall provide written notice to the Buyer advising it that the Seller Board, the Company Board and the Seller Bank Board are prepared, subject to any action taken by the Buyer pursuant to this sentence, to cause the Seller, the Company and the Seller Bank to accept a Superior Proposal, specifying the terms and conditions thereof and identifying the person making such proposal (it being understood and agreed that any amendment or modification of an Acquisition Proposal shall result in a new Acquisition Proposal for which a new seven business day period following a new notice referred to above shall be required) and (B) the Seller, the Company and the Seller Bank shall, and shall cause its outside legal counsel and financial advisor to, negotiate in good faith with the Buyer to make adjustments in the terms and conditions of this Agreement as would enable the Seller, the Company and the Seller Bank to proceed with the transactions contemplated hereby on such adjusted terms;

         (h) by the Buyer if (A) the Company Board, or, if applicable, the Seller Board, shall have withdrawn or modified in a manner adverse to the Buyer its approval or recommendation of this Agreement or the Proposed Transaction, approved or recommended any Acquisition Proposal, or approved, recommended, executed or entered into an agreement in principle or definitive agreement relating to an Acquisition Proposal, or proposed or resolved to do any of the foregoing, (B) the Company Board and the Seller Board shall have provided the notice of the Buyer described in the second provision of Section 7.01(g), or (C) a tender or exchange offer relating to securities of the Company shall have been commenced by a third party and the Company shall not have sent or given to its stockholders pursuant to Rule 14e-2 under the Exchange Act, within ten business days after such tender or exchange offer is first published, sent or given, a statement disclosing that the Company recommends rejection of such tender or exchange offer;

         (i) by the Buyer if the Seller, the Company or the Seller Bank shall have breached any representation, warranty, covenant or other agreement contained in Section 5.06 of this Agreement;

         SECTION 7.02.     EFFECT OF TERMINATION; EXPENSES.

         (a) In the event of the termination of this Agreement pursuant to
Section 7.01, this Agreement shall forthwith become void (except as set forth in Section 8.03), and there shall be no liability on the part of any party hereto, except (i) each party shall remain liable in any action at law or otherwise for any liabilities or damages arising out of its gross negligence or willful breach of any provision of this Agreement, and (ii) as otherwise provided in this
Section 7.02.

         (b) If (i) the Seller terminates this Agreement pursuant to Section 7.01(g), (ii) the Buyer terminates this Agreement pursuant to Section 7.01(f) and either of the Company Stockholder Approvals shall not have been obtained (except in the case where Seller has received a written opinion of its outside legal counsel to the effect that Seller is prohibited by the OTS from voting its shares of Company Stock at the Company Stockholder's Meeting by virtue of its controlling interest in the Company, and such prohibition then results in either of the Company Stockholder Approvals not having been obtained by reason of the failure to obtain the required vote), or (iii) the Buyer terminates this Agreement pursuant to Section 7.01(h) or (i),then the Seller shall pay to the Buyer an amount in cash equal to $1,000,000 (the "SPECIAL PAYMENT").

         (c) Any payment required by this Section 7.02 shall be payable by the Seller to the Buyer by wire transfer of immediately available funds to an account designated by the Buyer. Such payments shall be made (x) simultaneously with the termination of this Agreement by the Seller pursuant to Section 7.01(g) or (y) no later than one business day after the termination of this Agreement by the Buyer pursuant to Section 7.01(f), (h) or (i).

         (d) In the event of a termination under circumstances that would trigger a payment under this Section 7.02, any standstill provisions contained in the Confidentiality Agreement shall terminate.

         (e) Except as otherwise provided in this Section 7.02, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby and thereby shall be paid by the party incurring such expenses, whether or not any of the transactions contemplated by this Agreement is consummated. In the event, however, this Agreement is terminated by Seller pursuant to Section 7.01(f), Buyer shall reimburse Seller up to $250,000 of reasonable out-of-pocket expenses actually incurred by Seller in connection with this Agreement and in the event this Agreement is terminated by Buyer pursuant to Section 7.01(f), Seller shall reimburse Buyer up to $100,000 of reasonable out-of-pocket expenses actually incurred by Buyer in connection with this Agreement (except under circumstances where the Buyer is entitled to the Special Payment).

         SECTION 7.03. AMENDMENT AND WAIVER. Subject to applicable law, at any time prior to the consummation of the transactions contemplated by this Agreement, the parties may

(a) amend this Agreement, (b) extend the time for the performance of any of the obligations or other acts of either party hereto, (c) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, or (d) waive compliance with any of the agreements or conditions contained in Article IV hereof or otherwise. Any agreement on the part of a party hereto to any extension or waiver shall be valid only if set forth in an instrument in writing signed by a duly authorized officer on behalf of such party, but such waiver or failure to insist on strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.


                                  ARTICLE VIII

                               GENERAL PROVISIONS

         SECTION 8.01. CLOSING. Subject to the terms and conditions of this Agreement, the closing of the Merger, the Bank Merger and the other transactions provided for herein (the "CLOSING") will take place at 9:00 a.m. on a date to be specified by the parties, within ten business days after the satisfaction or waiver (subject to applicable law) of the latest to occur of the conditions set forth in Section 6.01 (the "CLOSING Date"), at the offices of Goodwin Procter LLP, One Exchange Place, Boston, Massachusetts, unless another time, date or place is agreed to in writing by the parties hereto.

         SECTION 8.02. ALTERNATIVE STRUCTURE. Notwithstanding anything to the contrary contained in this Agreement, prior to the Effective Time, the Buyer shall be entitled to revise the structure of the Merger and the other transactions contemplated hereby, PROVIDED that (i) there are no material adverse accounting or federal or state income tax consequences to the Seller Company and its stockholders as a result of the modification; (ii) there are no material adverse changes to the benefits and other arrangements provided to or on behalf of the Seller's directors, officers and other employees; and (iii) such modification will not be likely to delay materially or jeopardize receipt of any required regulatory approvals or other consents and approvals relating to the consummation of the Merger. This Agreement and any related documents shall be appropriately amended in order to reflect any such revised structure.

         SECTION 8.03. NON-SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS. The representations, warranties and agreements in this Agreement shall terminate at the Effective Time or upon the termination of this Agreement pursuant to Section 7.01, as the case may be, except that the agreements set forth in Article I and Sections 5.07 and 5.08 shall survive the Effective Time indefinitely and those set forth in Section 5.02(c) and in Sections 5.02(e),
Article VII and Article VIII hereof shall survive termination indefinitely.

         SECTION 8.04. NOTICES. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by cable, telecopy, telegram or telex or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 8.04):

                    if to the Buyer:
                    Danvers Bancorp, Inc.
                    1 Conant Street
                    Danvers, MA  01923
                    Attention:  Kevin T. Bottomley
                                President and Chief Executive Officer

                    with a copy to:
                    Goodwin Procter LLP
                    One Exchange Place
                    Boston, Massachusetts 02109
                    Facsimile:  (617) 523-1231
                    Attention:  William P. Mayer
                                Patricia S. Mugavero

                    if to the Seller:
                    Revere, MHC
                    310 Broadway
                    Revere, MA 02151
                    Facsimile:
                    Attention:  James J. McCarthy
                                President and Chief Executive Officer

                    with a copy to:
                    Thacher Proffitt & Wood
                    1700 Pennsylvania Avenue, N.W.
                    Washington, DC  20006
                    Telephone:  (202) 347-8400
                    Facsimile:  (202) 626-1930
                    Attention:  Richard Schaberg

         SECTION 8.05. CERTAIN DEFINITIONS. For purposes of this Agreement, the term:

         (a) "AFFILIATE" of a specified person means a person who directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control with, such specified person, including, without limitation, any partnership or joint venture in which the person (either alone, or through or together with any subsidiary) has, directly or indirectly, an interest of 5% or more;

         (b) "BUSINESS DAY" means any day on which the principal offices of the OTS in Washington, D.C. are open to accept filings, or, in the case of determining a date when any payment is due, any day on which banks are not required or authorized to close in the City of Boston;

         (c) "CONTROL" (including the terms "CONTROLLED BY" and "UNDER COMMON CONTROL WITH") means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, as trustee or executor, by contract or credit arrangement or otherwise;

         (d) "KNOWLEDGE" as used herein in the context of the Seller shall mean actual knowledge of the Seller or its Subsidiaries after reasonable investigation and as used herein in the context of the Buyer shall mean actual knowledge of the Buyer or its subsidiaries after reasonable investigation.

         (e) "PERSON" means an individual, corporation, partnership, limited partnership, syndicate, person (including, without limitation, a "person" as defined in Section 13(d)(3) of the Exchange Act), trust, association or entity or government, political subdivision, agency or instrumentality of a government; and

         (f) "SUBSIDIARY" or "SUBSIDIARIES" of the Surviving Corporation, the Buyer, the Seller or any other person means an affiliate controlled by such person, directly or indirectly, through one or more intermediaries, except as otherwise defined herein.

         SECTION 8.06. SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated by this Agreement is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated by this Agreement be consummated as originally contemplated to the fullest extent possible.

         SECTION 8.07. ENTIRE AGREEMENT. This Agreement (including the Disclosure Schedules and Exhibits) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof except for the Confidentiality Agreement.

         SECTION 8.08. ASSIGNMENT. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

         SECTION 8.09. PARTIES IN INTEREST. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement (other than Sections 5.07 and 5.08), express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

         SECTION 8.10. SPECIFIC PERFORMANCE. The parties hereto agree that irreparable damage would occur in the event that the provisions contained in this Agreement were not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions thereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

         SECTION 8.11. GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the Commonwealth of Massachusetts applicable to contracts executed in and to be performed in that State. All actions and proceedings arising out of or relating to this Agreement shall be heard and determined in any state or federal court sitting in the City of Boston.

         SECTION 8.12. HEADINGS. The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

         SECTION 8.13. INTERPRETATION. When a reference is made in this Agreement to Sections, Exhibits, Annexes or Schedules, such reference shall be to a Section of or Exhibit, Annex or Schedule to this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." The phrases "the date of this Agreement," "the date hereof" and terms of similar import, unless the context otherwise requires, shall be deemed to be April 27, 2001.

         SECTION 8.14. COUNTERPARTS. This Agreement may be executed (including by facsimile) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.
                                    * * * * *

         IN WITNESS WHEREOF, the Buyer and the Seller have caused this Agreement to be executed as a sealed instrument as of the date first written above by their respective officers thereunto duly authorized.


                                  DANVERS BANCORP, INC.

Attest:

/s/ Rebecca S. Skerry            By: /s/ Kevin T. Bottomley
------------------------------      -----------------------------------
Clerk                               Kevin T. Bottomley
                                    Title: President and Chief Executive Officer


                                  DANVERS SAVINGS BANK

Attest:

/s/ Rebecca S. Skerry            By: /s/ Kevin T. Bottomley
------------------------------      -------------------------------------
Clerk                               Kevin T. Bottomley
                                    Title: President and Chief Executive Officer


                                  REVERE, MHC

Attest:

/s/ Ernest F. Becker             By: /s/ James J. McCarthy
------------------------------      --------------------------------------
Secretary                           James J. McCarthy
                                    Title: President and Chief Executive Officer


                                  RFS BANCORP, INC.

Attest:

/s/ Ernest F. Becker             By: /s/ James J. McCarthy
------------------------------      --------------------------------------
Secretary                           James J. McCarthy
                                    Title: President and Chief Executive Officer


                                  REVERE FEDERAL SAVINGS BANK

Attest:

/s/ Ernest F. Becker             By: /s/ James J. McCarthy
------------------------------      ---------------------------------------
Secretary                           James J. McCarthy
                                    Title: President and Chief Executive Officer

                      EXHIBITS TO THE MERGER AGREEMENT


DESCRIPTION                                                          EXHIBITS
-----------                                                          --------
Voting Agreements........................................................  A

Charter Amendment........................................................  B

Bank Merger Agreement....................................................  C

Advisory Board...........................................................  D

Surviving Corporation Officers...........................................  E

McCarthy Employment Agreement............................................  F

Exhibit A     Voting Agreements (See Appendix E to the Proxy Statement)

Exhibit B     Charter Amendment (See Appendix C to the Proxy Statement)

Exhibit C     Bank Merger Agreement (See Appendix B to the Proxy Statement)

                                   EXHIBIT D

Revere Advisory Board

Arno P. Bommer
Ernest L. Becker
Theodore Charles
Anthony Conte
Carmen Mattuchio
Jack Marchese
Mark Robinson
John Verrengia

                                   EXHIBIT E

OFFICERS OF THE SURVIVING CORPORATION

KEVIN T. BOTTOMLEY, President and Chief Executive Officer

James J. McCarthy, Executive Vice President

Roger A. Eastman, Executive Vice President/Chief Operating Officer

L. Mark Panella, Sr. Vice President and Chief Financial Officer

Rebecca S. Skerry, Clerk

                                   EXHIBIT F

                      [Letterhead of Danvers Savings Bank]

                                 April 27, 2001

James J. McCarthy
President and Chief Executive Officer
Revere, MHC
310 Broadway
Revere, Massachusetts 02151

Dear Jim:

         In connection with the merger of Revere, MHC ("Revere") with and into Danvers Bancorp, Inc. ("Bancorp") and the merger of Revere Federal Savings Bank ("Revere Bank") with and into Danvers Savings Bank ("Danvers Bank") (the "Proposed Transaction") upon the terms and conditions set forth in the Agreement and Plan of Merger by and between Bancorp, Danvers Bank, Revere, RFS Bancorp, Inc. ("RFS") and Revere Bank dated as of April 27, 2001 (the "Agreement"), this letter is being provided to outline the terms of your engagement with Bancorp and Danvers Bank following the consummation of the Proposed Transaction.

         Your employment with Bancorp will commence immediately upon the consummation of the Proposed Transaction. Your title will be Executive Vice President. You will hold this position until the earlier of December 31, 2002 or such time as the position of Chief Operating Officer ("COO") of Bancorp becomes vacant, at which time you will be appointed to the position of COO of Bancorp.

         Upon consummation of the Proposed Transaction and for a period of one
(1) year thereafter, Revere Bank will operate as a division of Danvers Bank. During such time, you will serve as President and Chief Executive Officer of the division. You will be appointed to the Board of Directors of Bancorp and the Board of Directors of Danvers Bank immediately after the consummation of the Proposed Transaction.

         Your annual base salary for service to Bancorp and Danvers Bank shall be $175,000, subject to an annual review with the first review to be held during December 2002. You will be eligible to participate in Bancorp's annual incentive plan, which will provide you with a discretionary bonus of up to 35% of base salary.

         You shall also be entitled to the following additional benefits:

i. You shall be entitled to receive a retention payment, payable upon the consummation of the Proposed Transaction, in the amount of $265,000 (the "Retention Payment"), PROVIDED, HOWEVER, that if you are terminated for cause or you voluntarily resign from any position you hold with Bancorp or Danvers Bank within six (6) months of the commencement of the Term (defined below), you shall reimburse Bancorp for the full amount of the Retention Payment at such time and in such manner as Bancorp shall direct.

ii. You shall be eligible to participate in the Danvers Savings Bank Phantom Stock Plan, pursuant to which you will be awarded an initial grant of 6,000 Phantom Shares (as defined in the plan) for 2002.

iii. Bancorp shall provide you with the use of a leased automobile of a similar value to that provided to you by RFS and Revere Bank prior to the Proposed Transaction and shall reimburse you for all reasonable business-related expenses associated with the lease of such automobile and its maintenance and operation.

iv Bancorp shall reimburse you for costs and expenses to maintain full membership in Bear Hill Country Club.

v. Bancorp shall provide expense reimbursement for travel and accommodations with respect to no fewer than two trade association conventions per year, subject to Bancorp's expense reimbursement policy.

vi.      You shall be entitled to four (4) weeks of annual vacation.

vii.     You shall be provided with a credit card for business expenses.

viii. You shall be eligible to participate in any employee benefit plans, medical insurance plans, life insurance plans, disability income plans, retirement plans, expense reimbursement plans and other benefit plans which Bancorp or Danvers Bank may have in effect from time to time for the benefit of their senior executives, subject to the terms of such plans, including the Supplemental Executive Retirement Plan for senior executives of Bancorp as such plan may be amended from time to time.

         Your term of employment pursuant this letter shall be for a period of one year and six months following the consummation of the Proposed Transaction ("Term"). Notwithstanding the foregoing, your employment may be terminated by Bancorp, with or without cause, upon written notice to you and by a vote of the Board of Directors. If you are terminated without cause during the Term or you voluntarily resign during the Term but after the expiration of six (6) months following the consummation of the Proposed Transaction, you shall be entitled to receive an amount equal to twice your then-current base salary. In addition, if you are terminated without cause or you resign from all positions you hold with Bancorp and Danvers Bank effective as of a date that is later than six (6) months following the consummation of the Proposed Transaction and earlier than five (5) years following the consummation of the Proposed Transaction, you shall be entitled to receive a supplemental payment in the amount of $250,000.

         The following shall constitute "cause" for termination: personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or final cease and desist order, or any material breach of this letter agreement, in each case as measured against standards generally prevailing at the relevant time in the savings and community banking industry.

         During the Term or any subsequent renewal period and during the one-year period following your resignation from all positions you hold with Bancorp and Danvers Bank, you (i) will not, directly or indirectly, whether as owner, partner, stockholder, consultant, agent, employee, co-venturer or otherwise, engage, participate, assist or invest in any business within 30 miles of Bancorp's main offices at 1 Conant Street, Danvers, Massachusetts which is competitive with any business which Bancorp or Danvers Bank conducts or proposes to conduct at any time during your employment; (ii) will refrain from directly or indirectly employing, attempting to employ, recruiting or otherwise soliciting, inducing or influencing any person to leave employment with Bancorp or Danvers Bank (other than termination of employment of subordinate employees undertaken in the course of your employment with Bancorp or Danvers Bank; and
(iii) will refrain from soliciting or encouraging any customer or supplier to terminate or otherwise modify adversely its business relationship with Bancorp or Danvers Bank. Notwithstanding the foregoing, you may own up to five percent (5%) of the outstanding stock of a publicly held corporation which is competitive with the business of Bancorp or Danvers Bank.

         If you agree with the terms of employment set forth herein, please countersign this letter where indicated below and return it to my attention. Bancorp and Danvers Bank is pleased to present this offer of employment to you and we look forward to a productive working relationship.

                                          Very truly yours,

                                          /s/ Kevin T. Bottomley

                                          Kevin T. Bottomley
                                          President and Chief Executive Officer


SEEN AND AGREED:


/s/ James J. McCarthy
----------------------------
James J. McCarthy

                            FIRST AMENDMENT TO THE
                         AGREEMENT AND PLAN OF MERGER

         AMENDMENT TO AGREEMENT AND PLAN OF MERGER, dated as of June 5, 2001 (this "Amendment"), by and among DANVERS BANCORP, INC., a Massachusetts corporation (the "BUYER"), DANVERS SAVINGS BANK, a wholly-owned subsidiary of Buyer and a savings bank chartered by the Commonwealth of Massachusetts (the "BUYER BANK"), REVERE, MHC, a federally-chartered mutual holding company (the "SELLER"), RFS BANCORP, INC., a federally-chartered stock mid-tier holding company and subsidiary of Seller (the "COMPANY"), and REVERE FEDERAL SAVINGS BANK, a federally-chartered stock savings bank and wholly-owned subsidiary of the Company (the "SELLER BANK"). Each of Buyer, Buyer Bank, Seller, Company, and Seller Bank is sometimes individually referred to herein as a "party," and Buyer, Buyer Bank, Seller, Company, and Seller Bank are sometimes collectively referred to herein as the "parties."

         WHEREAS, the parties entered into that certain Agreement and Plan of Merger dated as of April 27, 2001 (the "Merger Agreement");

         WHEREAS, the Merger Agreement set forth a proposed transaction structure for the merger of the the Seller into the Buyer and Seller Bank into Buyer Bank which involved the liquidation of the Company;

         WHEREAS, Section 8.02 of the Merger Agreement provides that prior to the Effective Time, the Buyer shall be entitled to revise the structure of the Merger and the other transactions contemplated by the Merger Agreement provided that (i) there are no material adverse accounting or federal or state income tax consequences to the Company and its stockholders as a result of the modification; (ii) there are no material adverse changes to the benefits and other arrangements provided to or on behalf of the Seller's directors, officers and other employees; and (iii) such modification will not be likely to delay materially or jeopardize receipt of any required regulatory approvals or other consents and approvals relating to the consummation of the Merger;

         WHEREAS, the parties have determined that the alternative transaction structure set forth herein confers tax advantages on the parties that make the alternative transaction structure a more desirable structure, will have no material adverse effect on the benefits to be provided to Seller's directors, officers and other employees, and will not delay materially or jeopardize the receipt of required regulatory approvals or other consents and approvals relating to the consummation of the Merger.

         NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the parties agree as follows:

1.       Article I of the Merger Agreement shall be amended as follows:

                  SECTION 1.01. THE REVERSE STOCK SPLIT. Subject to the terms and conditions of this Agreement and applicable requirements of the Office of Thrift Supervision (the "OTS"), the Company will amend its organizational documents (the "CHARTER") as necessary by filing with the OTS the form of amendment (the "AMENDMENT") attached hereto as EXHIBIT B to increase the par value of the Company Stock (defined in Section 2.03 hereof) and effect a reverse stock split pursuant to which 1/494,767 shares of Company Stock will be issued in exchange for each share of Company Stock issued and outstanding immediately prior to the Effective Time (the "REVERSE STOCK SPLIT"). Fractional shares shall be cancelled and shall be converted automaticaly into the right of the holder of such fractional share to receive cash in the amount of $22.75 per share (pre-split) (the "CASH CONSIDERATION").

                  SECTION 1.02. THE INTERIM FORMATION. Immediately following the Reverse Stock Split, the Company will exchange its federal stock holding company charter for an interim stock savings association charter. The resulting interim stock savings association is hereafter referred to as "Interim."

                  SECTION 1.03. THE INTERIM MERGER. Subject to the terms and conditions of the Agreement and Plan of Merger by and between Seller Bank and Interim, attached hereto as EXHIBIT G, Interim shall be merged with and into the Seller Bank, with the Seller Bank as the surviving bank (the "Interim Merger"). Thereafter, Seller Bank shall be a wholly-owned subsidiary of the Seller.

                  SECTION 1.04. THE MERGER. Subject to the terms and conditions of this Agreement, in accordance with the Massachusetts Business Corporation Law (the "MBCL"), at the Effective Time, the Seller shall merge with and into the Buyer. Buyer shall be the surviving corporation (hereinafter sometimes called the "SURVIVING CORPORATION") in the Merger, and shall continue its corporate existence under the laws of the Commonwealth of Massachusetts. The name of the Surviving Corporation shall continue to be Danvers Bancorp, Inc. Upon consummation of the Merger, the separate corporate existence of the Seller shall terminate.

                  SECTION 1.05. THE BANK MERGER. Subject to the terms and conditions of the Agreement and Plan of Merger by and between Seller Bank and Buyer Bank attached as EXHIBIT C hereto and applicable requirements of the Federal Deposit Insurance Corporation (the "FDIC"), the OTS and the Commissioner of Banks of the Commonwealth of Massachusetts (the "MASSACHUSETTS COMMISSIONER"), immediately following the Merger, the Seller Bank will merge with and into the Buyer Bank. As promptly as practicable following the Interim Merger, the Cash Consideration shall be paid to the holders of rights to receive such Cash Consideration pursuant to the Reverse Stock Split.

         The members of Seller and the depositors of Seller Bank shall be provided with liquidation and stock subscription rights of the same nature in the Buyer as they had in Seller to the extent provided by applicable law, including the original opening dates in Buyer Bank. The former main office and branch of Seller Bank will be operated as a separate division of Buyer Bank for a period of one year following the Effective Time.

                  SECTION 1.06. EFFECTIVE TIME. As promptly as practicable after all of the conditions set forth in Article VI shall have been satisfied or, if permissible, waived by the party entitled to the benefit of the same, the Buyer and the Seller shall duly execute and file articles of merger (the "ARTICLES OF MERGER") with the Secretary of State of the Commonwealth of Massachusetts (the "MASSACHUSETTS SECRETARY"), in accordance with the MBCL and the Merger shall become effective on the date (the "EFFECTIVE DATE") and at such time (the "EFFECTIVE TIME") as set forth in the Articles of Merger.

                  SECTION 1.07. EFFECT OF THE MERGER. At the Effective Time, the effect of the Merger shall be as provided herein and in the applicable provisions of the MBCL and any other applicable provisions of Massachusetts law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the property, rights, privileges, powers and franchises of the Buyer and the Seller shall vest in the Surviving Corporation, and all debts, liabilities, obligations, restrictions, disabilities and duties of the Buyer and the Seller shall become the debts, liabilities, obligations, restrictions, disabilities and duties of the Surviving Corporation.

                  SECTION 1.08. ARTICLES OF ORGANIZATION. Unless otherwise determined by the Buyer prior to the Effective Time, at the Effective Time, the Articles of Organization of the Buyer as in effect immediately prior to the Effective Time shall be the Articles of Organization of the Surviving Corporation until thereafter further amended as provided by law and such Articles of Organization.

                  SECTION 1.09. BY-LAWS. Unless otherwise determined by the Buyer prior to the Effective Time, the By-Laws of the Buyer, as in effect immediately prior to the Effective Time, shall be the By-Laws of the Surviving Corporation until thereafter amended as provided by law, the Articles of Organization of the Surviving Corporation and such By-Laws.

                  SECTION 1.10. DIRECTORS AND OFFICERS. The initial trustees of the Surviving Corporation shall consist of (i) the trustees of the Buyer immediately prior to the Effective Time, (ii) the President and Chief Executive Officer of the Seller immediately prior to the Effective Time, and (iii) such other current director of the Seller as shall be determined by the Buyer. In addition, the Buyer will form an advisory board (the "ADVISORY Board") consisting of those current directors of Seller set forth on Exhibit D. The Advisory Board shall meet quarterly and shall have an initial term of one year with the expectation of a one

         (1) year renewal. Annual Advisory Board fees will equal $5,000 per non-employee advisory director. Certain officers as set forth on EXHIBIT E of the Buyer and the Seller immediately prior to the Effective Time, shall be the initial officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified.

                  SECTION 1.11. TAX CONSEQUENCES. It is intended by the parties that the Merger and the Bank Merger each shall constitute a reorganization within the meaning of Section 368(a) of the Code, and that this Agreement shall constitute a "plan of reorganization" for the purposes of Section 368 of the Code.

2. All provisions of the Merger Agreement not specifically modified hereby shall continue in full force and effect.

3. All capitalized terms not otherwise defined herein shall have the meaning set forth in the Merger Agreement.

         IN WITNESS WHEREOF, the Buyer and the Seller have caused this Agreement to be executed as a sealed instrument as of the date first written above by their respective officers thereunto duly authorized.

                                      DANVERS BANCORP, INC.

Attest:

/s/ Rebecca S. Skerry                 By: /s/ Kevin T. Bottomley
----------------------------------        --------------------------------
Clerk                                       Kevin T. Bottomley
                                            Title:    President and Chief
                                                      Executive Officer

                                      DANVERS SAVINGS BANK

Attest:

/s/ Rebecca S. Skerry                 By: /s/ Kevin T. Bottomley
----------------------------------        --------------------------------
Clerk                                       Kevin T. Bottomley
                                            Title:    President and Chief
                                                      Executive Officer

                                      REVERE, MHC

Attest:

/s/ Ernest F. Becker                  By: /s/ James J. McCarthy
----------------------------------        --------------------------------
Secretary                                   James J. McCarthy
                                            Title:    President and Chief
                                                      Executive Officer

                                      RFS BANCORP, INC.

Attest:

/s/ Ernest F. Becker                  By: /s/ James J. McCarthy
----------------------------------        --------------------------------
Secretary                                   James J. McCarthy
                                            Title:    President and Chief
                                                      Executive Officer

                                      REVERE FEDERAL SAVINGS BANK

Attest:

/s/ Ernest F. Becker                  By: /s/ James J. McCarthy
----------------------------------        --------------------------------
Secretary                                    James J. McCarthy
                                             Title:   President and Chief
                                                      Executive Officer

                            SECOND AMENDMENT TO THE
                          AGREEMENT AND PLAN OF MERGER

         AMENDMENT TO AGREEMENT AND PLAN OF MERGER, dated as of August 3, 2001 (this "AMENDMENT"), by and among DANVERS BANCORP, INC., a Massachusetts corporation (the "BUYER"), DANVERS SAVINGS BANK, a wholly-owned subsidiary of Buyer and a savings bank chartered by the Commonwealth of Massachusetts (the "BUYER BANK"), REVERE, MHC, a federally-chartered mutual holding company (the "SELLER"), RFS BANCORP, INC., a federally-chartered stock mid-tier holding company and subsidiary of Seller (the "COMPANY"), and REVERE FEDERAL SAVINGS BANK, a federally-chartered stock savings bank and wholly-owned subsidiary of the Company (the "SELLER BANK"). Each of Buyer, Buyer Bank, Seller, Company, and Seller Bank is sometimes individually referred to herein as a "party," and Buyer, Buyer Bank, Seller, Company, and Seller Bank are sometimes collectively referred to herein as the "parties."

         WHEREAS, the parties entered into that certain Agreement and Plan of Merger dated as of April 27, 2001, as amended on June 5, 2001 (the "Merger Agreement");

         WHEREAS, the Merger Agreement sets forth a proposed transaction structure for the merger of the the Seller into the Buyer and Seller Bank into Buyer Bank which involved the liquidation of the Company;

         WHEREAS, Section 8.02 of the Merger Agreement provides that prior to the Effective Time, the Buyer shall be entitled to revise the structure of the Merger and the other transactions contemplated by the Merger Agreement provided that (i) there are no material adverse accounting or federal or state income tax consequences to the Company and its stockholders as a result of the modification; (ii) there are no material adverse changes to the benefits and other arrangements provided to or on behalf of the Seller's directors, officers and other employees; and (iii) such modification will not be likely to delay materially or jeopardize receipt of any required regulatory approvals or other consents and approvals relating to the consummation of the Merger; and

         WHEREAS, the parties have determined that the clarifications and changes described herein will have no material adverse effect on the benefits to be provided to Seller's directors, officers and other employees, and will not delay materially or jeopardize the receipt of required regulatory approvals or other consents and approvals relating to the consummation of the Merger.

         NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the parties agree as follows:

1.       Article I of the Merger Agreement shall be amended as follows:

                  SECTION 1.05. THE BANK MERGER. Subject to the terms and conditions of the Agreement and Plan of Merger by and between Seller Bank and Buyer Bank attached as EXHIBIT C hereto and applicable requirements of the Federal Deposit Insurance Corporation (the "FDIC"), the OTS and the Commissioner of Banks of the Commonwealth of Massachusetts (the "MASSACHUSETTS COMMISSIONER"), immediately following the Merger, the Seller Bank will merge with and into the Buyer Bank. As promptly as practicable following the Interim Merger, Buyer Bank shall pay the Cash Consideration to the holders of rights to receive such Cash Consideration pursuant to the Reverse Stock Split. The members of Seller and the depositors of Seller Bank shall be provided with liquidation and stock subscription rights of the same nature in the Buyer and the Buyer Bank as they had in Seller to the extent provided by applicable law, including the original opening dates in Buyer Bank.

                  SECTION 1.10. DIRECTORS AND OFFICERS. The initial trustees of the Surviving Corporation shall consist of (i) the trustees of the Buyer immediately prior to the Effective Time, (ii) the President and Chief Executive Officer of the Seller immediately prior to the Effective Time, and (iii) such other current director of the Seller as shall be determined by the Buyer. In addition, the Buyer will form an advisory board (the "ADVISORY BOARD") consisting of those current directors of Seller set forth on EXHIBIT D. The Advisory Board shall meet quarterly and shall have an initial term of one year with the expectation of a one (1) year renewal. Annual Advisory Board fees will equal $5,000 per non-employee advisory director. The Advisory Board will advise Buyer on business matters related to Seller's primary market area. Certain officers as set forth on EXHIBIT E of the Buyer and the Seller immediately prior to the Effective Time, shall be the initial officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified.

2.       Article 3 of the Merger Agreement shall be amended as follows:

                  SECTION 3.10. CAPITAL; FINANCING. On the date hereof, Buyer Bank is, at a minimum, "adequately capitalized," as such term is defined in the rules and regulations promulgated by the FDIC. The Buyer Bank shall not require any financing from any third-party source as a condition or contingency to payment in full of the Cash Consideration as contemplated under this Agreement. The Cash Consideration shall be available from Buyer Bank's working capital and cash flow.

3. All provisions of the Merger Agreement not specifically modified hereby shall continue in full force and effect.

4. All capitalized terms not otherwise defined herein shall have the meaning set forth in the Merger Agreement.

         IN WITNESS WHEREOF, the Buyer and the Seller have caused this Agreement to be executed as a sealed instrument as of the date first written above by their respective officers thereunto duly authorized.


                                         DANVERS BANCORP, INC.

Attest:

/s/ Rebecca S. Skerry                    By: /s/ Kevin T. Bottomley
-----------------------------------         ------------------------------------
Clerk                                       Kevin T. Bottomley
                                            Title: President and Chief Executive
                                                   Officer


                                         DANVERS SAVINGS BANK

Attest:

/s/ Rebecca S. Skerry                    By: /s/ Kevin T. Bottomley
-----------------------------------         ------------------------------------
Clerk                                       Kevin T. Bottomley
                                            Title: President and Chief Executive
                                                   Officer

                                         REVERE, MHC

Attest:

/s/ Ernest F. Becker                     By: /s/ James J. McCarthy
-----------------------------------        ------------------------------------
Secretary                                  James J. McCarthy
                                           Title: President and Chief Executive
                                           Officer


                                         RFS BANCORP, INC.

Attest:

/s/ Ernest F. Becker                     By: /s/ James J. McCarthy
-----------------------------------        ------------------------------------
Secretary                                  James J. McCarthy
                                           Title: President and Chief Executive
                                           Officer



                                         REVERE FEDERAL SAVINGS BANK

Attest:

/s/ Ernest F. Becker                     By: /s/ James J. McCarthy
-----------------------------------        ------------------------------------
Secretary                                  James J. McCarthy
                                           Title: President and Chief Executive
                                           Officer

                                                                     Appendix B

                          AGREEMENT AND PLAN OF MERGER
                             (BANK MERGER AGREEMENT)

         AGREEMENT AND PLAN OF MERGER, dated as of April 27, 2001 (the "AGREEMENT"), pursuant to the General Laws of The Commonwealth of Massachusetts (the "MASSACHUSETTS GENERAL LAWS"), by and between DANVERS SAVINGS BANK, a Massachusetts-chartered savings bank (the "BUYER BANK"), and REVERE FEDERAL SAVINGS BANK, a federally-chartered stock savings association (the "SELLER BANK").

         WHEREAS, DANVERS BANCORP, INC., a Massachusetts corporation (the "BUYER"), Buyer Bank, REVERE, MHC, a federally-chartered mutual holding company (the "SELLER"), RFS BANCORP, INC., a federally-chartered stock mid-tier holding company and subsidiary of Seller, and Seller Bank have entered into an Agreement and Plan of Merger, dated as of April 27, 2001, as such agreement may be subsequently amended or modified (the "AGREEMENT AND PLAN OF MERGER"), providing for the merger of the Seller into the Buyer (the "MERGER"); and

         WHEREAS, in connection with the Agreement and Plan of Merger, this Agreement provides for the merger (the "BANK MERGER") of the Seller Bank with and into the Buyer Bank and with Buyer Bank as the surviving bank in accordance with the Massachusetts General Laws, promptly following the consummation of the Merger;

         NOW, THEREFORE, the Buyer Bank and the Seller Bank hereby agree as follows:


                                    ARTICLE I

                                 THE BANK MERGER

         1.01 THE BANK MERGER. The constituent corporations to the Bank Merger shall be the Buyer Bank and the Seller Bank. Subject to the terms and conditions of this Agreement and the Agreement and Plan of Merger, in accordance with
Section 36 of Chapter 172 of the Massachusetts General Laws, at the Effective Time (as defined in Section 1.02 hereof), the Seller Bank shall merge with and into the Buyer Bank. The Buyer Bank shall be the surviving bank (sometimes referred to herein as the "SURVIVING BANK") of the Bank Merger and shall continue its corporate existence as a Massachusetts-chartered savings bank under the Massachusetts General Laws following consummation of the Bank Merger. Upon consummation of the Bank Merger, the separate corporate existence of the Seller Bank shall cease.

         1.02 EFFECTIVE TIME. The Bank Merger shall become effective at 11:59 p.m. on the date that this Agreement and the approval of the Commissioner of Banks of the Commonwealth of Massachusetts are filed with the Secretary of State of the Commonwealth of Massachusetts. The term "EFFECTIVE TIME" shall be the date and time when the Bank Merger becomes effective.

         1.03 EFFECTS OF THE BANK MERGER. At and after the Effective Time, the Bank Merger shall have the effects provided herein and set forth in the applicable provisions of the Massachusetts General Laws. Without limiting the generality of the foregoing and subject thereto, all the property, rights, privileges, powers and franchises of the Seller Bank and the Buyer Bank shall vest in the Surviving Bank, and all debts, liabilities, obligations, restrictions, disabilities and duties of the Seller Bank and the Buyer Bank shall become the debts, liabilities, obligations, restrictions, disabilities and duties of the Surviving Bank.

         1.04 ARTICLES OF ORGANIZATION. At the Effective Time, the Articles of Organization of the Buyer Bank, as in effect immediately prior to the Effective Time, shall be the Articles of Organization of the Surviving Bank, until thereafter amended in accordance with applicable law and such Articles of Organization.

         1.05 BY-LAWS. At the Effective Time, the By-Laws of the Buyer Bank, as in effect immediately prior to the Effective Time, shall be the By-Laws of the Surviving Bank until thereafter amended in accordance with applicable law, the Articles of Organization of the Surviving Bank and such By-Laws.

         1.06 NAME. At the Effective Time, the name of the Surviving Bank shall be "DANVERS SAVINGS BANK," until thereafter amended in accordance with applicable law and the Articles of Organization of the Surviving Bank.

         1.07 CAPITAL STOCK. Unless otherwise determined by the Buyer Bank prior to the Effective Time by delivery to the Seller Bank of an addendum to this Agreement, from and after the Effective Time, the total number of shares and the par value of each class of stock that the Surviving Bank shall be authorized to issue shall be the same as the number of shares and the par value of each class of stock that the Buyer Bank is authorized to issue immediately prior to the Effective Time, until thereafter amended in accordance with applicable law and the Articles of Organization of the Surviving Bank.

         1.08 DIRECTORS AND OFFICERS.

         (a) The initial directors of the Surviving Bank shall consist of (i) the directors of the Buyer Bank immediately prior to the Effective Time, (ii) and the President and Chief Executive Officer of the Seller Bank, and (iii) such other current director of the Seller Bank as shall be determined by the Buyer Bank.

         (b) For one year after the Effective Time, the Seller Bank will function as a division of the Buyer (the "DIVISION"), during which time the President and Chief Executive Officer of the Seller Bank immediately prior to the Effective Date will serve as President and Chief Executive Officer of the Division. Certain officers, as set forth on EXHIBIT 1 hereto, of the Buyer Bank and the Seller Bank immediately prior to the Effective Time shall be the initial officers of the Surviving Bank, in each case until their respective successors are duly elected or appointed and qualified. In addition, the Buyer will form an advisory board (the "ADVISORY BOARD") consisting of those current directors of Seller set forth on EXHIBIT 2. The Advisory Board shall meet quarterly and shall have an initial term of one (1) year with the expiration of a one(1) year renewal. Annual Advisory board fees will equal $5,000 per non-employee advisory director.

         1.09 MAIN OFFICE. At the Effective Time, the main office of the Surviving Bank shall be located in Danvers, Massachusetts.


                                   ARTICLE II
                                 REPRESENTATIONS

         Each of the Buyer Bank and the Seller Bank represents that this Agreement has been duly authorized, executed and delivered by such party and constitutes a legal, valid and binding obligation of such party, enforceable against it in accordance with the terms hereof.

                                   ARTICLE III
                                   TERMINATION

         Consummation of the Bank Merger contemplated hereunder is conditioned upon the satisfaction of all conditions set forth in Article VI of the Agreement and Plan of Merger. This Agreement shall terminate and forthwith become void automatically and without any action on the part of the Buyer Bank or the Seller Bank immediately upon the termination of the Agreement and Plan of Merger in accordance with Article VII thereof, and there shall be no further liability on the part of the Buyer Bank or the Seller Bank upon such termination.

         IN WITNESS WHEREOF, the Buyer Bank and the Seller Bank have each caused this Agreement to be executed as a sealed instrument by their duly authorized officers as of the day and year first above written.



                                            DANVERS SAVINGS BANK

Attest:
                                            By: /s/ Kevin T. Bottomley
/s/ Rebecca S. Skerry                           ---------------------------
--------------------------                  Name:  Kevin T. Bottomley
Clerk                                       Title: President and CEO


                                            REVERE FEDERAL SAVINGS BANK

Attest:
                                            By: /s/ James J. McCarthy
/s/ Ernest F. Becker                            ---------------------------
--------------------------                  Name:  James J. McCarthy
Secretary                                   Title: President and CEO

                             FIRST AMENDMENT TO THE
                           AGREEMENT AND PLAN OF MERGER
                             (BANK MERGER AGREEMENT)

         AMENDMENT TO AGREEMENT AND PLAN OF MERGER, dated as of August 3, 2001 (this "AMENDMENT"), by and between DANVERS SAVINGS BANK, a Massachusetts-chartered savings bank (the "BUYER BANK"), and REVERE FEDERAL SAVINGS BANK, a federally-chartered stock savings association (the "SELLER BANK"). Each of Buyer Bank and Seller Bank is sometimes individually referred to herein as a "party" and collectively as the "parties."

         WHEREAS, the parties entered into that certain Agreement and Plan of Merger dated as of April 27, 2001, as amended on June 5, 2001 (the "Bank Merger Agreement"); and

         WHEREAS, the parties desire to amend the Bank Merger Agreement as provided herein.

         NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the parties agree as follows:

1.       Article I of the Bank Merger Agreement shall be amended as follows:

                  1.01 THE BANK MERGER. The constituent corporations to the Bank Merger shall be the Buyer Bank and the Seller Bank. Subject to the terms and conditions of this Agreement and the Agreement and Plan of Merger, in accordance with Section 36 of Chapter 172 of the Massachusetts General Laws, at the Effective Time (as defined in
         Section 1.02 hereof), the Seller Bank shall merge with and into the Buyer Bank. The Buyer Bank shall pay cash consideration ("Cash Consideration") to the holders of rights to receive such Cash Consideration, pursuant to a reverse stock split described fully in
         Section 1.01 of the Agreement and Plan of Merger, dated as of April 27, 2001, by and among Danvers Bancorp, Inc., Buyer Bank, Revere, MHC, RFS Bancorp, Inc., and Seller Bank, as amended June 5, 2001, incorporated herein by reference. The Buyer Bank shall be the surviving bank (sometimes referred to herein as the "SURVIVING BANK") of the Bank Merger and shall continue its corporate existence as a Massachusetts-chartered savings bank under the Massachusetts General Laws following consummation of the Bank Merger. Upon consummation of the Bank Merger, the separate corporate existence of the Seller Bank shall cease.

                  1.08     DIRECTORS AND OFFICERS.

                  (b) Certain officers, as set forth on EXHIBIT 1 hereto, of the Buyer Bank and the Seller Bank immediately prior to the Effective Time shall be the initial officers of the Surviving Bank, in each case until their respective successors are duly elected or appointed and qualified. In addition, the Buyer will form an advisory board (the "ADVISORY BOARD") consisting of those current directors of Seller set forth on EXHIBIT 2. The Advisory Board shall meet quarterly and shall have an initial term of one (1) year with the expiration of a one(1) year renewal. Annual Advisory board fees will equal

         $5,000 per non-employee advisory director. The Advisory Board will advise Buyer on business matters related to Seller's primary market area.


3. All provisions of the Bank Merger Agreement not specifically modified hereby shall continue in full force and effect.

4. All capitalized terms not otherwise defined herein shall have the meaning set forth in the Bank Merger Agreement.

         IN WITNESS WHEREOF, the Buyer and the Seller have caused this Agreement to be executed as a sealed instrument as of the date first written above by their respective officers thereunto duly authorized.



                                       DANVERS SAVINGS BANK

Attest:

/s/ Rebecca S. Skerry                  By: /s/ Kevin T. Bottomley
------------------------------------      -------------------------------------
Clerk                                     Kevin T. Bottomley
                                          Title:  President and Chief Executive
                                                  Officer


                                       REVERE FEDERAL SAVINGS BANK

Attest:

/s/ Ernest F. Becker                   By: /s/ James J. McCarthy
------------------------------------      -------------------------------------
Secretary                                 James J. McCarthy
                                          Title:  President and Chief Executive
                                                  Officer

                                                                  Appendix C

                       ----------------------------------

                               PROPOSED AMENDMENT
                                     TO THE
                              FEDERAL STOCK CHARTER
                                       OF
                                RFS BANCORP, INC.
                       ----------------------------------

         The proposed amendment to Section 5 of the Federal Stock Charter of RFS Bancorp, Inc. is as follows:

                  "SECTION 5: CAPITAL STOCK. The total number of shares of all classes of the capital stock that the Company has the authority to issue is 6,000,000 of which 5,000,000 shares shall be common stock, par value $4,947.67 per share, and of which 1,000,000 shares shall be serial preferred stock, no par value per share. The shares may be issued from time to time as authorized by the Board of Directors without the approval of the stockholders, except as otherwise provided in this Section 5 or to the extent that such approval is required by governing law, rule, or regulation. The consideration for the issuance of the shares shall be paid in full before their issuance and shall not be less than the par or stated value. Neither promissory notes nor future services shall constitute payment or part payment for the issuance of shares of the Stock Holding Company. The consideration for the shares shall be cash, tangible or intangible property (to the extent direct investment in such property would be permitted to the Company), labor or services actually performed for the Company, or any combination of the foregoing. In the absence of actual fraud in the transaction, the value of such property, labor, or services, as determined by the Board of Directors of the Company, shall be conclusive. Upon payment of such consideration, such shares shall be deemed to be fully paid and nonassessable. In the case of a stock dividend, that part of the retained earnings of the Company which is transferred to common stock or paid-in capital accounts upon the issuance of shares as a stock dividend shall be deemed to be the consideration for their issuance;"

                                                                   Appendix D

                     [Letterhead of Ryan, Beck and Co., LLC]

June 5, 2001

The Board of Directors
RFS Bancorp, Inc.
310 Broadway
Revere, MA 02151

The Board of Directors
Revere, MHC
310 Broadway
Revere, MA 02151

Members of the Boards:

You have requested our opinion as investment bankers that the consideration to be received in the Merger (the "Merger") between RFS Bancorp, Inc. ("RFS Bancorp"), Revere, MHC ("Revere MHC"), Revere Federal Savings Bank ("Revere Savings"), and Danvers Bancorp, Inc. ("Danvers") and Danvers Savings Bank ("Danvers Bank"), pursuant to the Agreement and Plan of Merger dated April 27, 2001 as amended on June 5, 2001, ("Merger Agreement") is fair to the minority stockholders of RFS Bancorp common stock from a financial point of view. You have also requested our opinion as to the fairness of the Depositor Conversion, as hereinafter defined, from a financial point of view to the members of Revere MHC as depositors of Revere Savings. You have requested that we review these opinions on an inseparable basis and not evaluate the fairness to minority stockholders of RFS Bancorp or members of Revere MHC separately.

Pursuant to the Merger Agreement, on the Effective Date, the Board of Directors of RFS Bancorp will increase the par value of RFS Bancorp Common Stock and declare a reverse stock split whereby each stockholder of RFS Bancorp will receive 1/494,767 shares of RFS Bancorp Common Stock for each outstanding share of RFS Bancorp Common Stock (the "Reverse Stock Split"). Each stockholder will then be paid $22.75 per share, before giving effect to the Reverse Stock Split, in cash, in lieu of issuing fractional shares. After the Reverse Stock Split, RFS Bancorp will exchange its federal stock holding company charter for an interim federal stock savings association charter (the "Interim Entity"). The Interim Entity will merge with and into Revere Savings with Revere Savings as the surviving entity. Revere MHC will then merge with and into Danvers with Danvers as the surviving entity. Finally, Revere Savings will merge with and into Danvers Bank with Danvers Bank as the surviving entity. The members of Revere MHC who are the depositors of Revere Savings, shall be provided with liquidation and stock

RFS Bancorp, Inc.
June 5, 2001
Page 2

subscription rights of the same nature in Danvers Bank as they had in Revere MHC (the "Depositor Conversion").

Ryan, Beck & Co., LLC as a customary part of its investment banking business, is engaged in the valuation of financial institutions and their securities in connection with mergers and acquisitions and other corporate transactions. In conducting our investigation and analysis of the Merger, we have met with members of senior management of RFS Bancorp to discuss RFS Bancorp's operations, historical financial statements, strategic plans and future prospects. We have reviewed and analyzed material prepared in connection with the Merger, including but not limited to the following: (i) the Merger Agreement and related documents; (ii) RFS Bancorp's Annual Reports to Stockholders and Annual Reports on Form 10-KSB for the years ended September 30, 2000 and 1999 and RFS Bancorp's Quarterly Reports on Form 10-QSB for the periods ended December 31, 2000, June 30, 2000, March 31, 2000 and December 31, 1999; (iii) Danvers' Audited Financial Statements for the years ended December 31, 2000, 1999 and 1998 and Call Reports filed with the Federal Deposit Insurance Corporation for the quarters ended March 31, 2001, September 30, 2000, June 30, 2000 and March 31, 2000; (iv)
certain operating and financial information provided to Ryan, Beck by the management of RFS Bancorp relating to its business and prospects; (v) the publicly available financial data of thrift organizations which Ryan, Beck deemed generally comparable to RFS Bancorp; (vi) the historical stock prices and trading volume of RFS Bancorp's common stock; (vii) an analysis of the pro forma impact on stockholders of RFS Bancorp and depositors of Revere Savings of alternative strategies as an independent institution, including the option of remaining in mutual holding company form and various options regarding the timing and pro forma impact of a second step conversion; (viii) the financial terms of other recently completed second step conversions of mutual holding companies and (ix) Danvers' financial condition as of December 31, 2000 with respect to Danvers' ability to complete the Merger from a cash and capital perspective, and the impact of the Merger on Danvers' tangible equity. We also conducted or reviewed such other studies, analyses, inquiries and examinations as we deemed appropriate.

While we have taken care in our investigation and analyses, we have relied upon and assumed the accuracy, completeness and fairness of the financial and other information provided to us by the respective institutions or which was publicly available and have not assumed any responsibility for independently verifying such information. We have also relied upon the management of RFS Bancorp as to the reasonableness and achievability of the financial and operating forecasts and projections (and the assumptions and bases therefor) provided to us and in certain instances we have made certain adjustments to such financial and operating forecasts which in our judgment were appropriate under the circumstances. In addition, we have assumed with your consent that such forecasts and projections reflect the best currently available estimates and judgments of management. Ryan, Beck is not an expert in evaluating loan and lease portfolios for purposes of assessing the adequacy of the allowances for losses. Therefore, Ryan, Beck has not assumed any responsibility for making an independent evaluation of the adequacy of the allowance for loan losses set forth in the balance sheets of RFS Bancorp and Danvers at December 31, 2000, and Ryan, Beck assumed such allowances were adequate and complied fully

RFS Bancorp, Inc.
June 5, 2001
Page 3

with applicable law, regulatory policy, sound banking practice and policies of the Securities and Exchange Commission as of the date of such financial statements. We also assumed that the Merger in all respects is, and will be consummated in compliance with all laws and regulations applicable to RFS Bancorp and Danvers and their respective subsidiaries. In rendering our opinion, we have assumed that in the course of obtaining the necessary regulatory approvals, no adverse conditions will be imposed on Danvers. We have not made or obtained any independent evaluations or appraisals of the assets and liabilities of either RFS Bancorp or Danvers or their respective subsidiaries, nor have we reviewed any individual loan files of RFS Bancorp or Danvers or their respective subsidiaries.

In conducting our analysis and arriving at our opinion as expressed herein, we have considered such financial and other factors, as we have deemed appropriate in the circumstances. Our opinion is necessarily based on economic, market and other conditions and projections as they exist and can be evaluated on the date hereof.

We have been retained by the Boards of Directors of RFS Bancorp and Revere MHC as an independent contractor to act as financial advisor to RFS Bancorp and Revere MHC with respect to the Merger and will receive a fee for our services, a significant portion of which is contingent upon consummation of the Merger. Ryan, Beck has not had an investment banking relationship with Danvers. Ryan, Beck has previously served as a financial advisor to RFS Bancorp and Revere MHC. Ryan, Beck's research department does not provide published investment analysis on RFS Bancorp other than the inclusion of a full conversion worksheet as part of a periodic review of mutual holding companies. Ryan, Beck does make a market in RFS Bancorp's common stock.

In the ordinary course of our business as a broker-dealer, we may actively trade equity securities of RFS Bancorp for our own account and the account of our customers and, accordingly, may at any time hold a long or short position in such securities.

Our opinion is directed to the Boards of Directors of RFS Bancorp and Revere MHC and does not constitute a recommendation to any stockholder of RFS Bancorp as to how such stockholder should vote at any stockholder meeting held in connection with the Merger. Our opinion may not be used or circulated for any purpose or used in any proxy statement without our consent.

Based upon and subject to the foregoing it is our opinion as investment bankers that the consideration in the Merger as provided and described in the Merger Agreement is fair to the minority holders of RFS Bancorp common stock from a financial point of view and the Depositor Conversion is fair to members of Revere MHC, as depositors of Revere Savings from a financial point of view.

Very truly yours,

/s/ Ryan, Beck & Co., LLC

                        [Letterhead of Ryan, Beck & Co.]





August 3, 2001

The Board of Directors
RFS Bancorp, Inc.
310 Broadway
Revere, Massachusetts 02151

The Board of Directors
Revere, MHC
310 Broadway
Revere, Massachusetts 02151


                  Re:  CONSENT OF RYAN, BECK & CO., LLC


Members of the Boards:

         We hereby consent to the inclusion in the proxy statement of RFS Bancorp, Inc. of our opinion attached thereto and to the reference to such opinion and to our firm therein. In giving such consent, we do not admit (i) that we come within the category of persons whose consent is required under
Section 7 of the Securities Act of 1933, as amended (the "Securities Act") and the rules and regulations of the Securities and Exchange Commission issued thereunder or (ii) that we are experts with respect to any part of the proxy statement within the meaning of the term "experts" as issued in the Securities Act and the rules and regulations of the Securities and Exchange Commission promulgated herein.



     /s/ DAVID P. DOWNS
     -----------------------------------
By   David P. Downs
     Managing Director


Livingston, New Jersey
August 3, 2001

                                                                 Appendix E

                                VOTING AGREEMENT

         This Voting Agreement (the "Agreement") is made and entered into as of April 27, 2001, by and between Danvers Bancorp, Inc., a Massachusetts corporation ("Buyer"), and the undersigned stockholders (each, a "Stockholder" and collectively, the "Stockholders") of RFS Bancorp, Inc., a federally-chartered stock mid-tier holding company (the "Company") who together constitute all of the officers and directors of the Company.

                                    RECITALS

         WHEREAS, Buyer, Danvers Saving Bank (the "Buyer Bank"), the Company, Revere, MHC (the "Seller") and Revere Federal Savings Bank (the "Seller Bank") have entered into an Agreement and Plan of Merger, dated April 27, 2001 (as may be amended, the "Merger Agreement"), which provides for the merger (the "Merger") of Seller with and into Buyer, and the merger of Seller Bank with and into Buyer Bank.

         WHEREAS, each Stockholder is the record holder and beneficial owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of the number of shares of the outstanding common stock, par value $.01 per share, of the Company as is set forth under such Stockholder's name below (the "Shares").

         WHEREAS, Buyer desires the Stockholders to agree, and the Stockholders are willing to agree, not to transfer or otherwise dispose of any of the Shares, or any other shares of capital stock of the Company acquired hereunder and prior to the Termination Date (as defined in Section 1.1 below, except as otherwise permitted hereby), and to vote the Shares and any other such shares of capital stock of the Company in a manner so as to facilitate consummation of the Proposed Transaction (as defined in the Merger Agreement), as provided herein.

         NOW, THEREFORE, intending to be legally bound, the parties agree as follows:

         1. AGREEMENT TO RETAIN SHARES.

            1.1 TRANSFER AND ENCUMBRANCE. Other than as provided herein, until the Termination Date, each Stockholder shall not hereafter (a) sell, tender, transfer, pledge, encumber, assign or otherwise dispose of any of the Shares or New Shares (as defined in Section 1.2 below), (b) deposit any Shares or New Shares into a voting trust or enter into a voting agreement or arrangement with respect to such Shares or New Shares or grant any proxy or power of attorney with respect thereto, (c) enter into any contract, option or other arrangement or undertaking with respect to the direct or indirect sale, transfer, pledge, encumbrance, assignment or other disposition of any Shares or New Shares, or (d) take any action that would make any representation or warranty of the Stockholders contained herein untrue or incorrect or have the effect of preventing or disabling any Stockholder from performing such Stockholder's obligations under this Agreement. Notwithstanding the restrictions set forth in this Section 1.1, nothing shall prohibit Stockholder from transferring the Shares or New Shares provided the person or entity to whom such Shares or New Shares are transferred agrees to be bound by the terms of the Agreement. As used herein, the term "Termination Date" shall mean the earlier to occur of (i) the Effective Time (as defined in the Merger Agreement); and (ii) such date and time as the Merger Agreement shall be terminated pursuant to
Article VII thereof.

            1.2 ADDITIONAL PURCHASES. Each Stockholder agrees that any shares of capital stock of the Company that such Stockholder purchases or with respect to which such Stockholder otherwise acquires beneficial ownership after the execution of this Agreement and prior to the Termination Date ("New Shares") shall be subject to the terms and conditions of this Agreement to the same extent as if they constituted Shares.

         2. AGREEMENT TO VOTE SHARES. At every meeting of the stockholders of the Company called with respect to any of the following matters, and at every adjournment thereof, and on every action or approval by written consent of the stockholders of the Company with respect to any of the following matters, each Stockholder shall vote the Shares and any New Shares: (i) in favor of approval of the Amendment (as defined in the Merger Agreement) and the Proposed Transaction and any matter necessary for consummation of the Proposed Transaction; (ii) against (x) approval of any Acquisition Proposal (as defined in the Merger Agreement), (y) any proposal for any action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company or Seller Bank under the Merger Agreement or which could result in any of the conditions of the Company's or Seller Bank's obligations under the Merger Agreement not being fulfilled, and
(z) any action which could reasonably be expected to impede, interfere with, delay, postpone or materially adversely affect consummation of the Proposed Transaction; and (iii) in favor of any other matter necessary for consummation of the Proposed Transaction which is considered at any such meeting of stockholders or in such consent, and in connection therewith to execute any documents which are necessary or appropriate in order to effectuate the foregoing or, at the request of Buyer, to permit Buyer to vote such Shares and New Shares directly.

         3. IRREVOCABLE PROXY. Each Stockholder hereby revokes any and all previous proxies granted with respect to such Stockholder's Shares. Each Stockholder hereby grants a proxy appointing Buyer as such Stockholder's attorney-in-fact and proxy, with full power of substitution and resubstitution, for and in such Stockholder's name, to vote all Shares that such Stockholder is entitled to vote or give consent in accordance with the obligations of the Stockholders set forth in Section 2 above. The proxy granted by Stockholder pursuant to this Section 3 is irrevocable and is granted in consideration of Buyer entering into this Agreement and the Merger Agreement and incurring certain related fees and expenses. Each Stockholder intends this proxy to be irrevocable and coupled with an interest hereafter until the expiration of this Agreement, as provided in Section 8 hereof. At Buyer's request, each Stockholder shall perform such further acts and execute such further documents as may be required to vest in Buyer the sole power to vote the Shares during the term of the proxy granted herein in accordance with the terms of the proxy granted herein.

         4. REPRESENTATIONS, WARRANTIES AND COVENANTS OF STOCKHOLDERS.
Each Stockholder hereby represents, warrants and covenants to Buyer as follows:

            4.1 DUE AUTHORITY. Stockholder has full power, corporate or otherwise, and authority to execute and deliver this Agreement and to perform its obligations hereunder. This

Agreement has been duly executed and delivered by or on behalf of Stockholder and constitutes a legal, valid and binding obligation of Stockholder, enforceable against Stockholder in accordance with its terms.

            4.2 NO CONFLICT; CONSENTS. (a) The execution and delivery of this Agreement by Stockholder do not, and the performance by Stockholder of the obligations under this Agreement and the compliance by Stockholder with any provisions hereof do not and will not, (i) conflict with or violate any law, statute, rule, regulation, order, writ, judgment or decree applicable to Stockholder or the Shares, or (ii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the Shares pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Stockholder is a party or by which Stockholder or the Shares are bound.

            (b) The execution and delivery of this Agreement by Stockholder do not, and the performance of this Agreement by Stockholder will not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority by Stockholder except for applicable requirements, if any, of the Exchange Act, and except where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, could not prevent or delay the performance by Stockholder of his or her obligations under this Agreement in any material respect.

            4.3 OWNERSHIP OF SHARES. Stockholder (i) is the beneficial owner of the Shares, which at the date hereof are, and at all times up until the Termination Date will be, free and clear of any liens, claims, options, charges, proxies or voting restrictions or other encumbrances, and (ii) does not beneficially own any shares of capital stock of the Company other than the Shares.

         5. NO LIMITATION ON DISCRETION AS DIRECTOR. Notwithstanding anything herein to the contrary, the covenants and agreements set forth herein shall not prevent a Stockholder who is serving on the Board of Directors of the Company from exercising his or her duties and obligations as a Director of the Company or otherwise taking any action, subject to the applicable provisions of the Merger Agreement, while acting in such capacity as a director of the Company.

         6. ADDITIONAL DOCUMENTS. Each Stockholder hereby covenants and agrees to execute and deliver any additional documents necessary or desirable, in the reasonable opinion of Buyer to carry out the intent of the Agreement.

         7. CONSENT AND WAIVER. Each Stockholder hereby gives any consents or waivers that are reasonably required for the consummation of the Proposed Transaction under the terms of any agreements to which such Stockholder is a party or pursuant to any rights such Stockholder may have.

         8. TERMINATION. This Agreement shall terminate and shall have no further force or effect as of the Termination Date.

         9. APPRAISAL AND DISSENTERS RIGHTS. Each Stockholder hereby waives and agrees not to assert, demand or exercise any rights of appraisal or dissenters in connection with the Amendment or any of the Proposed Transactions.

        10. MISCELLANEOUS.

            10.1 SEVERABILITY. If any term or other provision of this Agreement is determined to be invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

            10.2 BINDING EFFECT AND ASSIGNMENT. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but, except as otherwise specifically provided herein, neither this Agreement nor any of the rights, interests or obligations of the parties hereto may be assigned by either party without the prior written consent of each other party.

            10.3 AMENDMENTS AND MODIFICATIONS. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto.

            10.4 SPECIFIC PERFORMANCE; INJUNCTIVE RELIEF. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof or was otherwise breached. It is accordingly agreed that the parties shall be entitled to specific relief hereunder, including, without limitation, an injunction or injunctions to prevent and enjoin breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof, in any state or federal court in the Commonwealth of Massachusetts, in addition to any other remedy to which they may be entitled at law or in equity. Any requirements for the securing or posting of any bond with respect to any such remedy are hereby waived.

            10.5 NOTICES. All notices, requests, claims, demands and other communications hereunder shall be in writing and sufficient if delivered in person, by cable, telegram or facsimile (with confirmation of receipt), or sent by mail (registered or certified mail, postage prepaid, return receipt requested) or overnight courier (prepaid) to the respective parties as follows:

                  If to Buyer:              Danvers Bancorp, Inc.
                                            1 Conant Street
                                            Danvers, MA 01923
                                            Attention: Kevin Bottomley

                  with a copy to:           Goodwin Procter  LLP
                                            Exchange Place
                                            Boston, MA 02109
                                            Attention: William P. Mayer, Esq.

                  If to the Stockholder:    To the address for notice set forth
                                            on the last page hereof

                  with a copy to:           Thacher Proffitt & Wood
                                            1700 Pennsylvania Avenue
                                            Washington DC 20006
                                            Attention: Richard A. Schaberg

or to such other address as any party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective upon receipt.

            10.6 GOVERNING LAW; JURISDICTION AND VENUE. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof. All disputes, claims or controversies arising out of this Agreement, or the negotiation, validity or performance of this Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts without regard to its rules of conflict of laws. Buyer and each Stockholder hereby irrevocably and unconditionally consents to submit to the sole and exclusive jurisdiction of the courts of the Commonwealth of Massachusetts and of the United States District Court for the District of Massachusetts (the "MASSACHUSETTS COURTS") for any litigation arising out of or relating to this Agreement, or the negotiation, validity or performance of this Agreement (and agrees not to commence any litigation relating thereto except in such courts), waives any objection to the laying of venue of any such litigation in the Massachusetts Courts and agrees not to plead or claim in any Massachusetts Court that such litigation brought therein has been brought in any inconvenient forum. Each of the parties hereto agrees, (a) to the extent such party is not otherwise subject to service of process in the Commonwealth of Massachusetts, to appoint and maintain an agent in the Commonwealth of Massachusetts as such party's agent for acceptance of legal process, and (b) that service of process may also be made on such party by prepaid certified mail with a proof of mailing receipt validated by the United States Postal Service constituting evidence of valid service. Service made pursuant to (a) or (b) above shall have the same legal force and effect as if served upon such party personally within the Commonwealth of Massachusetts.

            10.7 ENTIRE AGREEMENT. This Agreement contains the entire understanding of the parties in respect of the subject matter hereof, and supersedes all prior negotiations and understandings between the parties with respect to such subject matter.

            10.8 COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.

            10.9 EFFECT OF HEADINGS. The section headings herein are for convenience only and shall not affect the construction or interpretation of this Agreement.

            10.10 NO AGREEMENT UNTIL EXECUTED. Irrespective of negotiations among the parties or the exchanging of drafts of this Agreement, this Agreement shall not constitute or be deemed to evidence a contract, agreement, arrangement or understanding between the parties hereto unless and until (i) the Board of Directors of the Company has approved the Amendment and the Preposed Transaction, (ii) the Merger Agreement is executed by all parties thereto, and
(iii) this Agreement is executed by all parties hereto.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed on the date and year first above written.

                                          DANVERS BANCORP, INC.


                                          By:
                                              -----------------------------
                                               Name:
                                               Title:

                                          STOCKHOLDERS:


                                          ---------------------------------
                                          Name:

                                          Stockholder's Address for Notice:

                                          -----------------------------------

                                          -----------------------------------

                                          Shares beneficially owned:

                                          _______ shares of Common Stock of RFS
                                          Bancorp, Inc.


                                          ---------------------------------
                                          Name:

                                          Stockholder's Address for Notice:

                                          -----------------------------------

                                          -----------------------------------

                                          Shares beneficially owned:

                                          _______ shares of Common Stock of RFS
                                          Bancorp, Inc.

                                VOTING AGREEMENT

         This Voting Agreement (the "Agreement") is made and entered into as of April 27, 2001, by and between Danvers Bancorp, Inc., a Massachusetts corporation ("Buyer"), and the undersigned stockholder (the "Stockholder") of RFS Bancorp, Inc., a federally-chartered stock mid-tier holding company (the "Company").

                                    RECITALS

         WHEREAS, Buyer, Danvers Saving Bank (the "Buyer Bank"), the Company, Stockholder and Revere Federal Savings Bank (the "Seller Bank") have entered into an Agreement and Plan of Merger, dated April 27, 2001 (as may be amended, the "Merger Agreement"), which provides for the merger (the "Merger") of Stockholder with and into Buyer, and the merger of Seller Bank with and into Buyer Bank.

         WHEREAS, the Stockholder is the record holder and beneficial owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of such number of shares of the outstanding common stock, par value $.01 per share, of the Company as is indicated on the final page of this Agreement (the "Shares").

         WHEREAS, Buyer desires the Stockholder to agree, and the Stockholder is willing to agree, not to transfer or otherwise dispose of any of the Shares, or any other shares of capital stock of the Company acquired hereunder and prior to the Termination Date (as defined in Section 1.1 below, except as otherwise permitted hereby), and to vote the Shares and any other such shares of capital stock of the Company in a manner so as to facilitate consummation of the Proposed Transaction (as defined in the Merger Agreement), as provided herein.

         NOW, THEREFORE, intending to be legally bound, the parties agree as follows:

         1. AGREEMENT TO RETAIN SHARES.

            1.1 TRANSFER AND ENCUMBRANCE. Other than as provided herein, until the Termination Date, Stockholder shall not hereafter (a) sell, tender, transfer, pledge, encumber, assign or otherwise dispose of any of the Shares or New Shares (as defined in Section 1.2 below), (b) deposit any Shares or New Shares into a voting trust or enter into a voting agreement or arrangement with respect to such Shares or New Shares or grant any proxy or power of attorney with respect thereto, (c) enter into any contract, option or other arrangement or undertaking with respect to the direct or indirect sale, transfer, pledge, encumbrance, assignment or other disposition of any Shares or New Shares, or (d) take any action that would make any representation or warranty of Stockholder contained herein untrue or incorrect or have the effect of preventing or disabling Stockholder from performing Stockholder's obligations under this Agreement. As used herein, the term "Termination Date" shall mean the earlier to occur of (i) the Effective Time (as defined in the Merger Agreement); and (ii) such date and time as the Merger Agreement shall be terminated pursuant to
Article VII thereof.

            1.2 ADDITIONAL PURCHASES. Stockholder agrees that any shares of capital stock of the Company that Stockholder purchases or with respect to which Stockholder otherwise acquires beneficial ownership after the execution of this Agreement and prior to the Termination Date ("New Shares") shall be subject to the terms and conditions of this Agreement to the same extent as if they constituted Shares.

         2. AGREEMENT TO VOTE SHARES. At every meeting of the stockholders of the Company called with respect to any of the following matters, and at every adjournment thereof, and on every action or approval by written consent of the stockholders of the Company with respect to any of the following matters, Stockholder shall vote the Shares and any New Shares: (i) in favor of approval of the Merger Agreement and the Proposed Transaction and any matter necessary for consummation of the Proposed Transaction; (ii) against (x) approval of any Acquisition Proposal (as defined in the Merger Agreement), (y) any proposal for any action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company or Seller Bank under the Merger Agreement or which could result in any of the conditions of the Company's or Seller Bank's obligations under the Merger Agreement not being fulfilled, and (z) any action which could reasonably be expected to impede, interfere with, delay, postpone or materially adversely affect consummation of the Proposed Transaction; and (iii) in favor of any other matter necessary for consummation of the Proposed Transaction which is considered at any such meeting of stockholders or in such consent, and in connection therewith to execute any documents which are necessary or appropriate in order to effectuate the foregoing or, at the request of Buyer, to permit Buyer to vote such Shares and New Shares directly.

         3. IRREVOCABLE PROXY. Stockholder hereby revokes any and all previous proxies granted with respect to such Stockholder's Shares. Stockholder hereby grants a proxy appointing Buyer as such Stockholder's attorney-in-fact and proxy, with full power of substitution and resubstitution, for and in such Stockholder's name, to vote all Shares that such Stockholder is entitled to vote or give consent in accordance with the obligations of the Stockholders set forth in Section 2 above. The proxy granted by Stockholder pursuant to this Section 3 is irrevocable and is granted in consideration of Buyer entering into this Agreement and the Merger Agreement and incurring certain related fees and expenses. Stockholder intends this proxy to be irrevocable and coupled with an interest hereafter until the expiration of this agreement, as provided in
Section 8 hereof. At Buyer's request, Stockholder shall perform such further acts and execute such further documents as may be required to vest in Buyer the sole power to vote the Shares during the term of the proxy granted herein in accordance with the terms of the proxy granted herein.

         4. REPRESENTATIONS, WARRANTIES AND COVENANTS OF STOCKHOLDER. Stockholder hereby represents, warrants and covenants to Buyer as follows:

            4.1 DUE AUTHORITY. Stockholder has full power, corporate or otherwise, and authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement has been duly executed and delivered by or on behalf of Stockholder and constitutes a legal, valid and binding obligation of Stockholder, enforceable against Stockholder in accordance with its terms.

            4.2 NO CONFLICT; CONSENTS. (a) The execution and delivery of this Agreement by Stockholder do not, and the performance by Stockholder of the obligations under this Agreement and the compliance by Stockholder with any provisions hereof do not and will not, (i) conflict with or violate any law, statute, rule, regulation, order, writ, judgment or decree applicable to Stockholder or the Shares, (ii) conflict with or violate Stockholder's charter, bylaws or other organizational documents, if applicable, or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the Shares pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Stockholder is a party or by which Stockholder or the Shares are bound.

            (b) The execution and delivery of this Agreement by Stockholder do not, and the performance of this Agreement by Stockholder will not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority by Stockholder except for applicable requirements, if any, of the Exchange Act, and except where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, could not prevent or delay the performance by Stockholder of his or her obligations under this Agreement in any material respect.

            4.3 OWNERSHIP OF SHARES. Stockholder (i) is the beneficial owner of the Shares, which at the date hereof are, and at all times up until the Termination Date will be, free and clear of any liens, claims, options, charges, proxies or voting restrictions or other encumbrances, and (ii) does not beneficially own any shares of capital stock of the Company other than the Shares.

         5. NO LIMITATION ON DISCRETION AS DIRECTOR. Notwithstanding anything herein to the contrary, the covenants and agreements set forth herein shall not prevent representatives or designees of Stockholder who are serving on the Board of Directors of the Company from exercising his or their duties and obligations as a Director of the Company or otherwise taking any action, subject to the applicable provisions of the Merger Agreement, while acting in such capacity as a director of the Company.

         6. ADDITIONAL DOCUMENTS. Stockholder hereby covenants and agrees to execute and deliver any additional documents necessary or desirable, in the reasonable opinion of Buyer to carry out the intent of the Agreement.

         7. CONSENT AND WAIVER. Stockholder hereby gives any consents or waivers that are reasonably required for the consummation of the Proposed Transaction under the terms of any agreements to which Stockholder is a party or pursuant to any rights Stockholder may have.

         8. TERMINATION. This Agreement shall terminate and shall have no further force or effect as of the Termination Date.

         9. APPRAISAL AND DISSENTERS RIGHTS. Stockholder hereby waives and agrees not to assert, demand or exercise any rights of appraisal or dissenters in connection with the Merger or any of the Proposed Transactions.

         10. MISCELLANEOUS.

            10.1 SEVERABILITY. If any term or other provision of this Agreement is determined to be invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

            10.2 BINDING EFFECT AND ASSIGNMENT. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but, except as otherwise specifically provided herein, neither this Agreement nor any of the rights, interests or obligations of the parties hereto may be assigned by either party without the prior written consent of the other.

            10.3 AMENDMENTS AND MODIFICATIONS. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto.

            10.4 SPECIFIC PERFORMANCE; INJUNCTIVE RELIEF. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof or was otherwise breached. It is accordingly agreed that the parties shall be entitled to specific relief hereunder, including, without limitation, an injunction or injunctions to prevent and enjoin breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof, in any state or federal court in the Commonwealth of Massachusetts, in addition to any other remedy to which they may be entitled at law or in equity. Any requirements for the securing or posting of any bond with respect to any such remedy are hereby waived.

            10.5 NOTICES. All notices, requests, claims, demands and other communications hereunder shall be in writing and sufficient if delivered in person, by cable, telegram or facsimile (with confirmation of receipt), or sent by mail (registered or certified mail, postage prepaid, return receipt requested) or overnight courier (prepaid) to the respective parties as follows:

                  If to Buyer:              Danvers Bancorp, Inc.
                                            1 Conant Street
                                            Danvers, MA 01923
                                            Attention: Kevin Bottomley
                  with a copy to:           Goodwin Procter  LLP
                                            Exchange Place
                                            Boston, MA 02109
                                            Attention: William P. Mayer, Esq.

                  If to the Stockholder:    To the address for notice set forth
                                            on the last page hereof

                  with a copy to:           Thacher Proffitt & Wood
                                            1700 Pennsylvania Avenue
                                            Washington DC 20006
                                            Attention: Richard A. Schaberg

or to such other address as any party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective upon receipt.

            10.6 GOVERNING LAW; JURISDICTION AND VENUE. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof. All disputes, claims or controversies arising out of this Agreement, or the negotiation, validity or performance of this Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts without regard to its rules of conflict of laws. Each of Buyer and Stockholder hereby irrevocably and unconditionally consents to submit to the sole and exclusive jurisdiction of the courts of the Commonwealth of Massachusetts and of the United States District Court for the District of Massachusetts (the "MASSACHUSETTS COURTS") for any litigation arising out of or relating to this Agreement, or the negotiation, validity or performance of this Agreement (and agrees not to commence any litigation relating thereto except in such courts), waives any objection to the laying of venue of any such litigation in the Massachusetts Courts and agrees not to plead or claim in any Massachusetts Court that such litigation brought therein has been brought in any inconvenient forum. Each of the parties hereto agrees, (a) to the extent such party is not otherwise subject to service of process in the Commonwealth of Massachusetts, to appoint and maintain an agent in the Commonwealth of Massachusetts as such party's agent for acceptance of legal process, and (b) that service of process may also be made on such party by prepaid certified mail with a proof of mailing receipt validated by the United States Postal Service constituting evidence of valid service. Service made pursuant to (a) or (b) above shall have the same legal force and effect as if served upon such party personally within the Commonwealth of Massachusetts.

            10.7 ENTIRE AGREEMENT. This Agreement contains the entire understanding of the parties in respect of the subject matter hereof, and supersedes all prior negotiations and understandings between the parties with respect to such subject matter.

            10.8 COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.

            10.9 EFFECT OF HEADINGS. The section headings herein are for convenience only and shall not affect the construction of interpretation of this Agreement.

            10.10 NO AGREEMENT UNTIL EXECUTED. Irrespective of negotiations among the parties or the exchanging of drafts of this Agreement, this Agreement shall not constitute or be deemed to evidence a contract, agreement, arrangement or understanding between the parties hereto unless and until (i) the Board of Directors of the Company has approved the possible acquisition of the Shares by Buyer pursuant to this Agreement, (ii) the Merger Agreement is executed by all parties thereto, and (iii) this Agreement is executed by all parties hereto.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed on the date and year first above written.

                                      DANVERS BANCORP, INC.


                                      By:_________________________________
                                           Name:
                                           Title:

                                      STOCKHOLDER:

                                      REVERE, MHC


                                      By:_________________________________
                                           Name:
                                           Title:

                                      Stockholder's Address for Notice:

                                      310 Broadway
                                      Revere, MA 02151

                                      Shares beneficially owned:

                                      494,767 shares of Common Stock of RFS
                                      Bancorp, Inc.

                                                                    Appendix F

SS. 552.14 DISSENTER AND APPRAISAL RIGHTS.

(a) RIGHT TO DEMAND PAYMENT OF FAIR OR APPRAISED VALUE. Except as provided in paragraph (b) of this section, any stockholder of a Federal stock association combining in accordance with ss. 552.13 of this part shall have the right to demand payment of the fair or appraised value of his stock: PROVIDED, That such stockholder has not voted in favor of the combination and complies with the provisions of paragraph (c) of this section.

(b) EXCEPTIONS. No stockholder required to accept only qualified consideration for his or her stock shall have the right under this section to demand payment of the stock's fair or appraised value, if such stock was listed on a national securities exchange or quoted on the National Association of Securities Dealers' Automated Quotation System ("NASDAQ") on the date of the meeting at which the combination was acted upon or stockholder action is not required for a combination made pursuant to ss.552.13(h)(2) of this part. "Qualified consideration" means cash, shares of stock of any association or corporation which at the effective date of the combination will be listed on a national securities exchange or quoted on NASDAQ, or any combination of such shares of stock and cash.

(c) PROCEDURE--(1) NOTICE. Each constituent Federal stock association shall notify all stockholders entitled to rights under this section, not less than twenty days prior to the meeting at which the combination agreement is to be submitted for stockholder approval, of the right to demand payment of appraised value of shares, and shall include in such notice a copy of this section. Such written notice shall be mailed to stockholders of record and may be part of management's proxy solicitation for such meeting.

(2) DEMAND FOR APPRAISAL AND PAYMENT. Each stockholder electing to make a demand under this section shall deliver to the Federal stock association, before voting on the combination, a writing identifying himself or herself and stating his or her intention thereby to demand appraisal of and payment for his or her shares. Such demand must be in addition to and separate from any proxy or vote against the combination by the stockholder.

(3) NOTIFICATION OF EFFECTIVE DATE AND WRITTEN OFFER. Within ten days after the effective date of the combination, the resulting association shall:

(i) Give written notice by mail to stockholders of constituent Federal stock associations who have complied with the provisions of paragraph (c)(2) of this section and have not voted in favor of the combination, of the effective date of the combination;

(ii) Make a written offer to each stockholder to pay for dissenting shares at a specified price deemed by the resulting association to be the fair value thereof; and

(iii) Inform them that, within sixty days of such date, the respective requirements of paragraphs (c)(5) and (c)(6) of this section (set out in the notice) must be satisfied.

The notice and offer shall be accompanied by a balance sheet and statement of income of the association the shares of which the dissenting stockholder holds, for a fiscal year ending not more than sixteen months before the date of notice and offer, together with the latest available interim financial statements.

(4) ACCEPTANCE OF OFFER. If within sixty days of the effective date of the combination the fair value is agreed upon between the resulting association and any stockholder who has complied with the provisions of paragraph (c)(2) of this section, payment therefor shall be made within ninety days of the effective date of the combination.

(5) PETITION TO BE FILED IF OFFER NOT ACCEPTED. If within sixty days of the effective date of the combination the resulting association and any stockholder who has complied with the provisions of paragraph (c)(2) of this section do not agree as to the fair value, then any such stockholder may file a petition with the Office, with a copy by registered or certified mail to the resulting association, demanding a determination of the fair market value of the stock of all such stockholders. A stockholder entitled to file a petition under this section who fails to file such petition within sixty days of the effective date of the combination shall be deemed to have accepted the terms offered under the combination.

(6) STOCK CERTIFICATES TO BE NOTED. Within sixty days of the effective date of the combination, each stockholder demanding appraisal and payment under this section shall submit to the transfer agent his certificates of stock for notation thereon that an appraisal and payment have been demanded with respect to such stock and that appraisal proceedings are pending. Any stockholder who fails to submit his or her stock certificates for such notation shall no longer be entitled to appraisal rights under this section and shall be deemed to have accepted the terms offered under the combination.

(7) WITHDRAWAL OF DEMAND. Notwithstanding the foregoing, at any time within sixty days after the effective date of the combination, any stockholder shall have the right to withdraw his or her demand for appraisal and to accept the terms offered upon the combination.

(8) VALUATION AND PAYMENT. The Director shall, as he or she may elect, either appoint one or more independent persons or direct appropriate staff of the Office to appraise the shares to determine their fair market value, as of the effective date of the combination, exclusive of any element of value arising from the accomplishment or expectation of the combination. Appropriate staff of the Office shall review and provide an opinion on appraisals prepared by independent persons as to the suitability of the appraisal methodology and the adequacy of the analysis and supportive data. The Director after consideration of the appraisal report and the advice of the appropriate staff shall, if he or she concurs in the valuation of the shares, direct payment by the resulting association of the appraised fair market value of the shares, upon surrender of the certificates representing such stock. Payment shall be made, together with interest from the effective date of the combination, at a rate deemed equitable by the Director.

(9) COSTS AND EXPENSES. The costs and expenses of any proceeding under this section may be apportioned and assessed by the Director as he or she may deem equitable against all or some of the parties. In making this determination the Director shall consider whether any party has acted arbitrarily, vexatiously, or not in good faith in respect to the rights provided by this section.

(10) VOTING AND DISTRIBUTION. Any stockholder who has demanded appraisal rights as provided in paragraph (c)(2) of this section shall thereafter neither be entitled to vote such stock for any purpose nor be entitled to the payment of dividends or other distributions on the stock (except dividends or other distribution payable to, or a vote to be taken by stockholders of record at a date which is on or prior to, the effective date of the combination): PROVIDED, That if any stockholder becomes unentitled to appraisal and payment of appraised value with respect to such stock and accepts or is deemed to have accepted the terms offered upon the combination, such stockholder shall thereupon be entitled to vote and receive the distributions described above.

(11) STATUS. Shares of the resulting association into which shares of the stockholders demanding appraisal rights would have been converted or exchanged, had they assented to the combination, shall have the status of authorized and unissued shares of the resulting association.

                                                               REVOCABLE PROXY

                                RFS BANCORP, INC.
    PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF RFS BANCORP, INC.
         FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD      , 2001

         The undersigned hereby appoints Arno P. Bommer, Ernest F. Becker and James J. McCarthy, or each of them, with full power to act alone, and with full power of substitution, to represent the undersigned and to vote, as designated below and upon any and all other matters that may properly be brought before such meeting, all shares of common stock that the undersigned would be entitled to vote at a Special Meeting of Stockholders of RFS Bancorp, Inc. ("RFS Bancorp"), a federally chartered stock holding company, to be held at 310 Broadway, Revere, Massachusetts, on ______________, 2001 at __:__ _.m.,
local time, or any adjournments thereof, for the following purposes:

     1. To approve the Agreement and Plan of Merger dated April 27, 2001, as amended, (the "Merger Agreement") by and among RFS Bancorp, Revere Federal Savings Bank, and Revere, MHC, Danvers Savings Bank and Danvers Bancorp, Inc., and the transactions contemplated by the Merger Agreement. The Merger Agreement is enclosed with the accompanying proxy statement as APPENDIX A.

         [  ] For                    [  ]  Against                [  ]  Abstain

     2. To approve a proposal to amend Section 5 of the federal stock holding company charter of RFS Bancorp that would increase the par value per share from $.01 to $4,947.67 in connection with the transactions contemplated by the Merger Agreement (the "Charter Amendment"). The proposed Charter Amendment is enclosed with the accompanying proxy statement as APPENDIX C.

         [  ] For                    [  ]  Against                [  ]  Abstain

     3. To adjourn the special meeting, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the Special Meeting to approve Proposals 1 and 2.

     4. In their discretion, the proxies are authorized to vote upon any other business that may properly come before the meeting, or any adjournment thereof. The Board is not aware at this time of any such business.

         [  ] For                    [  ]  Against                [  ]  Abstain

         THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE STOCKHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR" APPROVAL OF PROPOSALS 1, 2, 3 AND 4.


----------------------------                      -----------------------------
Print Name                                        Signature

/ / I (We) plan to attend the special meeting.
                                                  -----------------------------
                                                  Signature

                                                  Dated:
                                                        -----------------------
                                                  (If signing as Attorney,
                                                  Administrator, Executor,
                                                  Guardian or Trustee, please
                                                  add your title as such).

                   PLEASE MARK, SIGN, DATE AND RETURN PROMPTLY

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE MERGER
                       AGREEMENT AND THE CHARTER AMENDMENT